Exhibit 5.01

March 12, 2007

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: (212) 906-1200 Fax: (212) 751-4864
www.lw.com

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File No. 024896-0044
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
     Re: Registration Statement on Form S-3 (Reg. No. 333-135092).
Ladies and Gentlemen:
     In connection with the registration of $750,000,000 in aggregate principal amount of 6 7/8% Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Notes (the “Guarantees”) by Allied Waste Industries, Inc., a Delaware corporation (“Allied”), and each of the entities listed on Schedules A through KK hereto (each, including Allied, a “Guarantor” and, collectively, the “Guarantors”), under the Securities Act of 1933, as amended (the “Act”), on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2006 (Reg. No. 333-135092), as amended (the “Registration Statement”), a prospectus contained therein, dated June 16, 2006, as supplemented by a prospectus supplement, dated February 26, 2007, filed with the Commission pursuant to Rule 424(b) under the Act (together, the “Prospectus”), you have requested our opinion with respect to the matters set forth below.
     The Notes and the related Guarantees were issued pursuant to a supplemental indenture, dated March 12, 2007 (the “Eighteenth Supplemental Indenture”), to an indenture, dated December 23, 1998, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture” and, together with the Eighteenth Supplemental Indenture, the “Indenture”). The Notes and Guarantees were issued on the terms set forth in the Prospectus. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus contained in the Registration Statement, other than as to the enforceability of the Notes and the Guarantees.

March 12, 2007

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company and the Guarantors in connection with the authorization and issuance of the Notes and the Guarantees, respectively. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:
(a)	the Indenture, the Notes and the Guarantees; and

(b)	the Certificates of Incorporation and Bylaws or similar governing documents of the Company, Allied and each of the Guarantors listed on Schedules A, B and C hereto (the “Identified Guarantors”).
     With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the States of New York and California and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. The Notes have been duly authorized by all necessary corporate action of the Company and are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2. The notation of the Guarantee of each of the Identified Guarantors has been duly authorized by each of the Identified Guarantors and are the legally valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms.
     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion

March 12, 2007

with respect to (a) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (d) waivers of broadly or vaguely stated rights, (e) covenants not to compete, (f) provisions for exclusivity, election or cumulation of rights or remedies, (g) provisions authorizing or validating conclusive or discretionary determinations, (h) grants of setoff rights, (i) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety, (j) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (m) the severability, if invalid, of provisions to the foregoing effect. We express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, or compliance with fiduciary duty requirements (without limiting other laws excluded by customary practice).
     With your consent, we have assumed (a) that the Indenture has been duly authorized, executed and delivered by, and constitutes a legally valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; and (b) that the status of the Indenture, the Notes and the Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     With respect to the Guarantors listed on Schedule D hereto, we rely on the opinion of Burr & Forman LLP attached hereto as Exhibit I, special Alabama counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule E hereto, we rely on the opinion of Fennemore Craig, P.C. attached hereto as Exhibit II, special Arizona counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule F hereto, we rely on the opinion of Faegre & Benson LLP attached hereto as Exhibit III, special Colorado counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedules G, P, AA, JJ and H hereto, we rely on the opinion of Hunton & Williams LLP attached hereto as Exhibits IV, V, VI, VII and VIII, respectively, special Florida, Maryland, North Carolina, Virginia and Georgia counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has duly authorized and executed the Guarantees.

March 12, 2007

     With respect to the Guarantors listed on Schedule I hereto, we rely on the opinion of EchoHawk Law Offices, PLLC attached hereto as Exhibit IX, special Idaho counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule J hereto, we rely on the opinion of Reed Smith Sachnoff & Weaver, Ltd. attached hereto as Exhibit X, special Illinois counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule K hereto, we rely on the opinion of Plews Shadley Racher & Braun LLP attached hereto as Exhibit XI, special Indiana counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule L hereto, we rely on the opinion of Fisher, Ehrhart & McCright attached hereto as Exhibit XII, special Iowa counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule M and U hereto, we rely on the opinion of Lathrop & Gage L.C. attached hereto as Exhibit XIII, special Kansas and Missouri counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule N hereto, we rely on the opinion of Stites & Harbison, PLLC attached hereto as Exhibit XIV, special Kentucky counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule O hereto, we rely on the opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, LLP attached hereto as Exhibit XV, special Louisiana counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule Q hereto, we rely on the opinion of Foley Hoag LLP attached hereto as Exhibit XVI, special Massachusetts counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule R hereto, we rely on the opinion of Libby Law Offices attached hereto as Exhibit XVII, special Michigan counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.

March 12, 2007

     With respect to the Guarantors listed on Schedule S hereto, we rely on the opinion of Rider Bennett, LLP attached hereto as Exhibit XVIII, special Minnesota counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule T hereto, we rely on the opinion of Brunini, Grantham, Grower & Hewes, PLLC attached hereto as Exhibit XIX, special Mississippi counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantor listed on Schedule V, we rely on the opinion of Doney Crowley Bloomquist Payne Uda, P.C. attached hereto as Exhibit XX, special Montana Counsel, that such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantor listed on Schedule W hereto, we rely on the opinion of Crosby Guenzel LLP attached hereto as Exhibit XXI, special Nebraska counsel, that such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantor listed on Schedule X hereto, we rely on the opinion of Kummer Kaempfer Bonner Renshaw & Ferrario attached hereto as Exhibit XXII, special Nevada counsel, that such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule Y hereto, we rely on the opinion of Windels Marx Lane & Mittendorf, LLP attached hereto as Exhibit XXIII, special New Jersey counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantor listed on Schedule Z hereto, we rely on the opinion of Rodey, Dickason, Sloan Akin & Robb, P.A. attached hereto as Exhibit XXIV, special New Mexico counsel, that such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule BB hereto, we rely on the opinion of Vorys, Sater, Seymour and Pease LLP attached hereto as Exhibit XXV, special Ohio counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule CC hereto, we rely on the opinion of McAfee & Taft A Professional Corporation attached hereto as Exhibit XXVI, special Oklahoma counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.

March 12, 2007

     With respect to the Guarantors listed on Schedule DD hereto, we rely on the opinion of Ramis Crew Corrigan LLP attached hereto as Exhibit XXVII, special Oregon counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule EE hereto, we rely on the opinion of Reed Smith LLP attached hereto as Exhibit XXVIII, special Pennsylvania counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule FF hereto, we rely on the opinion of Nelson Mullins Riley & Scarborough LLP attached hereto as Exhibit XXIX, special South Carolina counsel, that, each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule GG hereto, we rely on the opinion of Bass, Berry & Sims PLC attached hereto as Exhibit XXX, special Tennessee counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule HH hereto, we rely on the opinion of Fulbright & Jaworski L.L.P. attached hereto as Exhibit XXXI, special Texas counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule II hereto, we rely on the opinion of Ray Quinney & Nebeker, P.C. attached hereto as Exhibit XXXII, special Utah counsel, that each such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     With respect to the Guarantors listed on Schedule KK hereto, we rely on the opinion of Williams, Kastner, & Gibbs, PLLC attached hereto as Exhibit XXXIII, special Washington counsel, that each such Guarantor is duly organized and validly existing under the laws of its jurisdiction of organization and has duly authorized and executed the Guarantees.
     All of the descriptions of the opinions provided by the Special State Counsels set forth above are qualified in their entirety by reference to the specific opinions, which are all attached hereto as Exhibits.
     This opinion is for your benefit in connection with the registration of the Notes and the Guarantees and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to your Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that

March 12, 2007

we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

March 12, 2007

Schedule A
California Subsidiary Guarantors
Allied Waste of California, Inc.
Allied Waste Transfer Services of California, LLC
Borrego Landfill, Inc.
Browning-Ferris Industries of California, Inc.
Charter Evaporation Resource Recovery Systems
Delta Container Corporation
Delta Paper Stock, Co.
Elder Creek Transfer & Recovery, Inc.
Forward, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
International Disposal Corp. of California
Keller Canyon Landfill Company
La Cañada Disposal Company, Inc.
Lathrop Sunrise Sanitation Corporation
Otay Landfill, Inc.
Palomar Transfer Station, Inc.
Ramona Landfill, Inc.
San Diego Landfill Systems, LLC
San Marcos NCRRF, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal Service, Inc.
Sycamore Landfill, Inc.
Schedule B
Delaware Subsidiary Guarantors
Abilene Landfill TX, LP
Allied Enviroengineering, Inc.
Allied Gas Recovery Systems, L.L.C.
Allied Green Power, Inc.
Allied Nova Scotia, Inc.
Allied Services, LLC
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Environmental Management Group, LLC
Allied Waste Holdings (Canada) Ltd.
Allied Waste Industries, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste North America, Inc.
Allied Waste of New Jersey-New York, LLC
Allied Waste Recycling Services of New Hampshire, LLC
Allied Waste Rural Sanitation, Inc.

March 12, 2007

Allied Waste Services of North America, LLC
Allied Waste Sycamore Landfill, LLC
Allied Waste Systems Holdings, Inc.
Allied Waste Systems of Indiana, LLC
Allied Waste Systems, Inc.
Allied Waste Transportation, Inc.
Allied Waste Transfer Services of Arizona, LLC
Allied Waste Transfer Services of Rhode Island, LLC
American Disposal Services of Illinois, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Services, Inc.
American Disposal Transfer Services of Illinois, Inc.
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
Attwoods of North America, Inc.
AWIN Leasing Company, Inc.
AWIN Management, Inc.
BBCO, Inc.
BFGSI, L.L.C.
BFI Atlantic, Inc.
BFI Energy Systems of Albany, Inc.
BFI Energy Systems of Delaware County, Inc.
BFI Energy Systems of Hempstead, Inc.
BFI Energy Systems of Niagara II, Inc.
BFI Energy Systems of Niagara, Inc.
BFI Energy Systems of SEMASS, Inc.
BFI Energy Systems of Southeastern Connecticut, Inc.
BFI Energy Systems of Southeastern Connecticut, Limited Partnership
BFI International, Inc.
BFI REF-FUEL, INC.
BFI Trans River (GP), Inc.
BFI Transfer Systems of Alabama, LLC
BFI Transfer Systems of DC, LLC
BFI Transfer Systems of Georgia, LLC
BFI Transfer Systems of Maryland, LLC
BFI Transfer Systems of Mississippi, LLC
BFI Transfer Systems of Texas, LP
BFI Transfer Systems of Virginia, LLC
BFI Waste Services of Indiana, LP
BFI Waste Services of Tennessee, LLC
BFI Waste Services of Texas, LP
BFI Waste Services, LLC
BFI Waste Systems of Alabama, LLC
BFI Waste Systems of Arkansas, LLC

March 12, 2007

BFI Waste Systems of Georgia, LLC
BFI Waste Systems of Indiana, LP
BFI Waste Systems of Kentucky, LLC
BFI Waste Systems of Louisiana, LLC
BFI Waste Systems of Mississippi, LLC
BFI Waste Systems of Missouri, LLC
BFI Waste Systems of North America, Inc.
BFI Waste Systems of North Carolina, LLC
BFI Waste Systems of South Carolina, LLC
BFI Waste Systems of Tennessee, LLC
BFI Waste Systems of Virginia, LLC
Blue Ridge Landfill TX, LP
Bond County Landfill, Inc.
Brenham Total Roll-Offs, LP
Bridgeton Landfill, LLC
Bridgeton Transfer Station, LLC
Browning-Ferris Financial Services, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries, LLC
Browning-Ferris Services, Inc.
Brundidge Landfill, LLC
Brunswick Waste Management Facility, LLC
Butler County Landfill, LLC
Camelot Landfill TX, LP
CC Landfill, Inc.
Chilton Landfill, LLC
Cocopah Landfill, Inc.
Copper Mountain Landfill, Inc.
County Disposal (Ohio), Inc.
County Disposal, Inc.
County Landfill, Inc.
Courtney Ridge Landfill, LLC
Crow Landfill TX, L.P.
D & L Disposal L.L.C.
E Leasing Company, LLC
ECDC Environmental of Humboldt County, Inc.
ECDC Holdings, Inc.
Ellis County Landfill TX, LP
Ellis Scott Landfill MO, LLC
Environmental Development Corp.
Environtech, Inc.
Envotech-Illinois L.L.C.
Evergreen Scavenger Service, L.L.C.

March 12, 2007

Evergreen Scavenger Services, Inc.
Forest View Landfill, LLC
Fort Worth Landfill TX, LP
Galveston County Landfill TX, LP
General Refuse Rolloff Corp.
Georgia Recycling Services, Inc.
Giles Road Landfill TX, LP
Golden Triangle Landfill TX, LP
Great Lakes Disposal Service, Inc.
Great Plains Landfill OK, LLC
Greenwood Landfill TX, LP
Gulf West Landfill TX, LP
H Leasing Company, LLC
Itasca Landfill TX, LP
Jefferson City Landfill, LLC
Kerrville Landfill TX, LP
Lee County Landfill SC, LLC
Lemons Landfill, LLC
Lewisville Landfill TX, LP
Liberty Waste Holdings, Inc.
Liberty Waste Services Limited, L.L.C.
Liberty Waste Services of McCook, L.L.C.
Little Creek Landing, LLC
Local Sanitation of Rowan County, L.L.C.
Lucas County Land Development, Inc.
Mars Road TX, LP
McCarty Road Landfill TX, LP
Mesquite Landfill TX, LP
Mexia Landfill TX, LP
Mountain Home Disposal, Inc.
N Leasing Company, LLC
NationsWaste, Inc.
Ncorp, Inc.
New York Waste Services, LLC
Northeast Landfill, LLC
Ottawa County Landfill, Inc.
Packerton Land Company, L.L.C.
Panama Road Landfill, TX, L.P.
Pine Hill Farms Landfill TX, LP
Pinecrest Landfill OK, LLC
Pleasant Oaks Landfill TX, LP
Polk County Landfill, LLC
Rio Grande Valley Landfill TX, LP
Risk Services, Inc.
Royal Oaks Landfill TX, LP

March 12, 2007

S Leasing Company, LLC
Sand Valley Holdings, L.L.C.
Sangamon Valley Landfill, Inc.
Show-Me Landfill, LLC
Southeast Landfill, LLC
Southwest Landfill TX, LP
Standard Waste, Inc.
Taylor Ridge Landfill, Inc.
Tennessee Union County Landfill, Inc.
Tessman Road Landfill TX, LP
Turkey Creek Landfill TX, LP
Victoria Landfill TX, LP
Wayne County Landfill IL, Inc.
Webster Parish Landfill, L.L.C.
Whispering Pines Landfill TX, LP
Willow Ridge Landfill, LLC
Schedule C
New York Subsidiary Guarantors
Allied Waste Niagara Falls Landfill, LLC
Allied Waste of Long Island, Inc.
Allied Waste Transfer Services of New York, LLC
Browning-Ferris Industries of New York, Inc.
CECOS International, Inc.
Island Waste Services Ltd.
Menands Environmental Solutions, LLC
Tricil (N.Y.), Inc.
Waste Services of New York, Inc.
Wayne County Land Development, LLC
Schedule D
Alabama Subsidiary Guarantors
Alabama Recycling Services, Inc.
Autauga County Landfill, LLC
GEK, Inc.
Schedule E
Arizona Subsidiary Guarantors
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Systems of Arizona, LLC
Apache Junction Landfill Corporation
Central Arizona Transfer, Inc.

March 12, 2007

Mesa Disposal, Inc.
Midway Development Company, Inc.
Pinal County Landfill Corp.
Summit Waste Systems, Inc.
Tri-State Refuse Corporation
Schedule F
Colorado Subsidiary Guarantors
Allied Waste Systems of Colorado, LLC
Bunting Trash Service, Inc.
Denver RL North, Inc.
Frontier Waste Services (Colorado), LLC
Schedule G
Florida Subsidiary Guarantors
Allied Waste Transfer Services of Florida, LLC
Delta Dade Recycling Corp.
Delta Resources Corp.
Delta Site Development Corp.
Delta Waste Corp.
Gulfcoast Waste Service, Inc.
Manumit of Florida, Inc.
Schedule H
Georgia Subsidiary Guarantors
Allied Waste Hauling of Georgia, Inc.
Allied Waste Industries of Georgia, Inc.
Gateway Landfill, LLC
Golden Waste Disposal, Inc.
Price & Sons Recycling Company
S & S Recycling, Inc.
Schedule I
Idaho Subsidiary Guarantors
Ada County Development Company, Inc.
Allied Waste Services of Page, Inc.
American Sanitation, Inc.

March 12, 2007

Schedule J
Illinois Subsidiary Guarantors
ADS of Illinois, Inc.
Allied Waste Industries of Illinois, Inc.
Area Disposal, Inc.
Borrow Pit Corp.
Brickyard Disposal & Recycling, Inc.
Environmental Reclamation Company
Fred Barbara Trucking Co., Inc.
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Illinois Valley Recycling, Inc.
Ingrum Waste Disposal, Inc.
Kankakee Quarry, Inc.
LandComp Corporation
Lee County Landfill, Inc.
Liberty Waste Services of Illinois, L.L.C.
Loop Recycling, Inc.
Loop Transfer, Incorporated
Northlake Transfer, Inc.
RCS, Inc.
Roxana Landfill, Inc.
Saline County Landfill, Inc.
Shred — All Recycling Systems, Inc.
Streator Area Landfill, Inc.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Tri-State Recycling Services, Inc.
Upper Rock Island County Landfill, Inc.
Schedule K
Indiana Subsidiary Guarantors
Allied Waste Industries of Northwest Indiana, Inc.
Benton County Development Company
Clinton County Landfill Partnership
County Line Landfill Partnership
DTC Management, Inc.
Illiana Disposal Partnership
Jasper County Development Company Partnership
Key Waste Indiana Partnership
Lake County C & D Development Partnership
Newton County Landfill Partnership
Springfield Environmental General Partnership
Tippecanoe County Waste Services Partnership

March 12, 2007

Warrick County Development Company
Wastehaul, Inc.
Schedule L
Iowa Subsidiary Guarantors
Allied Waste Transfer Services of Iowa, LLC
Jetter Disposal, Inc.
Schedule M
Kansas Subsidiary Guarantors
American Disposal Services of Kansas, Inc.
Resource Recovery, Inc.
Sunset Disposal, Inc.
Schedule N
Kentucky Subsidiary Guarantors
Benson Valley Landfill General Partnership
Blue Ridge Landfill General Partnership
Green Valley Landfill General Partnership
Morehead Landfill General Partnership
Schedule O
Louisiana Subsidiary Guarantors
Crescent Acres Landfill, LLC
Frontier Waste Services of Louisiana L.L.C.
Jefferson Parish Development Company, LLC
St. Bernard Parish Development Company, LLC
Schedule P
Maryland Subsidiary Guarantors
Browning-Ferris, Inc.
Prince George’s County Landfill, LLC
Schedule Q
Massachusetts Subsidiary Guarantors
Allied Acquisition Two, Inc.
Allied Waste Services of Massachusetts, LLC
Atlantic Waste Holding Company, Inc.
BFI Transfer Systems of Massachusetts, LLC
BFI Waste Systems of Massachusetts, LLC
Browning-Ferris Industries, Inc. (MA)

March 12, 2007

F. P. McNamara Rubbish Removal, Inc.
Vining Disposal Service, Inc.
Schedule R
Michigan Subsidiary Guarantors
Adrian Landfill, Inc.
Allied Waste Systems of Michigan, LLC
C & C Expanded Sanitary Landfill, LLC
Central Sanitary Landfill, Inc.
Citizens Disposal, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Dinverno, Inc.
Eagle Industries Leasing, Inc.
G. Van Dyken Disposal Inc.
Harland’s Sanitary Landfill, Inc.
Oakland Heights Development, Inc.
Royal Holdings, Inc.
Sanitary Disposal Service, Inc.
Sauk Trail Development, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Schedule S
Minnesota Subsidiary Guarantors
VHG, Inc.
Woodlake Sanitary Service, Inc.
Schedule T
Mississippi Subsidiary Guarantors
Hancock County Development Company, LLC
Harrison County Landfill, LLC
Jackson County Landfill, LLC
Mississippi Waste Paper Company
Schedule U
Missouri Subsidiary Guarantors
Autoshred, Inc.
Belleville Landfill, Inc.
Missouri City Landfill, LLC
Rock Road Industries, Inc.
St. Joseph Landfill, LLC

March 12, 2007

Tate’s Transfer Systems, Inc.
Thomas Disposal Service, Inc.
Schedule V
Montana Subsidiary Guarantors
Allied Waste Systems of Montana, LLC
Schedule W
Nebraska Subsidiary Guarantors
Oscar’s Collection System of Fremont, Inc.
Schedule X
Nevada Subsidiary Guarantors
Browning-Ferris Industries Chemical Services, Inc.
Schedule Y
New Jersey Subsidiary Guarantors
Allied Transfer Systems of New Jersey, LLC
Allied Waste of New Jersey, Inc.
Allied Waste Systems of New Jersey, LLC
American Materials Recycling Corp.
Automated Modular Systems, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Transfer Systems of New Jersey, Inc.
BFI Waste Systems of New Jersey, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Louis Pinto & Son, Inc., Sanitation Contractors
Newco Waste Systems of New Jersey, Inc.
Tom Luciano’s Disposal Service, Inc.
Total Solid Waste Recyclers, Inc.
Schedule Z
New Mexico Subsidiary Guarantors
Allied Waste Industries (New Mexico), Inc.
Schedule AA
North Carolina Subsidiary Guarantors
Allied Waste Transfer Services of North Carolina, LLC
Allied Waste Systems of North Carolina, LLC
Chambers Development of North Carolina, Inc.
Lake Norman Landfill, Inc.

March 12, 2007

Schedule BB
Ohio Subsidiary Guarantors
Allied Waste Transfer Services of Lima, LLC
AWIN Leasing II, LLC
Carbon Limestone Landfill, LLC
Celina Landfill, Inc.
Cherokee Run Landfill, Inc.
County Environmental Landfill, LLC
County Land Development Landfill, LLC
Dempsey Waste Systems II, Inc.
General Refuse Service of Ohio, LLC
Lorain County Landfill, LLC
Lucas County Landfill, LLC
Noble Road Landfill, Inc.
Port Clinton Landfill, Inc.
Preble County Landfill, Inc.
RC Miller Enterprises, Inc.
RC Miller Refuse Service, Inc.
Ross Bros. Waste & Recycling Co.
The Ecology Group, Inc.
Warner Hill Development Company
Williams County Landfill Inc.
Schedule CC
Oklahoma Subsidiary Guarantors
ADS, Inc.
Allied Waste Services of Stillwater, Inc.
American Disposal Services of Missouri, Inc.
BFI Waste Systems of Oklahoma, LLC
Oklahoma City Landfill, L.L.C.
Pittsburg County Landfill, Inc.
Schedule DD
Oregon Subsidiary Guarantors
Allied Waste Transfer Services of Oregon, LLC
Agri-Tech, Inc. of Oregon
Albany-Lebanon Sanitation, Inc.
Bio-Med of Oregon, Inc.
Capitol Recycling and Disposal, Inc.
Corvallis Disposal Co.
Dallas Disposal Co.
Grants Pass Sanitation, Inc.
Keller Drop Box, Inc.

March 12, 2007

McInnis Waste Systems, Inc.
Peltier Real Estate Company
Portable Storage Co.
Rossman Sanitary Service, Inc.
Source Recycling, Inc.
United Disposal Service, Inc.
Valley Landfills, Inc.
Waste Control Systems, Inc.
WDTR, Inc.
Willamette Resources, Inc.
Schedule EE
Pennsylvania Subsidiary Guarantors
Allied Acquisition Pennsylvania, Inc.
Allied Waste Systems of Pennsylvania, LLC
BFI Transfer Systems of Pennsylvania, LLC
BFI Waste Services of Pennsylvania, LLC
Greenridge Reclamation, LLC
Greenridge Waste Services, LLC
New Morgan Landfill Company, Inc.
Schedule FF
South Carolina Subsidiary Guarantors
Flint Hill Road, LLC
NationsWaste Catawba Regional Landfill, Inc.
Schedule GG
Tennessee Subsidiary Guarantors
Allied Waste Industries of Tennessee, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Madison County Development, LLC
Schedule HH
Texas Subsidiary Guarantors
Action Disposal, Inc.
Desarrollo del Rancho La Gloria TX, LP
El Centro Landfill, LP
Frontier Waste Services, L.P.
South Central Texas Land Co. TX, LP
Total Roll-Offs, L.L.C.

March 12, 2007

Schedule II
Utah Subsidiary Guarantors
Allied Waste Transfer Services of Utah, Inc.
ECDC Environmental, L.C.
Frontier Waste Services (Utah), LLC
Wasatch Regional Landfill, Inc.
Schedule JJ
Virginia Subsidiary Guarantors
Cumberland County Development Company, LLC
Obscurity Land Development, LLC
Schedule KK
Washington Subsidiary Guarantors
Rabanco Companies
Rabanco Recycling, Inc.
Rabanco, Ltd.
Regional Disposal Company
WJR Environmental, Inc.

Exhibit I
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Ladies and Gentlemen:
     We have acted as special Alabama counsel to GEK, Inc., an Alabama corporation, Alabama Recycling Services, Inc., an Alabama corporation, and Autauga County Landfill, LLC, an Alabama limited liability company (the “Guarantors”), in connection with their execution of the Senior Guarantees (the “Guarantees”) hereinafter described. In this capacity, we have examined the following documents:
(a)	Senior Guarantees (undated) by Allied Waste Industries, Inc., Guarantors and certain other named guarantors in connection with Allied’s $750,000,000 6-7/8% Senior Notes due 2017;

(b)	The Senior Notes (undated) Nos. 1 and 2 described in subparagraph (a) above (the “Notes”);

(c)	Certain provisions and definitions contained in a copy of the Senior Indenture expressly referred to in the Guarantees (being a Senior Indenture among Allied, U.S. Bank National Association, as trustee (“Trustee”) and the guarantors named therein dated as of December 23, 1998, and a copy of the Eighteenth Supplemental Indenture dated March 12, 2007 among Allied Waste North America, Inc. (“Allied”), Trustee and the guarantors named therein).
     All documents referred to in subparagraphs (a) — (c) above are hereinafter referred to collectively as the “Reviewed Documents.” Additionally, we have examined originals or copies, certified to our satisfaction, of the following:
(i)	With respect to GEK, Inc., a Certificate of Existence issued by the Secretary of State of Alabama dated February 22, 2007 and a Certificate of Good Standing issued by the Alabama Department of Revenue dated February 22, 2007;

(ii)	With respect to Alabama Recycling Services, Inc., a Certificate of Existence issued by the Secretary of State of Alabama dated February 22, 2007 and a Certificate of Good Standing issued by the Alabama Department of Revenue dated February 22, 2007;

Allied Waste North America, Inc.
March 12, 2007

(iii)	With respect to Autauga County Landfill, LLC, a Certificate of Existence issued by the Secretary of State of Alabama dated February 22, 2007, and a Certificate of Good Standing by the Alabama Department of Revenue dated February 22, 2007;

(iv)	A copy of the Articles of Incorporation of GEK, Inc. certified by the Alabama Secretary of State as of February 22, 2007;

(v)	A copy of the Articles of Incorporation of Alabama Recycling Services, Inc. certified by the Alabama Secretary of State as of February 22, 2007;

(vi)	A copy of the Articles of Organization of Autauga County Landfill, LLC certified by the Alabama Secretary of State as of February 22, 2007;

(vii)	A copy of the Amended and Restated By-Laws of GEK, Inc. adopted July 7, 2000, and certified to us by its Secretary;

(viii)	A copy of the Amended and Restated By-Laws of Alabama Recycling Services, Inc. adopted August 7, 1998, and certified to us by its Secretary;

(ix)	A copy of the Operating Agreement of Autauga County Landfill, LLC dated September 11, 2003 and certified to us by the Secretary of its Sole Member;

(x)	Minutes of the Board of Directors of the Corporate Guarantors, including GEK, Inc. and Alabama Recycling Services, Inc., dated February 21, 2007, and Minutes of the LLC Governing Bodies of the Limited Liability Company Guarantors, including Autauga County Landfill, LLC, dated February 21, 2007 (the “Minutes”).

(xi)	Guarantors Incumbency Certificate from Jo Lynn White, Secretary of each of the Guarantors, dated March 12, 2007 (the “Incumbency Certificates”).
     The documents referred to in (i) — (iii) above are referred to as the “Certificates of Public Officials” and those referred to in subparagraphs (iv) — (xi) are referred to herein as the “Organizational and Authority Documents.”
     For the purposes of the opinions expressed below, we have assumed the following:
(a)	All documents submitted to us as originals are authentic, all signatures are genuine, and all documents submitted to us as photostatic, facsimile, certified or notarial copies conform to the originals of such documents.

Allied Waste North America, Inc.
March 12, 2007

(b)	There are no amendments or changes to the versions of the Reviewed Documents or the Organizational and Authority Documents reviewed by us, and the Reviewed Documents and the Organizational and Authority Documents reviewed by us are complete and were signed in the form submitted to us.

(c)	The Reviewed Documents have been duly authorized, executed and delivered by all parties thereto (other than Guarantors) and constitute legal, valid and binding obligations of all such parties (other than Guarantors).

(d)	As to factual matters relevant to our opinion, we have relied solely and without independent verification on the matters set forth in the Reviewed Documents and the Organizational and Authority Documents and have not undertaken any independent or special investigation or verification to determine the existence or absence of any facts relevant to our opinion.
     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:
     1. Based solely upon the Organizational and Authority Documents, GEK, Inc. is a corporation under the laws of the State of Alabama. Based solely upon Certificates of Public Officials, GEK, Inc. is validly existing and in good standing under the laws of the State of Alabama.
     2. Based solely upon the Organizational and Authority Documents, Alabama Recycling Services, Inc. is a corporation under the laws of the State of Alabama. Based solely upon Certificates of Public Officials, Alabama Recycling Services, Inc. is validly existing and in good standing under the laws of the State of Alabama.
     3. Based solely upon the Organizational and Authority Documents, Autauga County Landfill, LLC is a limited liability company under the laws of the State of Alabama. Based solely upon Certificates of Public Officials, Autauga County Landfill, LLC is validly existing and in good standing under the laws of the State of Alabama.
     4. The Guarantees of each of the Guarantors have been duly authorized and duly executed by all necessary corporate or limited liability company action of each respective Guarantor.
     The opinions expressed herein are based upon and are limited to the laws of the State of Alabama, and we express no opinion with respect to the laws of any other state or jurisdiction.

Allied Waste North America, Inc.
March 12, 2007

     Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof, and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.
     This opinion is for your benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon by you and by persons entitled to rely upon it pursuant to Section 11 of the Securities Act of 1933, as amended. We consent to your filing this opinion as an exhibit to Allied’s Current Report on Form 8-K and to the reference of our firm under the heading “Legal Matters.” Otherwise, this opinion may not be relied upon in any manner by any other person or in connection with any other transaction and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior consent.
Very truly yours,
BURR & FORMAN LLP

Exhibit II
Fennemore Craig, p.c.
3003 North Central Avenue, Suite 2600
Phoenix, Arizona 85012-2913
(602) 916-5000

W. T. Eggleston, Jr.
Direct Phone: (602) 916-5328	Law Offices
Direct Fax: (602) 916-5528	Phoenix	(602) 916-5000
wegglest@fclaw.com	Tucson	(520) 879-6800
	Nogales	(520) 281-3480
	Las Vegas	(702) 692-8000
	Denver	(303) 291-3200
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Re:    Indenture dated December 23, 1998 (the “Base Indenture”), and the Eighteenth Supplemental Indenture dated March 12, 2007 (the “Eighteenth Supplemental Indenture” and, together with the Base Indenture, the “2017 Indenture”), among Allied Waste North America, Inc. (the “Company”), the Guarantors named therein and U.S. Bank National Association, as Trustee.
Ladies and Gentlemen:
     We have acted as local Arizona counsel to those Guarantors of the 2017 Indenture specified on Schedule A attached hereto (collectively, the “Arizona Guarantors” and each an “Arizona Guarantor”). Our opinion has been requested in connection with the Senior Guarantees being executed by the Arizona Guarantors (the “Arizona Entity Guarantees”) in connection with the 2017 Indenture. Capitalized terms used herein and not defined herein have the meanings assigned to them in the 2017 Indenture.
I. Documents Reviewed.
     In issuing this opinion, we have reviewed copies of the following documents:
(a)	The 2017 Indenture;

(b)	The Arizona Entity Guarantees;

(c)	The Articles of Incorporation or Articles of Organization for each of the Arizona Guarantors;

(d)	The Bylaws or Operating Agreement of each of the Arizona Guarantors;

Fennemore Craig, p.c.

Allied Waste North America, Inc.
March 12, 2007

     (e) Minutes of the Board of Directors or other governing body of the Arizona Guarantors relating to the Guarantees; and
     (f) A Certificate of Good Standing issued for each of the Arizona Guarantors by the Arizona Corporation Commission (the “Good Standing
          Certificates”).
II. Assumptions.
     With your permission, we have made the following assumptions in connection with this opinion. We have made these assumptions without independent verification, and with the understanding that we are under no duty to inquire or investigate regarding such matters.
     (i) The genuineness of all signatures;
     (ii) The conformity with the original documents of all documents submitted to us as copies;
     (iii) The parties to the 2017 Indenture, the Notes, the Senior Guarantees and the other documents called for to be executed pursuant to the 2017 Indenture (other than the Arizona Guarantors) have been duly formed and are validly existing entities in good standing under the laws of all applicable jurisdictions and have the corporate, partnership or limited liability authority to enter into and perform under such documents;
     (iv) The 2017 Indenture, the Notes, the Senior Guarantees and the other documents called for to be executed pursuant to the 2017 Indenture (other than the Arizona Entity Guarantees) have been duly authorized by the parties thereto;
     (v) The 2017 Indenture, the Notes, the Senior Guarantees and the other documents called for to be executed pursuant to the 2017 Indenture (specifically including the Arizona Entity Guarantees) have been duly executed and delivered by the parties thereto (other than the Arizona Guarantors):
     (vi) The 2017 Indenture, the Notes, Senior Guarantees and the other documents called for to be executed pursuant to the 2017 Indenture (other than the Arizona Entity Guarantees) are valid, binding and enforceable against the parties thereto;
     (vii) All parties will enforce their respective rights in good faith and in circumstances and in a manner that are commercially reasonable and in accordance with applicable law;
     (viii) The laws of the State of New York (which by the terms of the Arizona Entity Guarantees are applicable to such documents) are identical to the laws of the State of Arizona; and

Fennemore Craig, p.c.

Allied Waste North America, Inc.
March 12, 2007

     (ix) The Arizona Entity Guarantees accurately and completely describe and contain the parties’ mutual intent, understanding, and business purposes, and there are no oral or written statements, agreements, understandings, or negotiations that modify or vary any of the terms thereof.
III. Opinions.
     Subject to the foregoing and the qualifications and limitations specified below, we are of the opinion that:
     (1) Each of the Arizona Guarantors is a corporation or limited liability company under the corporate or limited liability company laws of the State of Arizona. Based on the Good Standing Certificates, we confirm that each of the Arizona Guarantors is validly existing and in good standing under the laws of the State of Arizona.
     (2) The Arizona Entity Guarantees have been duly authorized by all necessary corporate or limited liability company action of each respective Arizona Guarantor and duly executed by an authorized officer of each Arizona Guarantor, and each of the Arizona Entity Guarantees is the legally valid and binding obligation of the respective Arizona Guarantor, enforceable against such Arizona Guarantor in accordance with its terms.
IV. Qualifications and Limitations.
     The opinions set forth above are subject to the following qualifications and limitations:
     a. The enforceability of the Arizona Entity Guarantees may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws relating to or affecting the rights of creditors generally, including, without limitation, laws involving conveyances in fraud of creditors and cases under such laws holding that there is not fair consideration for guarantees by a subsidiary of the debts of its parent..
     b. The enforceability of the Arizona Entity Guarantees is subject to general principles of equity.
     c. The enforceability of the Arizona Entity Guarantees is subject to the qualification that certain waivers, procedures, remedies, and other provisions of the Arizona Entity Guarantees may be unenforceable under or limited by the law of the State of Arizona; however, such possible unenforceability or limitations will not render the Arizona Entity Guarantees invalid as a whole or substantially prevent the practical realization of the principal benefits intended by the Arizona Entity Guarantees (except for the economic consequences of procedural or other delay).
     d. We express no opinion as to the perfection or priority of liens or security interests.

Fennemore Craig, p.c.

Allied Waste North America, Inc.
March 12, 2007

     e. The opinions expressed in this letter are based upon the law and facts in effect on the date hereof, and we assume no obligation to update, revise, or supplement this opinion.
     We are licensed to practice law only in the State of Arizona. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Arizona. The opinions expressed above concern only the effect of the laws of the State of Arizona as currently in effect. We assume no obligation to supplement this opinion letter if any applicable laws change after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion letter.
     This opinion may be relied upon by you and by the persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s current report on Form 8-K and to the reference to our firm under the heading “Legal Matters.”
Very truly yours,
FENNEMORE CRAIG, P.C.

Fennemore Craig, p.c.

Allied Waste North America, Inc.
March 12, 2007

SCHEDULE A
Allied Waste Industries (Arizona), Inc., an Arizona corporation
Allied Waste Industries (Southwest), Inc., an Arizona corporation
Apache Junction Landfill Corporation, an Arizona corporation
Central Arizona Transfer, Inc., an Arizona corporation
Mesa Disposal, Inc., an Arizona corporation
Midway Development Company, Inc., an Arizona corporation
Pinal County Landfill Corp., an Arizona corporation
Summit Waste Systems, Inc., an Arizona corporation
Tri-State Refuse Corporation, an Arizona corporation
Allied Waste Systems of Arizona, LLC, an Arizona limited liability company

Exhibit III
FAEGRE & BENSON LLP
3200 Wells Fargo Center, 1700 Lincoln Street
Denver, Colorado 80203-4532
TELEPHONE 303.607.3500
FACSIMILE 303.607.3600
www.faegre.com
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Waste
Phoenix, Arizona 85054
Ladies and Gentlemen:
     We have acted as special local counsel in the State of Colorado to Allied Waste Systems of Colorado, LLC, a Colorado limited liability company (“Allied Colorado”), Bunting Trash Service, Inc., a Colorado corporation (“Bunting”), Denver RL North, Inc., a Colorado corporation (“Denver RL”), and Frontier Waste Services (Colorado), LLC, a Colorado limited liability company (“Frontier” and, together with Allied Colorado, Bunting, and Denver RL, each a “Guarantor” and, collectively, the “Guarantors”) in connection with the registration of $750,000,000 in aggregate principal amount of 6.875% Senior Notes due 2017 (the “Senior Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Senior Notes (each a “Guarantee” and, collectively, the “Guarantees”) by the Guarantors and other guarantors, under the Securities Act of 1933, as amended, on Form S-3ASR filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2006 and updated by that certain prospectus supplement filed with the SEC on February 26, 2007 (as updated, the “Registration Statement”). The Senior Notes and the related Guarantees will be issued pursuant to the Eighteenth Supplemental Indenture, dated March 12, 2007 (the “Eighteenth Supplemental Indenture”), to an indenture, dated December 23, 1998 (the “Base Indenture” and, together with the Eighteenth Supplemental Indenture, the “Indenture”), by and among the Company, the Guarantors, other guarantors, and U.S. Bank National Association, as trustee. The Indenture, the Senior Notes, and the Guarantees are sometimes collectively referred to herein as the “Operative Documents.” Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.
     In rendering this opinion, we have examined, among other things, copies of the following documents:
a.	the Guarantees;

b.	the Indenture;

c.	the Senior Notes;

d.	copies of (a) the minutes of the meeting of the members of Allied Colorado, dated February 21, 2007, approving the Guarantee being provided by Allied Colorado, as provided to us by Latham & Watkins LLP, counsel to the Company (“Latham & Watkins”), (b) the Articles of Organization of Allied Colorado, as filed with the
Colorado            Minnesota            Iowa            London            Frankfurt            Shanghai

Allied Waste North America, Inc.
March 12, 2007

Secretary of State of the State of Colorado on May 12, 2006, and (c) the Operating Agreement of Allied Colorado, dated May 12, 2006, as provided to us by Latham & Watkins;
e.	copies of (a) the minutes of the meeting of the Board of Directors of Bunting, dated February 21, 2007, approving the Guarantee being provided by Bunting, as provided to us by Latham & Watkins, (b) the Articles of Incorporation of Bunting, as filed with the Secretary of State of the State of Colorado on July 19, 1977, and (c) the Amended and Restated By-Laws of Bunting, dated July 7, 2000, as provided to us by Latham & Watkins;

f.	copies of (a) the minutes of the meeting of the Board of Directors of Denver RL, dated February 21, 2007, approving the Guarantee being provided by Denver RL, as provided to us by Latham & Watkins, (b) the Articles of Incorporation of Denver RL, as filed with the Secretary of State of the State of Colorado on March 27, 2000, and (c) the By-Laws of Denver RL, dated March 27, 2000, as provided to us by Latham & Watkins; and

g.	copies of (a) the minutes of the meeting of the members of Frontier, dated February 21, 2007, approving the Guarantee being provided by Frontier, as provided to us by Latham & Watkins, (b) the Articles of Organization of Frontier, as filed with the Secretary of State of the State of Colorado on April 25, 2001, and (c) the Operating Agreement of Frontier, dated May 17, 2001, as provided to us by Latham & Watkins.
     As to any facts material to our opinions expressed below, we have relied upon the assumptions set forth elsewhere herein and upon the originals, or copies authenticated to our satisfaction, of such certificates of the Guarantors and public officials, and such corporate records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, in each case without independent verification thereof.
     While we have not conducted any independent verification of facts upon which our opinions are based, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance cited above is unwarranted. Whenever a statement is qualified by “known to us” or a similar phrase, it is intended to indicate that those attorneys in this firm responsible for preparing this opinion, after consultation with such other attorneys in the firm and review of such documents in our possession as they considered appropriate, do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement.
     In giving the opinions below, we have relied, without investigation, on the following assumptions:

Allied Waste North America, Inc.
March 12, 2007

a.	Natural persons who are involved on behalf of the Guarantors have sufficient legal capacity to enter into and perform the Guarantees.

b.	The Indenture and each Senior Note constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms.

c.	Each document submitted to us for review is accurate and complete, each document submitted to us as an original is authentic, and each document submitted to us as a copy conforms to an authentic original of the executed document, and all signatures on each such document are genuine.
     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:
1.	Each of Bunting and Denver RL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. Each of Allied Colorado and Frontier is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Colorado.

2.	Each Guarantee, and the execution and delivery thereof, has been duly authorized by all corporate or limited liability company action, as applicable, by the respective Guarantor.
     The opinions set forth above are subject to the following qualifications and assumptions:
a.	We are authorized to practice law in the State of Colorado and do not hold ourselves out as experts on the law of any state other than the State of Colorado. Consequently, the foregoing opinions are limited to the laws of the State of Colorado, and we express no opinion as to federal laws or the laws of any other state or jurisdiction. Except as expressly set forth herein, we express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

b.	Our opinion in paragraph 1 above as to the existence and good standing of the Guarantors is based solely upon good standing certificates issued by the Secretary of State of the State of Colorado on February 21, 2007.

c.	The opinions expressed do not address any of the following:
(i)	the statutes and ordinances, administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the federal, state, or regional level) and judicial decisions to the extent that they deal with the foregoing;

Allied Waste North America, Inc.
March 12, 2007

(ii)	fraudulent transfer and fraudulent conveyance laws; or

(iii)	usury laws.
d.	We express no opinion with respect to the financial status or the financial ability of any of the Guarantors to meet its obligations under the applicable Guarantee.

e.	We express no opinion as to whether a subsidiary may guarantee or otherwise become liable for indebtedness incurred by its parent, except to the extent that such subsidiary may be determined to have benefited from the incurrence of such indebtedness, or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by the parent are directly or indirectly made available to such subsidiary for its corporate purposes.

f.	We express no opinion as to, and assume no obligation to advise you of, any subsequent changes in the laws of the State of Colorado applicable to the matters set forth in this opinion or any subsequent changes in the facts on which this opinion is rendered. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
     This opinion is for the Company’s benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon only by the Company, by Latham & Watkins in connection with its opinion to you dated the date hereof to which our opinion will be attached as Exhibit III, and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. This opinion may not be relied upon by any other person or for any other purpose without our express written consent. We consent to the filing by the Company of this opinion as an exhibit to the Company’s current report on Form 8-K. However, this consent should not be construed as an indication that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

FAEGRE & BENSON LLP

By:	/s/ Douglas R. Wright
Douglas R. Wright

Exhibit IV

HUNTON & WILLIAMS LLP
1111 BRICKELL AVENUE
SUITE 2500
MIAMI, FLORIDA 33131-1802

TEL 305 • 810 • 2500
FAX 305 • 810 • 2460

FILE NO: 32746.146
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Allied Waste North America, Inc., et al.
Registration Statement on Form S-3 (Reg. No. 333-135092)
Ladies and Gentlemen:
          In connection with the registration of $750,000,000 in aggregate principal amount of 6⅞% Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Notes by Allied Waste Industries, Inc., a Delaware corporation, and certain of its affiliates and subsidiaries (collectively, the “Guarantors”), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on June 16, 2006 (the “Registration Statement”), we have acted as your special Florida counsel, and you have requested our opinion, with respect to the matters set forth below relating to the entities identified on Schedule A to this opinion (the “Identified Guarantors”) and the Guarantees of such Identified Guarantors endorsed on the Notes (the “Guarantees”).
          The Notes and the Guarantees will be issued pursuant to an eighteenth supplemental indenture dated as of March 12, 2007 (the “Eighteenth Supplemental Indenture”), to an indenture, dated December 23, 1998 (the “Base Indenture”, which together with the Eighteenth Supplemental Indenture is referred to herein as the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee. The Indenture, the Notes and the Guarantees are sometimes referred to herein as the “Operative Documents”, and the transactions contemplated by the Operative Documents are sometimes referred to herein as the “Transactions”. Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

Allied Waste North America, Inc.
March 12, 2007

          In connection with this opinion, we have examined each of the following documents (the “Opinion Documents”):
1.	For each corporate Identified Guarantor listed on Schedule A, (i) a copy of the Articles of Incorporation, and any amendments thereto, on file with and certified by the Florida Secretary of State on February 22, 2007 (the “Charter”), (ii) the bylaws of each such corporate Identified Guarantor (the “Bylaws”) (such Bylaws being further identified on Schedule A), and (iii) a Certificate of Good Standing for each corporate Identified Guarantor issued by the Florida Secretary of State on February 22, 2007 (the “Corporate Good Standing Certificates”);

2.	For the limited liability company Identified Guarantor listed on Schedule A, a copy of the Articles of Organization, and any amendments thereto, on file with and certified by the Florida Secretary of State on February 22, 2007 (the “LLC Articles”), (ii) the operating agreement of such limited liability company Identified Guarantor (the “LLC Agreement”) (such agreement being further identified on Schedule A), and (iii) a Certificate of Good Standing issued by the Florida Secretary of State on February 22, 2007 (the “LLC Good Standing Certificates”);

3.	A copy of minutes of a meeting of the members of the Board of Directors of each of the corporate Identified Guarantors held on February 21, 2007, containing resolutions pertaining to the Transactions (the “Corporate Minutes”);

4.	A copy of minutes of a meeting of all of the managing members or members or other governing body of the limited liability company Identified Guarantor conducted on February 21, 2007, containing resolutions pertaining to the Transactions (the “LLC Minutes”, and together with the Corporate Minutes, the “Minutes”); and

5.	A copy of the Indenture.
          All of the Opinion Documents, other than those certified by the Florida Secretary of State, were electronically delivered to us by Latham & Watkins LLP via e-mail. We have examined no documents or instruments other than the Opinion Documents and are relying solely on the foregoing in rendering the opinions set forth in this letter, subject to the limitations, assumptions and qualifications set forth below.

Allied Waste North America, Inc.
March 12, 2007

          General Assumptions. For purposes of the opinions expressed below, we have assumed the following:
          (i)      the authenticity of all Opinion Documents submitted to us as originals;
          (ii)      the conformity to the originals of all Opinion Documents submitted as certified or photostatic copies and the authenticity of the originals thereof;
          (iii)      the legal capacity of natural persons;
          (iv)      the genuineness of all signatures; and
          (v)      the due authorization, execution and delivery of the Indenture by all parties thereto and the validity, binding effect and enforceability thereof.
          Entity Formality Assumptions. For purposes of the opinions expressed below, we also have assumed the following:
          (i)      the copy of the Bylaws of each corporate Identified Guarantor provided to us is a complete and correct copy of the bylaws of such corporation in effect at the time of the adoption of the resolutions recited in the Corporate Minutes, and that such Bylaws have not been amended or rescinded since such date and continue in such form in full force and effect;
          (ii)      the copy of the LLC Agreement of the limited liability company Identified Guarantor provided to us is a complete and correct copy of such agreement, that no other agreement among the members or managers of such limited liability company exists that would contradict or supplement such LLC Agreement as it pertains to the matters addressed in this opinion, that such LLC Agreement was in effect at the time of the adoption of the resolutions recited in the LLC Minutes, and that such LLC Agreement has not been amended or rescinded since such date and continues in such form in full force and effect;
          (iii)      the resolutions contained in the Corporate Minutes were adopted at a duly called and conducted meeting of directors of each corporate Identified Guarantor for which appropriate notice was given or waived and at which a quorum was present, in compliance with the Florida Business Corporation Act (the “Act”), the Charter and the Bylaws of such Identified Guarantor, that the persons approving such resolutions were the duly elected directors of such Identified Guarantor at such time, and that

Allied Waste North America, Inc.
March 12, 2007

such resolutions were adopted by a vote of at least the number of affirmative votes required under the Act, the Charter and the Bylaws of such Identified Guarantor;
          (iv)      the resolutions contained in the LLC Minutes were adopted at a duly called and conducted meeting of the sole member of the limited liability company Identified Guarantor, for which appropriate notice was given or waived and in compliance with the Florida Limited Liability Company Act (the “Company Act”), the LLC Articles and the LLC Agreement of such Identified Guarantor and that the persons approving such resolutions were authorized to act for such member of such Identified Guarantor at such time; and
          (v)      the resolutions contained in the Minutes are the only resolutions of the Identified Guarantors that relate to the Transactions, and such resolutions have not been amended or rescinded.
          Based upon and subject to the assumptions, limitations, qualifications and exceptions contained in this letter, and in reliance on the certificates of public officials identified above as to the matters addressed therein, we are of the opinion that:
          1.      Each corporate Identified Guarantor has been duly incorporated and, based solely on the applicable Corporate Good Standing Certificate, is validly existing and in good standing under the laws of the State of Florida; and the limited liability company Identified Guarantor has been duly formed and, based solely on the applicable LLC Good Standing Certificate, is validly existing and in good standing under the laws of the State of Florida.
          2.      The Guarantees of the Identified Guarantors, and the execution and delivery thereof, have been duly authorized by all necessary corporate or limited liability company action, as applicable, by the Identified Guarantors.
          While certain members of this firm are admitted to practice in other jurisdictions, in this opinion letter we do not express any opinion covering any law other than the laws of the State of Florida.
          This opinion is for your benefit in connection with the Transactions. We consent to your filing this opinion as an exhibit to the Company’s current report on Form 8-K and to the reference of our firm in such report under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange

Allied Waste North America, Inc.
March 12, 2007

Commission. Except as otherwise provided in this paragraph, the opinions set forth in this letter may not be quoted or relied on by, nor copies delivered to, any other person or entity or used for any other purpose without our prior written consent.
Very truly yours,
HUNTON & WILLIAMS LLP

Allied Waste North America, Inc.
March 12, 2007

SCHEDULE A
IDENTIFIED GUARANTORS

Name	Bylaws or Operating Agreement
Allied Waste Transfer Services of Florida, LLC	Operating Agreement dated August 2, 2005, executed by Browning-Ferris Industries, LLC, as the sole member

Delta Dade Recycling Corp.	Amended and Restated Bylaws dated July 1,2001, executed by Jo Lynn White as Secretary

Delta Resources Corp.	Amended and Restated Bylaws dated July 1, 2001, executed by Jo Lynn White as Secretary

Delta Site Development Corp.	Amended and Restated Bylaws dated July 1,2001, executed by Jo Lynn White as Secretary

Delta Waste Corp.	Amended and Restated Bylaws dated July 1,2001, executed by Jo Lynn White as Secretary

Gulfcoast Waste Service, Inc.	Amended and Restated Bylaws dated June 21, 2000, executed by Jo Lynn White as Secretary

Manumit of Florida, Inc.	Amended and Restated Bylaws dated November 2, 1998, executed by Jo Lynn White as Secretary

Exhibit V

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

DIRECT DIAL: 202-778-2221 EMAIL: jratino@hunton.com

FILE NO: 32746.000146
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054
Allied Waste North America, Inc., et al.
Registration Statement on Form S-3 (Reg. No. 333-135092).
Ladies and Gentlemen:
     In connection with the registration of $750,000,000 in aggregate principal amount of 6 7/8% Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Notes by Allied Waste Industries, Inc., a Delaware corporation, and certain of its affiliates and subsidiaries (collectively, the “Guarantors”), under the Securities Act of 1933, on Form S-3 filed with the Securities and Exchange Commission on July 16, 2006, as amended (the “Registration Statement”), we have acted as your special Maryland counsel, and you have requested our opinion, with respect to the matters set forth below relating to the entities identified on Schedule A to this opinion (the “Identified Guarantors”) and the guarantees of such Identified Guarantors endorsed on the Notes (the “Guarantees”).
     The Notes and the Guarantees will be issued pursuant to a eighteenth supplemental indenture, dated March 12, 2007, (the “Eighteenth Supplemental Indenture”), to an indenture, dated December 23, 1998 (the “Base Indenture”, which together with the Eighteenth Supplemental Indenture is referred to herein as the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, a national banking association, as trustee. The Indenture, the Notes, and the Guarantees are sometimes referred to herein as the “Operative Documents”, and the transactions contemplated by the Operative Documents are sometimes

Allied Waste North America, Inc.
March 12, 2007

referred to herein as the “Transactions”. Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.
     In connection with this opinion, we have examined each of the following documents (the “Opinion Documents”):
1.	For the corporate Identified Guarantor listed on Schedule A, (i) a copy of the Articles of Incorporation, and any amendments thereto, on file with and certified by the State of Maryland Department of Assessments and Taxation on the date set forth on Schedule A (the “Charter”), (ii) the amended and restated bylaws of such corporate Identified Guarantor (the “Bylaws”), and (iii) a Certificate of Good Standing for such corporate Identified Guarantor issued by the State of Maryland Department of Assessments and Taxation on the date set forth on Schedule A (the “Corporate Good Standing Certificate”);

2.	For the limited liability company Identified Guarantor listed on Schedule A, a copy of the Articles of Organization, and any amendments thereto, on file with and certified by the State of Maryland Department of Assessments and Taxation on the date set forth on Schedule A (the “LLC Articles”), (ii) the operating agreement of such limited liability company Identified Guarantor (the “LLC Agreement”) (such agreement being further identified on Schedule A), and (iii) a Certificate of Good Standing for such limited liability company Identified Guarantor issued by the State of Maryland Department of Assessments and Taxation on the date set forth on Schedule A (the “LLC Good Standing Certificate”);

3.	A copy of the Minutes of a meeting of the Board of Directors of the Corporate Guarantors held on February 21, 2007, containing resolutions pertaining to the Transactions (the “Corporate Minutes”);

4.	A copy of the Minutes of a meeting of the LLC Governing Bodies of the Limited Liability Company Guarantors conducted on February 21, 2007, containing resolutions pertaining to the Transactions (the “LLC Minutes”, and together with the Corporate Minutes, the “Minutes”); and

5.	A copy of the Indenture.
     All of the Opinion Documents, other than those certified by the State of Maryland Department of Assessments and Taxation, were electronically delivered to us from Latham &

Allied Waste North America, Inc.
March 12, 2007

Watkins LLP via e-mail. We have examined no documents or instruments other than the Opinion Documents and are relying solely on the foregoing in rendering the opinions set forth in this letter, subject to the limitations, assumptions and qualifications set forth below.
     General Assumptions. For purposes of the opinions expressed below, we have assumed the following:
     (i) the authenticity of all Opinion Documents submitted to us as originals;
     (ii) the conformity to the originals of all Opinion Documents submitted as certified or photostatic copies and the authenticity of the originals thereof;
     (iii) the legal capacity of natural persons;
     (iv) the genuineness of all signatures; and
     (v) the due authorization, execution and delivery of the Indenture by all parties thereto and the validity, binding effect and enforceability thereof.
     Entity Formality Assumptions. For purposes of the opinions expressed below, we also have assumed the following:
     (i) the copy of the Bylaws of the corporate Identified Guarantor provided to us is a complete and correct copy of the bylaws of such corporation in effect at the time of the adoption of the resolutions recited in the Corporate Minutes, and that such Bylaws have not been amended or rescinded since such date and continue in such form in full force and effect;
     (ii) the copy of the LLC Agreement of the limited liability company Identified Guarantor provided to us is a complete and correct copy of such agreement, that no other agreement among the members or managers of such limited liability company exists that would contradict or supplement such LLC Agreement as it pertains to the matters addressed in this opinion, and that such LLC Agreement was in effect at the time of the adoption of the resolutions recited in the LLC Minutes, and that such LLC Agreement has not been amended or rescinded since such date and continues in such form in full force and effect;
     (iii) the resolutions contained in the Corporate Minutes were adopted at a duly called and conducted meeting of directors of the corporate Identified Guarantor for which appropriate notice was given or waived and at which a quorum was present, in compliance with the Maryland General Corporation Law, the Charter and the Bylaws of such Identified Guarantor,

Allied Waste North America, Inc.
March 12, 2007

that the persons approving such resolutions were the duly elected directors of such Identified Guarantor at such time, and that such resolutions were adopted by a vote of at least the number of affirmative votes required under the Maryland General Corporation Law, the Charter and the Bylaws of such corporate Identified Guarantor;
     (iv) the resolutions contained in the LLC Minutes were adopted at a duly called and conducted meeting of the sole member of the limited liability company Identified Guarantor, for which appropriate notice was given or waived and in compliance with the Maryland Limited Liability Company Act, the LLC Articles and the LLC Agreement of such limited liability company Identified Guarantor and that the persons approving such resolutions were authorized to act for such member of such limited liability company Identified Guarantor at such time; and
     (v) the resolutions contained in the Minutes are the only resolutions of the Identified Guarantors that relate to the Transactions, and such resolutions have not been amended or rescinded.
     Based upon and subject to the assumptions, limitations, qualifications and exceptions contained in this letter, and in reliance on the certificates of public officials identified above as to the matters addressed therein, we are of the opinion that:
     1. The corporate Identified Guarantor has been duly incorporated and, based solely on the applicable Corporate Good Standing Certificate, is validly existing and in good standing under the laws of the State of Maryland; and the limited liability company Identified Guarantor has been duly formed and, based solely on the applicable LLC Good Standing Certificate, is validly existing and in good standing under the laws of the State of Maryland.
     2. The Guarantees of the Identified Guarantors, and the execution and delivery thereof, have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, by the Identified Guarantors.
     While certain members of this firm are admitted to practice in other jurisdictions, in this opinion letter we do not express any opinion covering any law other than the laws of the State of Maryland.
     This opinion is for your benefit in connection with the Transactions. We consent to your filing this opinion as an exhibit to the Company’s Current Report On Form 8-K and to the reference of our firm in such report under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder

Allied Waste North America, Inc.
March 12, 2007

by the Securities and Exchange Commission. Except as otherwise provided in this paragraph, the opinions set forth in this letter may not be quoted or relied on by, nor copies delivered to, any other person or entity or used for any other purpose without our prior written consent.
Very truly yours,
Hunton & Williams LLP

Schedule A
A. Corporate Identified Guarantor

Date of Corporate
	Date of	Good
Name	Certified Charter	Standing Certificate

Browning-Ferris, Inc., a Maryland corporation	June 23, 2006	February 23, 2007
B. Limited Liability Company Identified Guarantor

Date of
	Certified LLC	Date of LLC Good
Name	Articles	Standing Certificate

Prince George’s County Landfill, LLC, a Maryland limited liability company	June 23, 2006, as amended November 29, 2006	February 23, 2007
LLC Agreement: Operating Agreement
of Prince George’s County Landfill,
LLC, executed as of August 22, 2003, by
Allied Waste North America, Inc., as its
sole member

Exhibit VI
HUNTON & WILLIAMS LLP
POST OFFICE BOX 109
RALEIGH, NORTH CAROLINA 27602

TEL 919 • 899 • 3000
FAX 919 • 833 • 3160

FILE NO: 32746.146
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054
Allied Waste North America, Inc., et al.
Registration Statement on Form S-3 (Reg. No. 333-135092)
Ladies and Gentlemen:
     In connection with the registration of $750,000,000 in aggregate principal amount of 6⅞% Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Notes by Allied Waste Industries, Inc., a Delaware corporation, and certain of its affiliates and subsidiaries (collectively, the “Guarantors”), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on June 16, 2006 (the “Registration Statement”), we have acted as your special North Carolina counsel, and you have requested our opinion, with respect to the matters set forth below relating to the entities identified on Schedule A to this opinion (the “Identified Guarantors”) and the Guarantees of such Identified Guarantors endorsed on the Notes (the “Guarantees”).
     The Notes and the Guarantees will be issued pursuant to an eighteenth supplemental indenture dated as of March 12, 2007 (the “Eighteenth Supplemental Indenture”), to an indenture, dated December 23, 1998 (the “Base Indenture”, which together with the Eighteenth Supplemental Indenture is referred to herein as the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee. The Indenture, the Notes, and the Guarantees are sometimes referred to herein as the “Operative Documents”, and the transactions contemplated by the Operative Documents are sometimes referred to herein as the “Transactions”. Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.
     In connection with this opinion, we have examined each of the following documents (the “Opinion Documents”):
1.	For each corporate Identified Guarantor listed on Schedule A, (i) a copy of the Articles of Incorporation, and any amendments thereto, on file with and certified by the Secretary of State of the State of North Carolina on the date set forth on Schedule A (the “Charter”), (ii) the bylaws of each such corporate Identified Guarantor (the “Bylaws”), and (iii) a Certificate of Existence for each corporate Identified Guarantor issued by the Secretary of State of the State of North

Allied Waste North America, Inc.
March 12, 2007

Carolina on the date set forth on Schedule A (the “Corporate Good Standing Certificates”);
2.	For the limited liability company Identified Guarantor listed on Schedule A, a copy of the Articles of Organization, and any amendments thereto, on file with and certified by the Secretary of State of the State of North Carolina on the date set forth on Schedule A (the “LLC Articles”), (ii) the operating agreement of such limited liability company Identified Guarantor (the “LLC Agreement”) (such agreement being further identified on Schedule A), and (iii) a Certificate of Existence issued by the Secretary of State of the State of North Carolina on the date set forth on Schedule A (the “LLC Good Standing Certificates”);

3.	A copy of minutes of a meeting of the members of the Board of Directors of each of the corporate Identified Guarantors held on February 21, 2007, containing resolutions pertaining to the Transactions (the “Corporate Minutes”);

4.	A copy of minutes of a meeting of all of the managing members or members or other governing body of the limited liability company Identified Guarantor held on February 21, 2007, containing resolutions pertaining to the Transactions (the “LLC Minutes”, and together with the Corporate Minutes, the “Minutes”); and

5.	A copy of the Indenture.
     All of the Opinion Documents, other than those certified by the Secretary of State of the State of North Carolina, were electronically delivered to us from Latham & Watkins LLP via e-mail. We have examined no documents or instruments other than the Opinion Documents and are relying solely on the foregoing in rendering the opinions set forth in this letter, subject to the limitations, assumptions and qualifications set forth below.
     General Assumptions. For purposes of the opinions expressed below, we have assumed the following:
     (i) the authenticity of all Opinion Documents submitted to us as originals;
     (ii) the conformity to the originals of all Opinion Documents submitted as certified or photostatic copies and the authenticity of the originals thereof;
     (iii) the legal capacity of natural persons;
     (iv) the genuineness of all signatures; and

Allied Waste North America, Inc.
March 12, 2007

     (v) the due authorization, execution and delivery of the Indenture by all parties thereto and the validity, binding effect and enforceability thereof.
     Entity Formality Assumptions. For purposes of the opinions expressed below, we also have assumed the following:
     (i) the copy of the Bylaws of each corporate Identified Guarantor provided to us is a complete and correct copy of the bylaws of such corporation in effect at the time of the adoption of the resolutions recited in the Corporate Minutes, and that such Bylaws have not been amended or rescinded since such date and continue in such form in full force and effect;
     (ii) the copy of the LLC Agreement of the limited liability company Identified Guarantor provided to us is a complete and correct copy of such agreement, that no other agreement among the members or managers of such limited liability company exists that would contradict or supplement such LLC Agreement as it pertains to the matters addressed in this opinion, that such LLC Agreement was in effect at the time of the adoption of the resolutions recited in the LLC Minutes, and that such LLC Agreement has not been amended or rescinded since such date and continues in such form in full force and effect;
     (iii) the resolutions contained in the Corporate Minutes were adopted at a duly called and conducted meeting of directors of each corporate Identified Guarantor for which appropriate notice was given or waived and at which a quorum was present, in compliance with the North Carolina Business Corporation Act, the Charter and the Bylaws of such Identified Guarantor, that the persons approving such resolutions were the duly elected directors of such Identified Guarantor at such time, and that such resolutions were adopted by a vote of at least the number of affirmative votes required under the North Carolina Business Corporation Act, the Charter and the Bylaws of such Identified Guarantor;
     (iv) the resolutions contained in the LLC Minutes were adopted at a duly called and conducted meeting of the sole member of the limited liability company Identified Guarantor, for which appropriate notice was given or waived and in compliance with the North Carolina Limited Liability Company Act, the LLC Articles and the LLC Agreement of such Identified Guarantor, and that the persons approving such resolutions were authorized to act for such member of such Identified Guarantor at such time; and
     (v) the resolutions contained in the Minutes are the only resolutions of the Identified Guarantors that relate to the Transactions, and such resolutions have not been amended or rescinded.

Allied Waste North America, Inc.
March 12, 2007

     Based upon and subject to the assumptions, limitations, qualifications and exceptions contained in this letter, and in reliance on the certificates of public officials identified above as to the matters addressed therein, we are of the opinion that:
1.	Each corporate Identified Guarantor has been duly incorporated and, based solely on the applicable Corporate Good Standing Certificate, is validly existing and in good standing under the laws of the State of North Carolina; and the limited liability company Identified Guarantor has been duly formed and, based solely on the applicable LLC Good Standing Certificate, is validly existing and in good standing under the laws of the State of North Carolina.

2.	The Guarantees of the Identified Guarantors, and the execution and delivery thereof, have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, by the Identified Guarantors.
     While certain members of this firm are admitted to practice in other jurisdictions, in this opinion letter we do not express any opinion covering any law other than the laws of the State of North Carolina.
     This opinion is for your benefit in connection with the Transactions. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the reference of our firm in such report under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. Except as otherwise provided in this paragraph, the opinions set forth in this letter may not be quoted or relied on by, nor copies delivered to, any other person or entity or used for any other purpose without our prior written consent.
Very truly yours,
Hunton & Williams LLP

Schedule A
A. Corporate Identified Guarantors

	Date of	Date of Good
Name	Certified Articles	Standing Certificate

Chambers Development of North Carolina, Inc., a North Carolina corporation	February 22, 2007	February 22, 2007

Lake Norman Landfill, Inc., a North Carolina corporation	February 22, 2007	February 22, 2007
B. Limited Liability Company Identified Guarantors

	Date of	Date of Good
Name	Certified Articles	Standing Certificate

Allied Waste Transfer Services of North Carolina, LLC, a North Carolina limited liability company	February 22, 2007	February 22, 2007

LLC Agreement: Operating Agreement of
Allied Waste Transfer Services of North
Carolina, LLC, executed as of July 13, 2005, by
Browning-Ferris Industries, LLC as the sole
member of the Company

Allied Waste Systems of North Carolina, LLC, a North Carolina limited liability company	February 22, 2007	February 22, 2007

LLC Agreement: Operating Agreement of
Allied Waste Systems of North Carolina, LLC.
executed as of October 14, 2005, by Browning-Ferris
Industries, Inc., as the sole member of the Company

Exhibit VII
HUNTON & WILLIAMS LLP
1900 K STREET, N.W.
WASHINGTON, D.C. 20006-1109

TEL 202 • 955 • 1500
FAX 202 • 778 • 2201
File no. 32746.000146
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054
Allied Waste North America, Inc., et al.
Registration Statement on Form S-3 (Reg. No. 333-135092)
Ladies and Gentlemen:
     In connection with the registration of $750,000,000 in aggregate principal amount of 6⅞% Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Notes by Allied Waste Industries, Inc., a Delaware corporation, and certain of its affiliates and subsidiaries (collectively, the “Guarantors”), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on July 14, 2006 (the “Registration Statement”), we have acted as your special Virginia counsel, and you have requested our opinion with respect to the matters set forth below relating to the entities identified on Schedule A to this opinion (the “Identified Guarantors”) and the Guarantees of such Identified Guarantors endorsed on the Notes (the “Guarantees”).
     The Notes and the Guarantee will be issued pursuant to a eighteenth supplemental indenture, dated as of March 12, 2007, (the “Eighteenth Supplemental Indenture”) to an indenture, dated December 23, 1998 (the “Base Indenture”, which together with the Eighteenth Supplemental Indenture is referred to herein as the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee. The Indenture, the Notes and the Guarantee are sometimes referred to herein as the “Operative Documents”, and the transactions contemplated by the Operative Documents are sometimes referred to herein as the “Transactions”. Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

Allied Waste North America, Inc.
March 12, 2007

     In connection with this opinion, we have examined each of the following documents (the “Opinion Documents”):
1.	A copy of the Articles of Organization and any amendments thereto of the Identified Guarantors, on file with and certified by the State Corporation Commission of Virginia (“SCC”) on the respective dates set forth on Schedule A (the “LLC Articles”), (ii) the operating agreement of each such limited liability company Identified Guarantor (the “LLC Agreements”) (such agreement being further identified on Schedule A), and (iii) a Certificate of Existence issued by the SCC on the respective dates set forth on Schedule A (the “LLC Certificate of Existence”);

2.	A copy of minutes of a meeting of the managing member or other governing body of the limited liability company Identified Guarantors held on February 21, 2007, containing resolutions pertaining to the Transactions (the “Minutes”); and

3.	A copy of the Indenture.
     All of the Opinion Documents, other than those certified by the SCC, were electronically delivered to us by Latham & Watkins LLP via e-mail. We have examined no documents or instruments other than the Opinion Documents and are relying solely on the foregoing in rendering the opinions set forth in this letter, subject to the limitations, assumptions and qualifications set forth below.
     General Assumptions. For purposes of the opinions expressed below, we have assumed the following:
     (i) the authenticity of all Opinion Documents submitted to us as originals;
     (ii) the conformity to the originals of all Opinion Documents submitted as certified or photostatic copies and the authenticity of the originals thereof;
     (iii) the legal capacity of natural persons;
     (iv) the genuineness of all signatures; and
     (v) the due authorization, execution and delivery of the Indenture by all parties thereto and the validity, binding effect and enforceability thereof.

(HUNTON AND WILLIAMS LOGO)
Allied Waste North America, Inc.
March 12, 2007

     Entity Formality Assumptions. For purposes of the opinions expressed below, we also have assumed the following:
     (i) the copy of the LLC Agreement of the Identified Guarantors provided to us is a complete and correct copy of such agreement, that no other agreement among the members or managers of such limited liability company exists that would contradict or supplement such LLC Agreement as it pertains to the matters addressed in this opinion, and that such LLC Agreement was in effect at the time of the adoption of the resolutions recited in the Minutes, and that such LLC Agreement has not been amended or rescinded since such date and continues in such form in full force and effect;
     (ii) the resolutions contained in the Minutes were adopted at a duly called and conducted meeting of the sole member of the Identified Guarantor, for which appropriate notice was given or waived and in compliance with the Virginia Limited Liability Company Act, the LLC Articles and the LLC Agreement of such Identified Guarantor, and that the persons approving such resolutions were authorized to act for such member of such Identified Guarantor at such time; and
     (iii) the resolutions contained in the Minutes are the only resolutions of the Identified Guarantor that relates to the Transactions, and such resolutions have not been amended or rescinded.
     Based upon and subject to the assumptions, limitations, qualifications and exceptions contained in this letter, and in reliance on the certificates of public officials identified above as to the matters addressed therein, we are of the opinion that:
     1. Each limited liability company Identified Guarantor has been duly formed and, based solely on the applicable LLC Certificate of Existence, is validly existing and in good standing under the laws of the Commonwealth of Virginia.
     2. The Guarantees of the Identified Guarantors, and the execution and delivery thereof, have been duly authorized by all necessary limited liability company action by the Identified Guarantors.
     While certain members of this firm are admitted to practice in other jurisdictions, in this opinion letter we do not express any opinion covering any law other than the laws of the Commonwealth of Virginia.

(HUNTON AND WILLIAMS LOGO)
Allied Waste North America, Inc.
March 12, 2007

     This opinion is for your benefit in connection with the Transactions. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference of our firm in the Registration Statement Company’s Current Report on Form 8-K under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. Except as otherwise provided in this paragraph, the opinions set forth in this letter may not be quoted or relied on by, nor copies delivered to, any other person or entity or used for any other purpose without our prior written consent.
Very truly yours,
Hunton and Williams LLP

Schedule A
Limited Liability Company Identified Guarantors

	Date of	Date of
	Certificate of	Certificate of
Name	Organization	Existence
Cumberland County Development Company, LLC, a Virginia limited liability company	September 13, 2004, as amended January 31, 2006	February 23, 2007

LLC Agreement: Operating Agreement of Charlotte County Development Company, LLC (the predecessor name of Cumberland Country Development Company, LLC), executed as of September 13, 2004 by Allied Waste North America, Inc., as the sole member of the Company

Obscurity Land Development, LLC, a Virginia limited liability company	June 9, 2006	February 23, 2007

LLC Agreement: Operating Agreement of Obscurity Land Development, LLC, executed as of June 9, 2006 by Allied Waste North America, Inc., as the sole member of the Company

Exhibit VIII

HUNTON & WILLIAMS LLP BANK OF AMERICA PLAZA SUITE 4100 600 PEACHTREE STREET, N.E. ATLANTA, GEORGIA 30308-2216 TEL 404 • 888 • 4000 FAX 404 • 888 • 4190

FILE NO: 32746.146
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Allied Waste North America, Inc., et al.
Registration Statement on Form S-3 (Reg. No. 333-135092)
Ladies and Gentlemen:
     In connection with the registration of $750,000,000 in aggregate principal amount of 6 7/8% Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Notes by Allied Waste Industries, Inc., a Delaware corporation, and certain of its affiliates and subsidiaries (collectively, the “Guarantors”), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on June 16, 2006 (the “Registration Statement”), we have acted as your special counsel in the State of Georgia, and you have requested our opinion, with respect to the matters set forth below relating to the entities identified on Schedule A to this opinion (the “Identified Guarantors”) and the guarantees of such Identified Guarantors endorsed on the Notes (the “Guarantees”).
     The Notes and the Guarantees will be issued pursuant to an eighteenth supplemental indenture, dated March 12, 2007 (the Eighteenth Supplemental Indenture”), to an indenture, dated December 23, 1998 (the “Base Indenture”, which together with the Eighteenth Supplemental Indenture is referred to herein as the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee. The Indenture, the Notes and the Guarantees are sometimes referred to herein as the “Operative Documents”, and the transactions contemplated by the Operative Documents are sometimes referred to herein as the “Transactions”. Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.
ATLANTA BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS KNOXVILLE
LONDON McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SINGAPORE WASHINGTON
www.hunton.com

March 12, 2007

     In connection with this opinion, we have examined each of the following documents (the “Opinion Documents”):
1.	For each corporate Identified Guarantor listed on Schedule A, (i) a copy of the Articles of Incorporation, and any amendments thereto, on file with and certified by the Secretary of State of the State of Georgia (the “Georgia Secretary of State”) on the date set forth on Schedule A (the “Charter”), (ii) the bylaws of each such corporate Identified Guarantor (the “Bylaws”), and (iii) a Certificate of Existence for each corporate Identified Guarantor issued by the Georgia Secretary of State on the date set forth on Schedule A (the “Corporate Good Standing Certificates”);

2.	For the limited liability company Identified Guarantor listed on Schedule A, a copy of the Articles of Organization, and any amendments and corrections thereto, on file with and certified by the Georgia Secretary of State on the date set forth on Schedule A (the “LLC Articles”), (ii) the amended and restated operating agreement of such limited liability company Identified Guarantor adopted via the Written Consent (as hereinafter defined) (the “LLC Agreement”), and (iii) a Certificate of Existence issued by the Georgia Secretary of State on the date set forth on Schedule A (the “LLC Good Standing Certificate”);

3.	A copy of minutes of a meeting of the members of the Board of Directors of each of the corporate Identified Guarantors held on February 21, 2007, containing resolutions pertaining to the Transactions (the “Corporate Minutes”);

4.	A copy of minutes of a meeting of the sole member of the limited liability company Identified Guarantor conducted on February 21, 2007, containing resolutions pertaining to the Transactions (the “LLC Minutes”), and together with the Corporate Minutes, the “Minutes”);

5.	A copy of the action of the sole member of the limited liability company Identified Guarantor, dated June 19, 2006, containing resolutions pertaining to the correction of the Articles of Organization (the “Written Consent”); and

6.	A copy of the Indenture.
          All of the Opinion Documents, other than those certified by the Georgia Secretary of State, were electronically delivered to us by Latham & Watkins LLP via e-mail.

March 12, 2007

We have examined no documents or instruments other than the Opinion Documents and are relying solely on the foregoing in rendering the opinions set forth in this letter, subject to the limitations, assumptions and qualifications set forth below.
     General Assumptions. For purposes of the opinions expressed below, we have assumed the following:
     (i) the authenticity of all Opinion Documents submitted to us as originals;
     (ii) the conformity to the originals of all Opinion Documents submitted as certified or photostatic copies and the authenticity of the originals thereof;
     (iii) the legal capacity of natural persons;
     (iv) the genuineness of all signatures; and
     (v) the due authorization, execution and delivery of the Indenture by all parties thereto and the validity, binding effect and enforceability thereof.
     Entity Formality Assumptions. For purposes of the opinions expressed below, we also have assumed the following:
     (i) the copy of the Bylaws of each corporate Identified Guarantor provided to us is a complete and correct copy of the bylaws or amended and restated bylaws of such corporation, as the case may be, in effect at the time of the adoption of the resolutions recited in the Corporate Minutes, and that such Bylaws have not been amended or rescinded since such date and continue in such form in full force and effect, and further that there exists no lawful agreement between the stockholders of each corporate Identified Guarantor that would contradict or supplement such Bylaws;
     (ii) the copy of the LLC Agreement of the limited liability company Identified Guarantor provided to us is a complete and correct copy of such agreement, that no other agreement among the member or officers of such limited liability company exists or existed that would contradict or supplement such LLC Agreement as then in existence, and as each such agreement pertains to the matters addressed in this opinion, and that such LLC Agreement was in effect upon adoption of the resolutions recited in the Written Consent and LLC Minutes, and that such LLC Agreement has not been amended or rescinded since the date of the LLC Minutes and continues in such form in full force and effect;

March 12, 2007

     (iii) the resolutions contained in the Corporate Minutes were adopted at a duly called and conducted meeting of directors of each corporate Identified Guarantor for which appropriate notice was given or waived and at which a quorum was present, in compliance with the Georgia Business Corporation Code (“GBCC”), the Charter and the Bylaws of such Identified Guarantor, that the persons approving such resolutions were the duly elected directors of such Identified Guarantor at such time, and that such resolutions were adopted by a vote of at least the number of affirmative votes required under the GBCC, the Charter and the Bylaws of such Identified Guarantor;
     (iv) the resolutions contained in the LLC Minutes were adopted at a duly called and conducted meeting of the sole member of the limited liability company Identified Guarantor, for which appropriate notice was given or waived and in compliance with the Georgia Limited Liability Company Act (“GLLCA”), the LLC Articles and the LLC Agreement of such Identified Guarantor, that the persons approving such resolutions were authorized to act for such member of such Identified Guarantor at such time, and that such resolutions were adopted by a vote of at least the number of affirmative votes required under the GLLCA, the LLC Articles and the LLC Agreement of such Identified Guarantor;
     (v) the persons approving and executing the Written Consent on behalf of the member were authorized to act for such member, and the member was the sole member of the limited liability company Identified Guarantor, at such time;
     (vi) the resolutions contained in the Minutes are the only resolutions of the Identified Guarantors that relate to the Transactions, and such resolutions have not been amended or rescinded.
     Based upon and subject to the assumptions, limitations, qualifications and exceptions contained in this letter, and in reliance on the certificates of public officials identified above as to the matters addressed therein, we are of the opinion that:
     1. Each corporate Identified Guarantor has been duly incorporated and, based solely on the applicable Corporate Good Standing Certificate, is validly existing and is in compliance with the applicable filing and annual registration provisions of the GBCC, and has not filed articles of dissolution, a certificate of cancellation or any other similar documents with the Georgia Secretary of State. The limited liability company Identified Guarantor has been duly formed and, based solely on the applicable LLC Good Standing Certificate, is validly existing and is in compliance with the applicable filing and annual registration

March 12, 2007

provisions of the GLLCA, and has not filed articles of dissolution, a certificate of cancellation or any other similar documents with the Georgia Secretary of State.
     2. The Guarantees of the Identified Guarantors, and the execution and delivery thereof, have been duly authorized by all necessary corporate or limited liability company action, as applicable, by the Identified Guarantors.
     While certain members of this firm are admitted to practice in other jurisdictions, in this opinion letter we do not express any opinion covering any law other than the laws of the State of Georgia.
     This opinion is for your benefit in connection with the Transactions. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the reference of our firm in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. Except as otherwise provided in this paragraph, the opinions set forth in this letter may not be quoted or relied on by, nor copies delivered to, any other person or entity or used for any other purpose without our prior written consent.
Very truly yours,
Hunton & Williams LLP

March 12, 2007

Schedule A
A. Corporate Identified Guarantors

	Date of	Date of Certificate
Name	Certified Articles	of Existence

Allied Waste Hauling of Georgia, Inc., a Georgia corporation	2-27-07	2-27-07
Allied Waste Industries of Georgia, Inc., a Georgia corporation	2-27-07	2-27-07
Golden Waste Disposal, Inc., a Georgia corporation	2-27-07	2-27-07
Price & Sons Recycling Company, a Georgia corporation	2-27-07	2-27-07
S&S Recycling, Inc., a Georgia corporation	2-27-07	2-27-07
B. Limited Liability Company Identified Guarantor

	Date of	Date of Certificate
Name	Certified Articles	of Existence

Gateway Landfill, LLC, a Georgia limited liability company	2-27-07	2-27-07

Exhibit IX

Larry Echo Hawk Paul. C. Echo Hawk Mark A. Echo Hawk Attorneys at law Monica Sanada Paralegal	151 N. 4th Avenue, Suite A P.O. Box 6119 Pocatello, ID 83205-6119 208,478.1624 208,478.1670 Fax www.echohawk.com
L   A   W      O   F   F   I   C   E   S
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054
     Re:    Idaho Guarantors
Ladies and Gentlemen:
     You requested an opinion regarding the corporate guarantees of three Idaho companies in connection with the proposed issuance by Allied Waste North America, Inc. (“AWNA”) of $750,000,000 in aggregate principal amount of certain Senior Notes due in 2017 (the “Notes due 2017”) issued under the base indenture, dated December 23, 1998 (the “Base Indenture”), and the supplemental indenture dated as of March 12, 2007, related thereto under which the Notes due 2017 will be issued (the “Eighteenth Supplemental Indenture”). The three Idaho corporate guarantors are: (1) Ada County Development Company, Inc.; (2) American Sanitation, Inc.; and, (3) Allied Waste Services of Page, Inc. These companies are referred to herein as the Guarantors. Any capitalized terms not defined herein, have the meaning ascribed to them in the Indenture.
I. Assumptions.
     For the purposes of the opinions expressed below, we have assumed the following:
(a)	All documents submitted to us are authentic, all signatures are genuine, and all documents submitted to us as copies conform to the originals of such documents;

(b)	There are no amendments or changes to the versions of the reviewed documents or organizational and authority documents reviewed by us, and the reviewed documents and organizational and authority documents reviewed by us are complete and were signed in the form submitted to us;

(c)	The reviewed documents have been duly authorized, executed and delivered by all parties thereto (other than Guarantors) and constitute legal, valid and binding obligations of all such parties (other than Guarantors); and,

(d)	As to factual matters relevant to our opinion, we have relied solely and without independent verification on the mattes set forth in the reviewed documents and organizational and authority documents and have not undertaken any independent or special investigation or verification to determine the existence or absence of any facts relevant to our opinion.

Allied Waste North America, Inc.
March 12, 2007

II. Opinions
     Each of the Guarantors is a corporation organized under Idaho’s Business Corporation Act, Idaho Code Section 30-1-101, et seq. Based upon certificates from public officials, including the Idaho Secretary of State, we confirm that each of the Guarantors is validly existing and in good standing under the laws of the State of Idaho. Each such Guarantor is duly incorporated, validly existing, and in good standing under the laws of the State of Idaho.
     The guarantees of each of these Guarantors have been duly authorized and duly executed by all necessary corporate action for the respective Guarantors. Each Guarantor has the requisite legal power and authority to perform its obligations under the Guarantees.
III. Qualifications.
     The opinions expressed in this letter are based upon the law and facts in effect on the date hereof, and we assume no obligation to update, revise, or supplement this opinion.
     We are licensed to practice law only in the State of Idaho. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Idaho and the United States of America. The opinions expressed above concern only the effect of the laws of the State of Idaho and the United States of America as currently in effect.
     This opinion is for your benefit in connection with the transactions contemplated by the operative documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the reference of our firm under the heading “Legal Matters.” Otherwise, this opinion may not be relied upon in any manner by any other person or in connection with any other transaction and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior consent.
Sincerely,
By: /s/ Mark A. EchoHawk
Mark A. EchoHawk, Esq.

Exhibit X
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054

Re:	Subsidiary Guarantee of 6 7/8% Senior Notes issued by Allied Waste North America, Inc.
Ladies and Gentlemen:
     We have acted as special Illinois counsel to certain subsidiaries of Allied Waste North America, Inc., a Delaware corporation (the “Issuer”) identified on Schedule 1 (each an "Illinois Guarantor” and collectively, the “Illinois Guarantors”) in connection with the proposed issuance by Issuer of up to $750,000,000 in aggregate principal amount of Issuer’s 6 7/8% Senior Notes due 2017, (the “Notes”), which Notes have been unconditionally guaranteed by the Illinois Guarantors pursuant to a Senior Guarantee (the “Senior Guarantee”) and which are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on June 16, 2006 (file number 333-135092), as supplemented by a Prospectus Supplement filed with the Securities and Exchange Commission on February 27, 2007. The Notes, as guaranteed by the Senior Guarantees (collectively, the "Securities”) are to be issued pursuant to an Indenture, dated as of December 23, 1998, as amended, including pursuant to the Eighteenth Supplemental Indenture, dated as of March 12, 2007 (as so amended, the “Indenture”), among Issuer, the guarantors named therein, and U.S. Bank National Association, as Trustee (the “Trustee”). Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Indenture.
I. Matters Examined
     We have examined (a) the articles of incorporation or articles of organization, as applicable, of each Illinois Guarantor, as on file with the Secretary of State of Illinois; (b) the By-Laws or Operating Agreement, as applicable, of each Illinois Guarantor, as amended to date, certified by the applicable secretary, assistant secretary, or member; (c) the Indenture; (d) the global notes representing the Notes; (e) the form of Senior Guarantee attached to the Indenture; (f) resolutions adopted by the respective Boards of Directors or member, as the case may be, of each Illinois Guarantor authorizing the issuance of the Senior Guarantees and other matters

Allied Waste North America, Inc.
March 12, 2007

related to the offering of the Securities; and (g) such other documents, certificates and corporate and limited liability company records as we deemed necessary or appropriate for the purposes of this opinion. The documents, agreements and instruments referred to in clauses (c), (d) and (e) above are referred to herein as the “Transaction Documents.”
II. Assumptions
In rendering the opinions expressed below, we have assumed, without independent verification, the following:

(a)	all signatures appearing in all documents are valid and genuine;

(b)	the documents shown to us are complete and no modifications exist to any of such documents which modifications were not shown to us;

(c)	the documents submitted to us as certified or photostatic copies of original documents conform to such original documents;

(d)	the originals of such certified or photostatic copies are authentic and complete;

(e)	the certificates given by public officials and governmental agencies have been properly given and are accurate, true and complete and all official public records are properly indexed and filed;

(f)	there has not been any mutual mistake of fact, fraud, duress or undue influence;

(g)	that each natural person has sufficient legal capacity to carry out his/her role in the transactions contemplated by the Transaction Documents;

(h)	that there are no arrangements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents; and

(i)	the conduct of the parties and of all persons acting on behalf of the parties has complied with all applicable fiduciary duties.
III. Opinions
     Based and relying upon the foregoing, and subject to the qualifications, exceptions, and limitations hereinafter set forth, we are of the opinion that:

Allied Waste North America, Inc.
March 12, 2007

     (a) Each Illinois Guarantor (other than Liberty Waste Services of Illinois, LLC (“Liberty”)) is a corporation validly existing and, as of the date of the applicable certificate identified on Schedule 2, in good standing under the laws of the State of Illinois. Liberty is a limited liability company validly existing.
     (b) Each Illinois Guarantor has duly authorized and duly executed, by all necessary corporate or limited liability company action, the Senior Guaranty to which it is a party.
IV. Qualifications
     The foregoing opinions are limited and qualified as follows:
     (a) The law covered by this opinion is limited to the laws of the State of Illinois and we express no opinion with reference to the laws of any other jurisdiction. This opinion is rendered as of the date hereof and we undertake no duty to update this opinion for any reason, including changes in applicable law.
     (b) For purposes of the opinions in paragraph III (a), above, we have relied exclusively upon the certificates issued by the Secretary of State of the State of Illinois with respect to the opinions that the Illinois Guarantors are existing and in good standing under Illinois law. Our opinions are not intended to provide any conclusion or assurance beyond that conveyed by such certificates.
     (d) Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case.
     (e) This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein. We furnish this opinion solely for the purposes of the transactions contemplated by the Transaction Documents.

Allied Waste North America, Inc.
March 12, 2007

     This opinion may be relied upon by Latham & Watkins, LLP in connection with the transactions contemplated by the Transaction Documents. We hereby consent to Issuer filing this opinion as an exhibit to Issuer’s Current Report on Form 8-K and to the reference of our firm under the heading “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
REED SMITH SACHNOFF & WEAVER, LTD.
WED/RH

SCHEDULE 1
ADS of Illinois, Inc., an Illinois corporation
Allied Waste Industries of Illinois, an Illinois corporation
Area Disposal, Inc., an Illinois corporation
Borrow Pit Corp., an Illinois corporation
Brickyard Disposal & Recycling, Inc., an Illinois corporation
Environmental Reclamation Company, an Illinois corporation
Fred Barbara Trucking Co., Inc., an Illinois corporation
Illinois Landfill, Inc., an Illinois corporation
Illinois Recycling Services, Inc., an Illinois corporation
Illinois Valley Recycling, Inc., an Illinois corporation
Ingrum Waste Disposal, Inc., an Illinois corporation
Kankakee Quarry, Inc., an Illinois corporation
LandComp Corporation, an Illinois corporation
Lee County Landfill, Inc., an Illinois corporation
Liberty Waste Services of Illinois, L.L.C., an Illinois limited liability company
Loop Recycling, Inc., an Illinois corporation
Loop Transfer, Incorporated, an Illinois corporation
Northlake Transfer, Inc., an Illinois corporation
RCS, Inc., an Illinois corporation
Roxana Landfill, Inc., an Illinois corporation

Saline County Landfill, Inc., an Illinois corporation
Shred – All Recycling Systems, Inc., an Illinois corporation
Streator Area Landfill, Inc., an Illinois corporation
Suburban Transfer, Inc., an Illinois corporation
Suburban Warehouse, Inc., an Illinois corporation
Tri-State Recycling Services, Inc., an Illinois corporation
Upper Rock Island County Landfill, Inc., an Illinois corporation

SCHEDULE 2
Certificate of Good Standing from the Secretary of State of Illinois for ADS of Illinois, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Allied Waste Industries of Illinois, dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Area Disposal, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Borrow Pit Corp., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Brickyard Disposal & Recycling, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Environmental Reclamation Company, dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Fred Barbara Trucking Co., Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Illinois Landfill, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Illinois Recycling Services, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Illinois Valley Recycling, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Ingrum Waste Disposal, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Kankakee Quarry, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for LandComp Corporation, dated February 22, 2007.

Certificate of Good Standing from the Secretary of State of Illinois for Lee County Landfill, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Liberty Waste Services of Illinois, L.L.C., dated [].
Certificate of Good Standing from the Secretary of State of Illinois for Loop Recycling, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Loop Transfer, Incorporated, dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Northlake Transfer, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for RCS, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Roxana Landfill, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Saline County Landfill, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Shred – All Recycling Systems, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Streator Area Landfill, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Suburban Transfer, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Suburban Warehouse, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Tri-State Recycling Services, Inc., dated February 22, 2007.
Certificate of Good Standing from the Secretary of State of Illinois for Upper Rock Island County Landfill, Inc., dated February 22, 2007.

Exhibit XI
Plews Shadley Racher & Braun llp
Attorneys at Law

George M. Plews [1]		Of Counsel:
Sue A. Shadley	1346 North Delaware Street	Christine C.H. Plews
Peter M. Racher	Indianapolis, Indiana 46202-2415	Mary Ann F. Saggese [9]
Christopher J. Braun [1,2]	Telephone (317) 637-0700	F. Ronalds Walker [1,3]
Jeffrey D. Claflin	Facsimile (317) 637-0710	P. Kevin Thompson
Frederick D. Emhardt
Leonardo D. Robinson [3]		____________
S. Curtis DeVoe		[1] Registered Mediator
John B. Bridge [4]	53732 Generations Drive	[2] Also Admitted in the
Stephen A. Studer [3,5]	South Bend, Indiana 46635-1539	District of Columbia
Jeffrey A. Townsend	Telephone (574) 273-1010	[3] Also Admitted in Illinois
Jeffrey D. Featherstun	Facsimile (574) 271-2050	[4] Also Admitted in New York
Donna C. Marron, Ph.D.		[5] Also Admitted in Michigan
John H. Lloyd, IV [1,3]		[6] Also Admitted in Kentucky
John M. Ketcham [5]		[7] Registered to Practice
Alexandra S. Sylvia [6]	www.psrb.com	BEFORE THE U.S. PATENT
Brett E. Nelson [7]		And Trademark Office
David L. Pippen		[8] Also Admitted in Oregon
John D. Moriarty	Sender’s E-mail: sastuder@psrb.com	[9] Also Admitted In Virginia
Tina M. Richards [8]
Karen B. Scheidler, CPCU
Amy E. Romig [6]
Jonathan P. Emenhiser
Todd J. Janzen
Jamie B. Dameron, LPG
Gregory M. Gotwald	March 12, 2007
Thao T. Nguyen
J. Michael Bowman
Ruth M. Rivera
Angela M. Dorrell
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Ladies and Gentlemen:
     At your request, we have acted as special counsel to Allied Waste North America, Inc., a Delaware corporation (“Allied”), and to Allied Waste Industries of Northwest Indiana, Inc., an Indiana corporation (“Northwest”), DTC Management, Inc., an Indiana corporation (“DTC”), Wastehaul, Inc., an Indiana corporation (“Wastehaul”), Benton County Development Company, an Indiana partnership (“Benton”), Clinton County Landfill Partnership, an Indiana partnership (“Clinton”), County Line Landfill Partnership, an Indiana partnership (“County”), Illiana Disposal Partnership, an Indiana partnership (“Illiana”), Jasper County Development Company Partnership, an Indiana partnership (“Jasper”), Key Waste Indiana Partnership, an Indiana partnership (“Key”), Lake County C&D Development Partnership, an Indiana partnership (“Lake”), Newton County Landfill Partnership, an Indiana partnership (“Newton”), Springfield Environmental General Partnership, an Indiana partnership (“Springfield”), Tippecanoe County Waste Services Partnership, an Indiana partnership (“Tippecanoe”), and Warrick County Development Company, an Indiana partnership (“Warrick”) (each a “Guarantor” and collectively, the “Guarantors”, and, together with Allied, collectively, the “Companies”), in connection with the proposed issuance by Allied of $750,000,000 in aggregate principal amount of its 6 7/8 % Senior Notes due 2017 issued under that certain Senior Indenture dated as of December 23, 1998 (the “Base Indenture”) among Allied, the Guarantors named therein and the U.S. Bank National Association (the “Trustee”) as amended and supplemented by the Eighteenth Supplemental Indenture dated as of March 12, 2007 (the “Supplemental

Allied Waste North America, Inc.
March 12, 2007

Indenture” and with the Base Indenture , the “ 2017 Indenture”), which are to be registered under The Securities Act of 1933 (the “Securities Act”) to be filed with the Securities and Exchange Commission (the “Notes due 2017) and the guarantees of the Notes due 2017 by the Guarantors (the “Guarantees”). Unless otherwise defined herein or the context otherwise requires, the capitalized terms appearing in this letter shall have the meanings ascribed to them in the 2017 Indenture.
     Our representation of the Companies has been limited exclusively to advising with respect to the authorization, execution and delivery of the Notes due 2017, the Guarantees and the other documents referred to herein to which the Companies are parties.
     For purposes of this opinion, we have examined, among other things, the following agreements, instruments and documents of even date herewith, hereinafter referred to as the “Documents”:
(a)	a copy of the Notes due 2017 ;

(b)	Minutes of the Board of Directors of the Corporate Guarantors Listed on Exhibit A, dated February 21, 2007;

(c)	Minutes of the Partnership Governing Bodies of the Partnership and Limited Partnership Guarantors Listed on Exhibit A, dated February 21, 2007;

(d)	the Guarantees; and

(e)	the 2017 Indenture.
     In addition to the foregoing, we have examined the original or certified, conformed or photostatic copies of (i) the Articles of Incorporation of each of Northwest, DTC and Wastehaul, as amended to date, (ii) qualifications to do business and certificates of good standing with respect to Northwest, DTC and Wastehaul in Indiana, (iii) By-Laws of Northwest, DTC and Wastehaul, as amended to date, and (iv) the Partnership Agreement of each of Benton, Clinton, County, Illiana, Jasper, Key, Lake, Newton, Springfield, Tippecanoe, and Warrick, as amended, as the case may be.
     We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Companies. In our examination of the Documents and the aforesaid certificates, records, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). In rendering the following opinions we have relied as to the factual matters, without independent investigation, upon the representations, warranties and certifications made by the Companies in or pursuant to the Documents and upon the

Allied Waste North America, Inc.
March 12, 2007

officers’ certificates identified above. This opinion is given, and all statements herein are made, in the context of the foregoing.
     As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers in the firm who have given substantive legal attention to representation of the Companies in connection with the Documents.
     For purposes of this opinion letter, we have assumed that (i) each party to the Documents has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Documents (other than the Guarantors), (ii) each party to the Documents has duly authorized, executed and delivered the Documents to which it is a party, except to the extent that we express opinions in paragraphs 1 and 2 below regarding the authorization of the Documents by the Guarantors, (iii) each party to the Documents is validly existing and in good standing in all necessary jurisdictions (other than the Guarantors) , (iv) the Documents constitute valid and binding obligations of each party thereto (other than the Guarantors), enforceable against each of them in accordance with their respective terms and (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Documents. With respect to the power and authority of Allied and with respect to the due authorization, execution and delivery of the Documents by Allied, we have relied, with your permission, upon the opinions of the law firm of Latham & Watkins LLP.
     This opinion letter is based as to matters of law (collectively, “Applicable Laws”) solely on applicable provisions of the Indiana Business Corporation Law, as amended and the Indiana Uniform Partnership Act, as amended.
     Based on the foregoing and subject to the assumptions and qualifications set forth below, it is our opinion that:
1.	Each of the Guarantors is a corporation or general partnership, as applicable, under the Indiana Business Corporation Law or the Indiana Uniform Partnership Act, as applicable. Based on certificates from public officials, we confirm that each of the corporation Guarantors is validly existing and in good standing under the laws of the State of Indiana. Based on certificates from general partners, we confirm that each of the partnership Guarantors is validly existing under the laws of the State of Indiana.

2.	The Guarantees of each of the Guarantors have been duly authorized and duly executed by all necessary corporate or partnership action of each respective Guarantor.
     The opinions rendered herein are being delivered solely to you for your sole benefit in connection with the Documents and may only be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to Allied’s current report on Form 8-K and to the reference of our firm under

Allied Waste North America, Inc.
March 12, 2007

the heading “Legal Matters.” This opinion relates solely to matters existing as of the date hereof and we disclaim any obligation to update this opinion for events occurring after such date.

Very truly yours,

Plews Shadley Racher & Braun LLP

Exhibit XII
FISHER, EHRHART & McCRIGHT
ATTORNEYS AI LAW
425 SECOND STREET SE SUITE 1010
CEDAR RAPIDS, IA 52401
(319) 366-7795
FAX (319) 366-4551

AN ASSOCIATION OF SOLE PRACTITIONERS	OTHER OFFICES:
MAIN STREET
COGGON, IOWA
FRED C FISHER, 1877—1954
FRED C FISHER, JR., 1909 — 2000
JOHN H. EHRHART	JEhrhart@ 1010crlaw com
JON M McCRIGHT	JMcCright@1010crlaw com
GUY P. BOOTH	GBooth@ 1010crlaw com
E DANIEL O’BRIEN	DO’Brien@ l0l0cilaw com
GARY J SHEA	GaryJShea@aol com
March 12, 2007
Allied Waste Noith America, Inc.,
18500 North Allied Way
Phoenix, AZ 85054
Dear Sir or Madam:
          We have acted as special Iowa counsel to Guarantors for the sole purpose of providing this Opinion Letter in connection with the registration of $750,000,000 in aggregate principal amount of 6 7/8% Senior Notes due in 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation, and certain of its affiliates and subsidiaries (collectively the “Guarantors”), under the Securities Act of 1933, as amended, on Form S-3 (file no .333-135092) filed with the Securities and Exchange Commission on June 16, 2006, (the “ Registration Statement”)., The Notes and the Guarantee will be issued pursuant to an eighteenth supplemental indenture, dated as of March 12, 2007 (the “Eighteenth Supplemental Indenture”) to an indenture, dated December 23,1998 (the “Base Indenture”) among the Company, the Guarantors and the U.S. Bank National Association, as trustee. The law (Law) covered by the opinions expressed in this Opinion Letter is limited to the law of the State of Iowa (the State), excluding the laws of the State that relate to securities and matters of taxation. For purposes of this Opinion Letter, the Law is the statutes and the judicial decisions of the State, but not including its local law (Local Law). Local Law is the ordinances, administrative decisions and the rules and regulations of counties, towns and municipalities and special political subdivisions..
Documents Reviewed. For purposes of this Opinion Letter; we have examined the following documents:
1.	The Senior Notes which are 6 7/8 % Senior Notes due 2017, in an aggregate amount of $750,000,000,00 from Allied Waste North America, Inc , a Delaware corporation, (Allied Waste Senior Notes) to be issued pursuant to a supplemental indenture (the Eighteenth Supplemental Indenture”), dated March 12, 2007 to an indenture (the “Base Indenture”, dated December 23,1998, among the Company, the Guarantors and U. S. Bank National

Association, as trustee (the “trustee”) together with the Eighteenth Supplemental Indenture (the “Indenture”).

2.	Senior Guarantees endorsed to Allied Waste Senior Notes (Guarantees).

3.	Articles of Incorporation of Guarantor, letter Disposal, Inc.

4.	By-laws of Guarantor letter Disposal, Inc.

5.	Minutes of the Board of Directors of the Corporate Guarantor, (letter Disposal, Inc.)

6.	Action of the Board of Directors of letter Disposal, Inc.

7.	Certificate of Existence of letter Disposal, Inc. issued by the Secretary of State of the State of Iowa dated February 23, 2007.

8.	Articles of Organization of Guarantor, Allied Waste Transfer Services of Iowa, LLC

9.	Operating Agreement of Guarantor, Allied Waste Transfer Services of Iowa, LLC

10.	Minutes of the LLC Governing body of the Limited Liability Company Guarantor, Allied Waste Transfer Services of Iowa, LLC.

11.	Action by Consent of Members of Allied Waste Transfer Services of Iowa, LLC

12.	Certificate of Existence of Allied Waste Transfer Services of Iowa, LLC issued by the Secretary of State of the State of Iowa dated February 23, 2007
          In connections with the opinions set forth below, we have limited the scope of our review to the Documents listed above (Documents); and we have relied, without investigation or analysis, upon information in the Documents. Except to the extent that the information contained in the Documents constitutes a statement, directly or in practical effect, of any legal conclusion at issue, we have relied, without investigation or analysis, upon the information contained in representations made by the parties in the Documents
          Capitalized terms used herein without definition have the meanings assigned to them in the Indenture
Opinions. Based upon and subject to the foregoing and the Assumptions and the Qualifications set forth below, we are of the opinion that:
1.	Each of the Guarantors is a corporation (letter Disposal, Inc.) or a Limited Liability Company (Allied Waste Transfer Services of Iowa, LLC) as applicable organized under the applicable Iowa corporation laws, specifically Chapter 490 of the Code of Iowa, as amended 2007; and the applicable Iowa limited liability company laws, specifically Chapter 490A of the Code of Iowa, as amended 2007, Based on a certificate from the appropriate public officials in Iowa, we confirm that the Guarantors are validly existing and in good standing under the laws of the State of Iowa.

2.	The Guarantees of Guarantor have been duly authorized by all necessary corporate or limited liability company action and have been duly executed by an authorized officer of each of each the respective guarantors.
Assumptions. In rendering the foregoing opinions, we have relied, with your permission and without investigation, upon the assumptions set forth below:
1.	The Documents which we have reviewed conform in all material respects with the originals which have been fully completed with all necessary and contemplated information, acknowledgments and attachments. All signatures on the Documents have been obtained and are genuine.

2.	The transactions contemplated by the Documents are in all respects valid, binding and enforceable against the parties thereto in accordance with their respective terms and all applicable law, To the extent that any of the transactions are governed by the law of any jurisdiction other than Iowa, the transactions are in all respects valid under the laws of such other jurisdictions,

3.	No party to the Documents or any of the transactions contemplated by the Documents is in violation of any statute, rule or regulation of any governmental authority; and each party to the Documents and to the transactions contemplated by the Documents is current with all reports and documents required to be fried with any municipal, county, state or federal regulatory agency or similar governmental authority and is in full compliance with all applicable rules and regulations of such agencies and is not in default with respect to any order of any court, arbitrator or governmental authority applicable to such party and to the properties of such party,

4.	There have been and are no actions, suits, proceedings or investigations pending or threatened against any party to the Documents or to any of the transactions contemplated by the Documents before any court or arbitrator or before or by any governmental authority which, if determined adversely to the interest of any party, could have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of such party or the ability of a party to perform its obligations

5.	The representations, warranties and factual statements of each of the parties to the documents and to the transactions contemplated by the Documents are and will remain true and accurate in all material respects,

6.	The conduct of each of the parties to the Documents and to the transactions contemplated by the Documents has complied with all requirements of good faith, fair dealing and conscionability. All parties to the Documents and to the transactions contemplated by the Documents have acted in good faith and without notice of any defense against the enforcement of any rights created by the Documents or with respect to any of the transactions contemplated by the Documents. There has been no mutual mistake of fact, misunderstanding, fraud, duress or undue influence. There are no agreements or understandings between the parties to the Documents or to the transactions contemplated by the Documents, written or oral, and there is no usage of trade or course or prior dealing that would in any case define, supplement or qualify the terms of the Documents,

7.	Guarantors are wholly-owned subsidiaries of Allied Waste North America, Inc.
Exclusions. This letter and the opinions expressed herein are subject to all of the exceptions and limitations set forth below:
1.	The law covered by the opinions expressed herein is limited to the law of the State, without taking into consideration or giving effect to the State’s choice of law principles. We have not made any inquiry into the laws of any jurisdiction other than the State. We express no opinion with regard to any applicable securities or tax laws of any jurisdiction or as to any law of the United States

2.	We have been engaged on behalf of Guarantors to review the Documents and to render the opinions herein set forth. We do not represent to Guarantors generally, did not participate in the formation of Guarantors, and have not had access to and have not reviewed the corporate, management, business and financial records of Guarantors. We have relied entirely upon the Certificate and the documents referred to therein with respect to matters pertaining to corporate organization and due corporate action.

3.	Our opinions above are subject to generally applicable rules of Law that may, in the absence of an effective waiver or consent, discharge a guarantor or other secondary obligor to the extent that, (i) the underlying obligation is materially modified, or (ii) any act or omission by a creditor impairs (A) the value of collateral securing the underlying obligation to the detriment of the guarantor or other secondary obligator, (B) the guarantor’s or other secondary obligor’s recourse against the primary obligor, or (C) the suretyship status of the guarantor or other secondary obligor in any other way that is described in Sections 37 et seq, of the Restatement Third, Suretyship and Guaranty (1996).
          This opinion is for the benefit of the addressee in connection with the transactions contemplated by the Indenture and may be relied upon by addressee and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s current report on form 8-K and to the reference of our Firm under the heading “Legal matters.” In giving our consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

By:	/s/ Jon M. McCright
Jon M. McCright

Exhibit XIII

Wallace E. Brockhoff	2345 Grand Boulevard
(816) 460-5825	Suite 2800
Email: wbrockhoff@lathropgage.com	Kansas City, Missouri 64108-2684
www.lathropgage.com	(816) 292-2000, Fax (816) 292-2001
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054

Re:	Allied Waste North America, Inc. (the “Company”) Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special Kansas and Missouri counsel to the Company’s Restricted Subsidiaries incorporated in Kansas and Missouri that are listed on Exhibit A attached hereto (the “Specified Guarantors”) in connection with the Company’s Registration Statement on Form S-3 dated June 16, 2006 and Preliminary Prospectus Supplement thereto dated February 26, 2007 (collectively, the “Registration Statement”) filed with respect to the Notes (as defined below). Unless otherwise defined in this opinion letter, all capitalized terms used herein shall have the meanings assigned to them in that certain Senior Indenture dated as of December 23, 1998 (the “Indenture”) among the Company, as Issuer, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee.
     In rendering the opinions contained in this opinion letter, we have examined and relied upon such records, documents, instruments, certificates of public officials and certificates of officers of the Company and Specified Guarantors, and questions of law, as we have deemed appropriate, including without limitation:
A.	The Registration Statement filed by the Company with respect to its offer of $750,000,000 principal amount of the Company’s 6 7/8% Senior Notes due 2017 (the “Notes”).

March 12, 2007

B.	Copy of the Indenture.

C.	Copy of Eighteenth Supplemental Indenture dated March 12, 2007 (the “Supplemental Indenture”) among the Company, Allied Waste Industries, Inc., each of the other Guarantors signatory thereto and the Trustee, as filed by the Company as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on or about the date hereof.

D.	Copy of the Guarantee endorsement (the “Guarantee Endorsement”) included with the Notes.

E.	Copies of the Articles of Incorporation, Certificate of Incorporation or Articles of Organization, as applicable, of each of the Specified Guarantors, certified as of a recent date by the Secretary of State of its jurisdiction of organization.

F.	Copies of the Bylaws or Operating Agreement, as applicable, of each of the Specified Guarantors, certified by its Secretary.

G.	Copies of resolutions adopted by the Board of Directors or other governing body of members or managers of each of the Specified Guarantors approving the Supplemental Indenture and the Guarantee Endorsement, certified by the Secretary of such Specified Guarantor.

H.	Certificates of Good Standing issued by the Secretary of State of each Specified Guarantor’s jurisdiction of organization with respect to the good standing of such Specified Guarantor in such jurisdiction.
     As to matters of fact, we have relied, to the extent we deem proper, upon the representations of the Company and the Specified Guarantors set forth in the Registration Statement, the Indenture, the Supplemental Indenture and the Guarantee Endorsement, and upon certificates of officers, members or managers, as applicable, of the Company and the Specified Guarantors.
     We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the States of Kansas and Missouri.

March 12, 2007

     We have assumed due authorization, execution and delivery of the Indenture, the Supplemental Indenture, the Guarantee Endorsement, the Notes and the other agreements and documents referred to in this opinion by, and the enforceability of the Indenture, the Supplemental Indenture, the Guarantee Endorsement, the Notes and such other agreements and documents against, all parties thereto other than the Specified Guarantors. We have also assumed the correctness of all statements of fact contained in all agreements, certificates and other documents examined by us; the correctness of all statements of fact made in response to our inquiries by officers and other representatives of the Company and the Specified Guarantors and by public officials; the legal capacity of all natural persons; the genuineness of all signatures on all agreements and other documents examined by us; the authenticity of all documents submitted to us as originals; and the conformity to authentic original documents of all documents submitted to us as copies.
     Based upon, and subject to, the foregoing, we are of the opinion that:
     1. Each of the Specified Guarantors is validly existing as a corporation or limited liability company, as applicable, under the general corporation law or limited liability company act, as applicable, of its jurisdiction of organization. Based on certificates from public officials, we confirm that each of the Specified Guarantors is in good standing under the laws of its jurisdiction of organization.
     2. The Supplemental Indenture and the Guarantee Endorsement have been duly authorized and duly executed by all necessary corporate or limited liability company action, as applicable, of each Specified Guarantor.
     This opinion letter is being furnished to the Company for its use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters”.
     We express no opinions other than as herein expressly set forth, and no expansion of our opinions may be made by implication or otherwise. We do not undertake to advise you of any matter within the scope of this letter which comes to our attention after the delivery of this letter, and we disclaim any responsibility to advise you of future changes in law or fact which may affect the above opinions.

Very truly yours, LATHROP & GAGE L.C.

EXHIBIT A
SPECIFIED GUARANTORS AND JURISDICTION OF ORGANIZATION

American Disposal Services of Kansas, Inc.	Kansas
Resource Recovery, Inc.	Kansas
Sunset Disposal, Inc.	Kansas

Autoshred, Inc.	Missouri
Belleville Landfill, Inc.	Missouri
Missouri City Landfill, LLC	Missouri
Rock Road Industries, Inc.	Missouri
St. Joseph Landfill, LLC	Missouri
Tate’s Transfer Systems, Inc.	Missouri
Thomas Disposal Service, Inc.	Missouri
EXHIBIT A TO OPINION OF LATHROP & GAGE L.C.

Exhibit XIV

March 12, 2007	Kenneth R. Sagan
(859) 226-2339
(859) 425-7951 FAX
ksagan@stites.com
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054

Re:	$750,000,000 of 6 7/8% Senior Notes Due 2017
Ladies and Gentlemen:
     We have acted as special Kentucky counsel for Blue Ridge Landfill General Partnership, Green Valley Landfill General Partnership, Morehead Landfill General Partnership (also known as Moorhead Landfill General Partnership) and Benson Valley Landfill General Partnership, all Kentucky general partnerships (collectively, the “Kentucky Guarantors”), in connection with their guarantees of up to $750,000,000 aggregate principal amount of 6 7/8 % Senior Notes Due 2017 (the “Senior Notes”) to be issued by Allied Waste North America, Inc., a Delaware corporation (the “Company”) that is the direct or indirect parent of the Kentucky Guarantors. The Senior Notes are being issued under an Indenture dated as of December 23, 1998 (the “Base Indenture”) among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Eighteenth Supplemental Indenture dated as of March 12, 2007 (the “18th Supplemental Indenture”) (the Base Indenture and 18th Supplemental Indenture are referred to together as the “Indenture”) between the Company, the Guarantors and Trustee. The Senior Notes and related Senior Guarantee will be registered under a Registration Statement on Form S-3, file no. 333-13509 filed with the SEC on June 16, 2006 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission. Capitalized terms used but not defined in this opinion have the meanings given to them in the Indenture.
     For purposes of this opinion, we have examined the Indenture and the form of Senior Guarantee included on the Senior Notes (the “Senior Guarantee”) and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates and documents and partnership and other records as we have deemed necessary or appropriate as a basis for the opinions expressed below. As to various questions of fact material to our opinion, we have relied upon the representations made in the Indenture and other representations and certifications of fact from the Kentucky Guarantors and other sources. In addition, we have made such investigations of law as we have deemed necessary or appropriate for purposes of this opinion.

Allied Waste North America, Inc.
March 12, 2007

          Based upon and in reliance upon the foregoing and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:
1.	Each of the Kentucky Guarantors is a general partnership under the Uniform Partnership Act of Kentucky. Based on a certificate from the “Majority-in-Interest Partner” (as such term is defined in the Kentucky Guarantors’ partnership agreements), each of the Kentucky Guarantors is validly existing and in good standing as a general partnership under the laws of the Commonwealth of Kentucky.

2.	The execution, delivery and performance of the Senior Guarantee by the Kentucky Guarantors have been duly authorized by all necessary partnership action on the part of the Kentucky Guarantors.
     The foregoing opinions are limited by and subject to the following assumptions, qualifications and limitations:
          (a) We have assumed without investigation the authenticity and completeness of any document or other instrument submitted to us as an original, the conformity to the original of any document or other instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies. We have further assumed without investigation that all natural persons who signed documents examined by us had sufficient legal capacity to contract at the time they signed such documents.
          (b) We have assumed without investigation: (i) parties other than the Kentucky Guarantors have the requisite power and authority (corporate and otherwise) to enter into the Senior Notes, Senior Guarantee, Indenture and other agreements examined by us and to perform their obligations under them; (ii) the due execution and delivery of the Senior Notes, Senior Guarantee, Indenture and other agreements by parties other than the Kentucky Guarantors; (iii) the binding effect and enforceability of the Senior Notes, Senior Guarantee, Indenture and other agreements against the parties thereto; (iv) the receipt or making of any consent, approval, order or authorization of, or effectiveness of any registration or filing with, any third party or governmental body that is required to be received or made by any party in connection with the execution and delivery of the Senior Notes, Senior Guarantee, Indenture or the consummation of the transactions contemplated thereby, including without limitation the Registration Statement; and (v) neither the execution, delivery nor performance of the Senior Guarantee by the Kentucky Guarantors breaches, violates, conflicts with or constitutes a default under any indenture (excluding for purposes of this clause (v) the Indenture), agreement, contract or obligation of the Kentucky Guarantors.

Allied Waste North America, Inc.
March 12, 2007

          (c) We have assumed that Morehead Landfill General Partnership and Moorhead Landfill General Partnership are one and the same general partnership.
          (d) Our opinions are based solely on the laws of the Commonwealth of Kentucky and the federal laws of the United States of America. We express no opinions as to the laws of any other jurisdiction and nothing contained in our opinion should be construed otherwise. In particular and without limiting the generality of the foregoing, we note that we are not opining under the laws of the State of New York, which is the express choice of governing law for the Senior Guarantee. We express no opinion as to the legality, validity, binding effect or enforceability of the Senior Guarantee under the laws of New York and instead we have assumed that the Senior Guarantee is legal, valid, binding and enforceable under the laws of New York.
          (e) This opinion relates solely to matters existing as of the date hereof, and we disclaim any obligation to update this opinion for events occurring after this date.
          (f) This opinion is for your benefit in connection with the transactions contemplated by the Senior Notes and related documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s current report on form 8-K and to the reference to our firm under the heading “Legal Matters.”

Very truly yours, STITES & HARBISON, PLLC
By:	/s/ Kenneth R. Sagan
Kenneth R. Sagan, a Member

Exhibit XV
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054

Re:	March 12, 2007 Eighteenth Supplemental Indenture (the “Eighteenth Supplemental Indenture”) among Allied Waste North America, Inc., Allied Waste Industries, Inc. (the “Company”), the guarantors signatory thereto, and U.S. Bank National Association, as trustee (the “Trustee”)
Ladies and Gentlemen:
     We have acted as counsel for Crescent Acres Landfill, LLC, a Louisiana limited liability company (“Crescent”), Frontier Waste Services of Louisiana L.L.C., a Louisiana limited liability company (“Frontier”), Jefferson Parish Development Company, LLC, a Louisiana limited liability company (“Jefferson”) and St. Bernard Parish Development Company, LLC, a Louisiana limited liability company (“St. Bernard”) (collectively, the “Louisiana Guarantors”) in connection with the Eighteenth Supplemental Indenture and the $750,000,000 of senior notes due 2017, to be issued thereunder on or about March 12, 2007 (the “Notes”). We have not acted as counsel to any other parties in connection with the Eighteenth Supplemental Indenture.
     In that connection we have examined:
     1.      an unexecuted copy of the Eighteenth Supplemental Indenture and a copy of Schedule 1 thereto both of which were provided to us by the Company;
     2.      Article 15 of the December 23, 1998 Senior Indenture among the Company, the guarantors signatory thereto, and the Trustee (the “Indenture”) as filed on EDGAR;
     3.      a photocopy of an executed but undated Guarantee (the “Guarantee”) which has been identified to us as the guaranty referenced in the Eighteenth Supplemental Indenture;
     4.      a copy of the minutes of the LLC Governing Bodies of the Limited Liability Company Guarantors of the Eighteenth Supplemental Indenture, including Crescent, Frontier, Jefferson and St. Bernard, dated February 21, 2007 (the “Minutes”);

March 12, 2007

     5.      a certificate of existence for Crescent obtained from the Louisiana Secretary of State and dated as of February 22, 2007;
     6.      a certificate of existence for Frontier obtained from the Louisiana Secretary of State and dated as of February 22, 2007;
     7.      a certificate of existence for Jefferson obtained from the Louisiana Secretary of State and dated as of February 22, 2007;
     8.      a certificate of existence for St. Bernard obtained from the Louisiana Secretary of State and dated as of February 22, 2007;
     9.      articles of organization as filed with the Louisiana Secretary of State for each of the Louisiana Guarantors;
     10.    Crescent’s operating agreement dated as of October 13, 2005;
     11.    Frontier’s operating agreement dated as of May 17, 2001;
     12.    Jefferson’s operating agreement dated as of September 22, 2005; and
     13.    St. Bernard’s operating agreement dated as of September 22, 2005.
     The documents listed above shall be referred to collectively as the “Examined Documents.”
     As to questions of material fact to the opinion rendered herein, we have, when relevant facts were not independently established by us, relied upon certificates of public officials and the Louisiana Guarantors’ officers.
     In rendering this opinion, we have assumed, without independently verifying such assumptions: (i) the genuineness of all signatures (including the Louisiana Guarantors’ signatures) on all of the documents examined by us; (ii) the legal capacity of each signing party who is a natural person; (iii) that an Authorized Officer (as defined in the Minutes) will execute the Eighteenth Supplemental Indenture and the Guarantee; (iv) the authenticity of all documents furnished to us for our examination as originals or the conformity of copies of all such documents to the originals thereof; (v) the due authorization, execution and delivery of the Eighteenth Supplemental Indenture by all the parties thereto other than the Louisiana Guarantors and that each of such other parties has full power and authority to execute, deliver and perform its obligations thereunder; (vi) that the Guarantee will be endorsed to the Notes (as such term is defined in the Eighteenth Supplemental Indenture) upon their issuance as required by the Guarantee; (vii) that Schedule I as supplied to us is Schedule I to the Eighteenth Supplemental Indenture and is the “Schedule I to the Indenture” referred to in the Guarantee; (viii) the enforceability of the Eighteenth Supplemental Indenture and the Indenture; (ix) the enforceability of the Notes; (x) the accuracy and completeness of all limited liability company

March 12, 2007

documents and records made available to us by the Louisiana Guarantors; (xi) none of the Louisiana Guarantors is an Unrestricted Subsidiary (as defined in the Indenture and the Eighteenth Supplemental Indenture); and (xii) that there are no other agreements or understandings among the parties to the Eighteenth Supplemental Indenture, written or oral, and there is no usage of trade or course of prior dealing among the parties thereto, that would, in any case, define, supplement, alter or qualify the terms of the Eighteenth Supplemental Indenture or the Guarantee.
     Based on the foregoing, we are of the opinion that:
     1.      Each of the Louisiana Guarantors is a limited liability company organized under the Louisiana limited liability company statute (La. R.S. 12:1301 et seq.). Based only upon certificates from public officials, each of the Louisiana Guarantors was validly existing under the laws of the State of Louisiana on February 22, 2007.
     2.      The Guarantee has been duly authorized by all necessary limited liability company action of each of the Louisiana Guarantors and, if it is executed and delivered in accordance with the terms of the Indenture and Eighteenth Supplemental Indenture, the Guarantee will constitute the legally valid and binding obligation of each of the Louisiana Guarantors, enforceable against each of the Louisiana Guarantors in accordance with its terms with respect to the Notes. The execution and delivery of the Guarantee has been duly authorized by all necessary limited liability company action of each of the Louisiana Guarantors.
     The opinions expressed above are further subject to the specific exceptions and qualifications enumerated below:
     (A)      The enforceability of the Guarantee is subject to (i) applicable bankruptcy, insolvency, moratorium or similar laws affecting generally the enforcement of creditors’ rights, as such apply to each Louisiana Guarantor (provided, however, that the bankruptcy or insolvency of the primary obligor under the Notes will not affect the enforceability of the Guarantee); and (ii) general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, which may limit the validity of certain provisions and the availability of certain remedies, such as self-help, injunctive relief and specific performance.
     (B)      Without limiting paragraph (A) above, we specifically note our assumption that each of the Louisiana Guarantors has obtained adequate consideration in exchange for its execution, delivery and performance of the Guarantee and note that, if any of the Louisiana Guarantors did not receive such adequate consideration, the Guarantee could be unenforceable against such Louisiana Guarantor as a fraudulent conveyance under the United States Bankruptcy Code and under analogous provisions of the Louisiana Civil Code.
     (C)      We note that the Guarantee is described as a “Senior Guarantee” provided on a “senior basis.” We express no opinion as to the effect, if any, of such designation or the priority

March 12, 2007

of the rights held by the holders of the Notes against any of the Louisiana Guarantors relative to the priority of claims held by the each of the Louisiana Guarantors’ other creditors.
     (D)      The obligations of each of the Louisiana Guarantors under the Guarantee are those of a guarantor, and, unless such obligations are contemporaneously therewith reaffirmed, any renewal, extension or material modification of the primary obligors’ obligations to the Trustee may extinguish the guarantor’s obligations to the Trustee. We further advise you that under the provisions of La. Civ. Code arts. 3058, et seq., a suretyship (guaranty) (i) is extinguished upon extinction of the principal obligation for which it is given, (ii) is terminated upon notice by the surety to the creditor (except that any such termination would not affect the surety’s liability for obligations incurred by the principal obligor, or obligations that the creditor is bound to permit the principal obligor to incur, at the time the notice is received), and (iii) may be extinguished, to the extent the surety is prejudiced by the action, by a modification or amendment of the principal obligation, or the impairment of security held for the guaranteed obligations by the creditor in any material manner and without the consent of the surety. Further, under certain provisions of the Louisiana Civil Code (including, without limitation, articles 1803 and 1892 thereof), a remission of debt, transaction or compromise with one solidary obligor may have the effect of releasing the other solidary obligors for all or a portion of the amount involved. We express no opinion whatsoever with respect to any provisions of the Guarantee which are in conflict with or which purport to vary these provisions of law.
     (E)      We express no opinion as to the effect of any inconsistencies and conflicts between the Guarantee and Article 15 of the Indenture.
     (F)      We express no opinion as to the validity, performance and enforceability under applicable law of the following provisions in the Guarantee: (i) provisions stating that the Guarantee is not affected by the unenforceability of the Notes for any reason; (ii) requirements that the Guarantee may be amended or waived only in the event of an agreement in writing signed by the Trustee, including provisions authorizing the delay or failure to exercise a right without waiving such right; (iii) irrevocable appointments of a party as the agent or attorney-in-fact of another party and any power of attorney attempted to be granted to such party; (iv) provisions purporting to establish that funds or other property will be held by a party in trust for another party; (v) waivers of jury trial, consents to jurisdiction, venue and service, waivers of claims, counterclaims, defenses or damages not now known or presently in existence, or global waivers of rights and remedies afforded by law; (vi) provisions relating to the severability of agreements; (vii) provisions relieving a party from liability even in the event of such party’s own negligence, gross fault or intentional acts; (viii) any provision that purposes to preclude the right of a party to assert defenses with respect to its obligations or covenants in judicial proceedings; provided that this exception does not imply that such defenses will be successful or that waivers of rights by such parties not covered by other exceptions in this opinion are unenforceable; (ix) provisions for the continuation, reinstatement or revival of the Guarantee or portions thereof and obligations thereunder or the restoration of obligations or liens thereunder after their termination, release or performance or after judicial proceedings pertaining thereto are abandoned or determined adversely; and (x) the ability to recover attorneys’ fees to the extent that a court should determine that such attorneys’ fees are not reasonable in amount.

March 12, 2007

     (G)      We express no opinion with respect to any federal or state securities law.
     We are admitted to practice in the State of Louisiana, and we express no opinion as to matters under or involving laws of any jurisdictions other than the State of Louisiana and the United States of America. We note that the Guarantee includes a New York choice of law, and we express no opinion as to the enforceability of the Guarantee under New York law.
     The opinions set forth above are rendered as of the date of this letter, and we undertake no obligation, and hereby disclaim any obligation, to update or supplement this opinion with respect to subsequent changes in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.
     This letter expresses our legal opinion as to the foregoing matters based upon our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above. This opinion letter is for your benefit in connection with the transactions contemplated by the Eighteenth Supplemental Indenture and may only be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provision of the federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s current report on Form 8-K and the reference to our firm under the heading “Legal Matters.”
Very truly yours,
Jones, Walker, Waechter, Poitevent, Carrère &
Denègre, L.L.P.

Exhibit XVI
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Ladies and Gentlemen:
     We have acted as special Massachusetts counsel for the Opinion Entities (as listed and defined in Annex I hereto) in connection with the registration by Allied Waste North America, Inc. (the “Issuer”) of $750,000,000 in aggregate principal amount of its 6 7/8% Senior Notes due 2017 (the “2017 Notes”), and the Subsidiary Guarantees (as defined below) of the 2017 Notes by the Opinion Entities, under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (Reg. No. 333-135092) filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2006, as amended to date (the “Registration Statement”).
     We understand that the 2017 Notes and the related Subsidiary Guarantees have been issued pursuant to the Eighteenth Supplemental Indenture dated as of March 12, 2007 (the “Supplemental Indenture”) to the Senior Indenture dated as of December 23, 1998, among the Issuer, the guarantors named therein, and U.S. Bank National Association, as trustee (the “Base Indenture”; the Base Indenture, together with the Supplemental Indenture, the “Indenture”; the Indenture, together with the 2017 Notes and the Subsidiary Guarantees, the “Transaction Documents”), and that the 2017 Notes and the Subsidiary Guarantees have been issued on the terms set forth in that certain prospectus supplement dated as of February 26, 2007 and filed with the Commission pursuant to Rule 424(b) of the Act on February 27, 2007 (the “Prospectus Supplement”).
     We further understand that the due and punctual payment of the principal of, premium, if any, and interest due on the 2017 Notes will be guaranteed by the Opinion Entities pursuant to the guarantee appended to the 2017 Notes (such guarantees of the 2017 Notes being referred to in this opinion as the “Subsidiary Guarantees”). Capitalized terms used but not otherwise defined herein (including Annex I hereto) shall have the meanings set forth in the Supplemental Indenture.

Allied Waste North America, Inc.
March 12, 2007

     Our involvement in the transactions described above has been limited solely to reviewing the Indenture and to providing the opinions set forth below. We have not participated in the preparation of the Registration Statement or any related prospectus (including the Prospectus Supplement) or document or in the negotiation of the transactions contemplated by the Registration Statement (including the Prospectus Supplement) or the Transaction Documents or any related document, and, except as expressly provided herein, we have performed no investigation or diligence in connection with the factual matters underlying this opinion. Without limiting the generality of the foregoing, we have not reviewed any supplemental indenture or other supplement, amendment, waiver or modification (other than the Supplemental Indenture) to the Base Indenture, including, but not limited to, any of the seventeen supplemental indentures that we understand preceded the Supplemental Indenture.
     In rendering the opinions expressed herein, we have examined the following documents (and only the following documents):
(a)	copies of the executed Base Indenture and the executed Supplemental Indenture and the two executed 6 7/8% Senior Notes due 2017 originally issued in the respective principal amounts of $500,000,000 and $250,000,000;

(b)	copies of the charter and constitutive documents for the Opinion Entities listed on Annex II attached hereto, each as certified to us under the Secretary’s Certificate (as defined below);

(c)	resolutions of the board of directors or sole member, as applicable, of each Opinion Entity, adopted on February 21, 2007, as certified to us under the Secretary’s Certificate; and

(d)	the certificates listed on Annex III attached hereto as to the legal existence and good standing of each Opinion Entity.
     We have also examined and relied upon one or more certificates dated March 12, 2007 of the secretary or other comparable officer of each Opinion Entity (collectively, the “Secretary’s Certificate”) certifying the documents and resolutions referenced in paragraphs (b) and (c) above and addressing certain related matters. As to matters of fact material to our opinions, we have relied, without independent verification, on representations and certifications made in the Secretary’s Certificate and in the Transaction Documents.
     In rendering the opinions expressed in paragraph 1 below, we have relied solely upon the certificates described in paragraph (d) above, and such opinions are expressed as of the respective dates of such certificates. We express no opinion herein as to the tax good standing of any Opinion Entity in any jurisdiction.

Allied Waste North America, Inc.
March 12, 2007

     We have assumed the genuineness of all signatures (including signatures of the Opinion Entities and their officers, directors and members), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.
     The opinions expressed below are limited to the laws of The Commonwealth of Massachusetts. We express no opinion as to the laws of any other jurisdiction.
     Based upon the foregoing, we are of the opinion that:
1.	Each Corporation Opinion Entity (as defined in Annex I hereto) is validly existing as a corporation and in good standing under the laws of The Commonwealth of Massachusetts. Each LLC Opinion Entity (as defined in Annex I hereto) is validly existing as a limited liability company and in good standing under the laws of The Commonwealth of Massachusetts.

2.	The Subsidiary Guarantee by each Opinion Entity has been duly authorized by all necessary corporate action or limited liability company action, as applicable, of such Opinion Entity, and duly executed by an authorized officer of such Opinion Entity.
     We consent to your filing this opinion as an exhibit to your current report on Form 8-K and to the reference of our firm under the heading “Legal Matters”. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission thereunder. We undertake no obligation to update the opinions expressed herein for events or changes in law occurring after the date hereof.

Very truly yours, FOLEY HOAG LLP
By:	/s/ William Kolb
A Partner

Annex I
Entities 1 through 5 below, together, are sometimes referred to in the opinion to which thisAnnex I is appended as the “Corporation Opinion Entities,” and entities 6 through 8 below, together are sometimes referred to in the opinion to which this Annex I is appended as the “LLC Opinion Entities.” The Corporation Opinion Entities and the LLC Opinion Entities, together, are sometimes referred to in the opinion to which this Annex I is appended as the “Opinion Entities.”
1.	Allied Acquisition Two, Inc., a Massachusetts corporation

2.	Atlantic Waste Holding Company, Inc., a Massachusetts corporation

3.	Browning-Ferris Industries, Inc., a Massachusetts corporation

4.	F.P. McNamara Rubbish Removal, Inc., a Massachusetts corporation

5.	Vining Disposal Service, Inc., a Massachusetts corporation

6.	BFI Transfer Systems of Massachusetts, LLC, a Massachusetts limited liability company

7.	Allied Waste Services of Massachusetts, LLC, a Massachusetts limited liability company

8.	BFI Waste Systems of Massachusetts, LLC, a Massachusetts limited liability company

Annex II
1.	A copy of the Articles of Organization of Allied Acquisition Two, Inc. certified by the Secretary of The Commonwealth of Massachusetts on February 22, 2007.

2.	The Bylaws of Allied Acquisition Two, Inc.

3.	A copy of the Articles of Organization of Atlantic Waste Holding Company, Inc. certified by the Secretary of The Commonwealth of Massachusetts on February 22, 2007.

4.	The Bylaws of Atlantic Waste Holding Company, Inc.

5.	A copy of the Restated Articles of Organization of Browning-Ferris Industries, Inc. certified by the Secretary of The Commonwealth of Massachusetts on February 22, 2007.

6.	The Amended and Restated Bylaws of Browning-Ferris Industries, Inc.

7.	A copy of the Articles of Organization of F.P. McNamara Rubbish Removal, Inc. certified by the Secretary of The Commonwealth of Massachusetts on February 22, 2007.

8.	The Amended and Restated Bylaws of F.P. McNamara Rubbish Removal, Inc.

9.	A copy of the Articles of Organization of Vining Disposal Service, Inc., as amended, certified by the Secretary of The Commonwealth of Massachusetts on February 22, 2007.

10.	The Bylaws of Vining Disposal Service, Inc.

11.	A copy of the Certificate of Organization of BFI Transfer Systems of Massachusetts, LLC certified by the Secretary of The Commonwealth of Massachusetts on February 22, 2007.

12.	The Operating Agreement of BFI Transfer Systems of Massachusetts, LLC.

13.	A copy of the Certificate of Organization of Allied Waste Services of Massachusetts, LLC, as amended, certified by the Secretary of The Commonwealth of Massachusetts on February 22, 2007.

14.	The Operating Agreement of Allied Waste Services of Massachusetts, LLC.

15.	A copy of the Certificate of Organization of BFI Waste Systems of Massachusetts, LLC certified by the Secretary of The Commonwealth of Massachusetts on February 22, 2007.

16.	The Operating Agreement of BFI Waste Systems of Massachusetts, LLC.

Annex III
1.	Certificate issued by the Secretary of The Commonwealth of Massachusetts dated February 21, 2007 regarding the legal existence and good standing of Allied Acquisition Two, Inc. in said Commonwealth.

2.	Certificate issued by the Secretary of The Commonwealth of Massachusetts dated February 21, 2007 regarding the legal existence and good standing of Atlantic Waste Holding Company, Inc. in said Commonwealth.

3.	Certificate issued by the Secretary of The Commonwealth of Massachusetts dated February 21, 2007 regarding the legal existence and good standing of Browning-Ferris Industries, Inc. in said Commonwealth.

4.	Certificate issued by the Secretary of The Commonwealth of Massachusetts dated February 21, 2007 regarding the legal existence and good standing of F.P. McNamara Rubbish Removal, Inc. in said Commonwealth.

5.	Certificate issued by the Secretary of The Commonwealth of Massachusetts dated February 21, 2007 regarding the legal existence and good standing of Vining Disposal Service, Inc. in said Commonwealth.

6.	Certificate issued by the Secretary of The Commonwealth of Massachusetts dated February 22, 2007 regarding the legal existence and good standing of BFI Transfer Systems of Massachusetts, LLC in said Commonwealth.

7.	Certificate issued by the Secretary of The Commonwealth of Massachusetts dated February 22, 2007 regarding the legal existence and good standing of Allied Waste Services of Massachusetts, LLC in said Commonwealth.

8.	Certificate issued by the Secretary of The Commonwealth of Massachusetts dated February 22, 2007 regarding the legal existence and good standing of BFI Waste Systems of Massachusetts, LLC in said Commonwealth.

Exhibit XVII
LAW OFFICES OF JOHN A. LIBBY, P.C.
34034 Charlotte
Sterling Heights, Michigan 48312
(586) 795-9216

Facsimile: (586) 258-3629	E-mail: jalibby@jalibby.com
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054

RE:	Registration Statement on Form S-3 (Reg. No. 333-135092)
Dear Ladies and Gentlemen:
     We have acted as special Michigan counsel to those companies listed on Schedule I herein (the“Guarantors”). In connection with the registration of $750,000,000 in aggregate principal amount of 6ŝ % Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Notes (‘the Guarantees”) by certain Subsidiaries of the Company including the Guarantors, under the Securities Act of 1933, as amended (the “Act”) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2006 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below concerning the Guarantors.
     The Notes and the related Guarantees will be issued pursuant to a supplemental indenture (the “Eighteenth Supplemental Indenture”), dated March 12, 2007, to an indenture (the “Base Indenture”), dated December 23, 1998, among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”) (the “Indenture”). The Notes and Guarantees will be issued on the terms set forth in the prospectus supplement filed with the SEC on February 26, 2007 and the accompanying prospectus contained in the Registration Statement and the letter of transmittal. The Indenture, the Notes and the Guarantees are sometimes referred to herein collectively as the “Operative Documents”. Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.
     We are familiar with the proceedings taken and proposed by the Guarantors in connection with the Guarantees. In addition, we have made such legal and factual examination and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we deemed necessary or appropriate for purposes of this opinion. In

1

our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, and the conformity to authentic documents of all documents submitted to us as copies.
     As special Michigan counsel, we are opining herein as to the effect on the subject transaction only of the internal laws of the State of Michigan, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the federal laws of the United States or the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.
1. Each of the Guarantors is a corporation or limited liability company, as applicable, under the Michigan Business Corporation Act, MCL 450.1101 et. seq. or Michigan Limited Liability Company Act, MCL 450.4101 et. seq. Based on the certificates from public officials, we confirm that each of the Guarantors is validly existing and in good standing under the laws of the State of Michigan.
2. The Guarantees of each of the Guarantors (the “Identified Guarantees”) have been duly authorized and duly executed by all necessary corporate or limited liability company action of each respective Guarantor.
     We have not been requested to express, and with your knowledge and consent, do not render, any opinion as to enforceability or the applicability to the obligations of the Guarantors under the Indenture or the Identified Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law relating to fraudulent transfers and obligations.
     To the extent that the obligations of the Guarantors listed on Schedule R under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of the jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     This opinion is for your benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to you filing this opinion as an exhibit to the Company’s current report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the prospectus contained therein.

2

Sincerely, LAW OFFICES OF JOHN A. LIBBY, P.C.
By:	/s/ John A. Libby
John A. Libby

3

SCHEDULE I
Adrian Landfill, Inc.
Allied Waste Systems of Michigan, LLC
C&C Expanded Sanitary Landfill, LLC
Central Sanitary Landfill, Inc.
Citizens Disposal, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Dinverno, Inc.
Eagle Industries Leasing, Inc.
G Van Dyken Disposal, Inc.
Harland’s Sanitary Landfill, Inc.
Oakland Heights Development, Inc.
Royal Holdings, Inc.
Sanitary Disposal Service, Inc.
Sauk Trail Development, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.

4

Exhibit XVIII

J. Dixon Tews
Telephone: 612.340.8918
Fax: 612.337.7618
jdtews@riderlaw.com
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Re:       Opinion
Our File No.: 23407.103
Ladies and Gentlemen:
     We have acted as local legal counsel to Allied Waste North America, Inc., a Delaware corporation (the “Company”) in connection with the guarantee by VHG, Inc., a Minnesota corporation, and Woodlake Sanitary Service, Inc., a Minnesota corporation (collectively, the “Guarantors”), of the Company’s obligations under the Company’s 6 7/8% Senior Notes due 2017(the “Notes due 2017”), the base indenture, dated December 23, 1998 (the “Base Indenture”), and the supplemental indenture dated March 12, 2007 related thereto under which the Notes due 2017 will be issued (the “2017 Supplemental Indenture” and, together with the Base Indenture, the “2017 Indenture”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the 2017 Indenture.
     In connection with this opinion, we have reviewed the Notes due 2017, the Base Indenture, the 2017 Supplemental Indenture and such documents and records of the Company and Guarantor and such certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed, without any independent verification or investigation, the authenticity of all agreements, instruments and other documents submitted to us as originals, the genuineness of all signatures thereon, the conformity to the originals of all agreements, instruments and other documents submitted to us as certified, conformed or photostatic copies, and the legal capacity of each person executing and delivering any document in an individual capacity. We have assumed, without independent verification or investigation, that all parties to the Notes due 2017 and the 2017 Indenture (other than the Guarantors) have full power and authority to execute, deliver and perform their obligations thereunder, the Notes due 2017 and the 2017 Indenture has been duly executed and delivered by such parties (other than the Guarantors) and the Notes due 2017 and the 2017 Indenture are enforceable against all parties thereto (other than the Guarantors) in accordance

Rider Bennett, LLP
Allied Waste North America, Inc. Page 2
with their terms. As to any factual matters material to the opinions expressed herein, we have (with your permission and without any investigation or independent confirmation) relied upon, and assumed the accuracy of, the agreements, documents, certificates and records examined by us, as well as statements of officers and other representatives of the Guarantors and the representations and warranties contained in the 2017 Indenture.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. Each of the Guarantors is a corporation under the Minnesota Business Corporation Act. Based on certificates from public officials, we confirm that each of the Guarantors is validly existing and in good standing under the laws of the State of Minnesota.
     2. The Guarantee of each of the Guarantors has been duly authorized by all necessary corporate action of each respective Guarantor, has been executed by an authorized officer in accordance with the terms of the 2017 Indenture, and each of the Guarantees is the legally valid and binding obligation of the respective Guarantor, enforceable against such Guarantor in accordance with its terms; except that (a) such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer, equitable subordination or other similar laws, whether statutory or decisional, now or hereafter in effect, relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing, (b) enforcement of the indemnification and provisions contained in the Guarantees may be limited by federal and state laws or public policy, and (c) a provision in the Guarantees specifying that the terms or provisions thereof may only be waived in writing may not be enforced to the extent that any oral agreement or an implied agreement by course of conduct has been created modifying any provision of such agreement.
     The undersigned is admitted to practice law in the State of Minnesota and this opinion is based solely upon and limited to (a) the laws of the State of Minnesota and (b) the federal laws of the United States of America. We express no opinion with respect to the laws of any other state or jurisdiction. Insofar as the law of any other jurisdiction is applicable to any parties referred to in this opinion, this opinion assumes that the laws of such jurisdiction are identical to the laws of the State of Minnesota.
     The foregoing opinions are limited to the specific issues addressed herein. No other opinion may be inferred or implied beyond the specific issues expressly addressed herein.
     This opinion is for your benefit in connection with the transactions contemplated by the operative documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this

Rider Bennett, LLP
Allied Waste North America, Inc. Page 3
opinion as an exhibit to the Company’s current report on Form 8-K, and to the reference of our firm under the heading “Legal Matters.”

Very truly yours,

RIDER BENNETT, LLP

By	/s/ J. Dixon Tews

J. Dixon Tews

Exhibit XIX

William C. Penick, IV	1400 Trustmark Building	Post Office Drawer 119
	248 East Capitol Street	Jackson, Mississippi 39205
E-mail: cpenick@brunini.com	Jackson, Mississippi 39201
Direct: 601.960.6922	Telephone: 601.948.3101	Facsimile: 601.960.6902
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
     Re:      Registration Statement on Form S-3 (Reg. No. 333-135092)
Ladies and Gentlemen:
     In connection with the registration of $750,000,000 in aggregate principal amount of 6 7/8% Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Notes (the “Guarantees”) by each of the entities listed on Schedule A hereto (each, a “Guarantor” and, collectively, the “Guarantors”), under the Securities Act of 1933, as amended (the “Act”), on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2006 (the “Registration Statement”) as amended, you have requested our opinion with respect to the matters set forth below.
     The Notes and the related Guarantees will be issued pursuant to a supplemental indenture (the “Eighteenth Supplemental Indenture”), dated March 12, 2007, to an indenture (the “Base Indenture”), dated December 23, 1998, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), (the Base Indenture and the Eighteenth Supplemental Indenture are, together, the “Indenture”). The Notes and the Guarantees will be issued to fund a tender offer and/or redemption of the Company’s 8 1/2% Senior Notes due 2008 on the terms set forth in the prospectus supplement, dated February 26, 2007, and the letter of transmittal dated February 26, 2007. The Indenture, the Notes and the Guarantees are sometimes referred to herein collectively as the “Operative Documents.” Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.
     In our capacity as your special Mississippi counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Guarantors in connection with the authorization and issuance of Guarantees. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of the following documents:

March 12, 2007

     1. The Notes;
     2. The Eighteenth Supplemental Indenture;
     3. The Base Indenture;
     4. The Guarantees;
     5. Minutes of the Board of Directors of the corporate Guarantor identified on Schedule A attached hereto authorizing the execution of the Guarantee by such Guarantor;
     6. Minutes of the governing bodies of the limited liability company Guarantors identified on Schedule A attached hereto authorizing the execution of the Guarantees by such Guarantors;
     7. The Amended and Restated Bylaws of the corporate Guarantor identified on Schedule A attached hereto; and
     8. The Operating Agreements of the limited liability company Guarantors identified on Schedule A attached hereto.
     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
     We have assumed that the execution, delivery and performance of the Guarantees by the Guarantors do not violate the order of any court or administrative agency with jurisdiction over the Guarantors. We further assume that the Guarantors have obtained all necessary consents (other than consents, if any, required by any administrative agency of the State of Mississippi or the documents that we have reviewed) to the execution, delivery and performance of the Guarantees.
     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Mississippi and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:
     A. Each of the Guarantors is a corporation or limited liability company, as applicable, under the Mississippi Business Corporation Act, Mississippi Code Annotated Sections 79-4-1.01, et seq., or the Mississippi Limited Liability Company Act, Mississippi Code Annotated Sections 79-

March 12, 2007

29-101, et seq., as applicable. Based solely on certificates attached hereto from the Secretary of State of Mississippi for Hancock County Development Company, LLC, Harrison County Landfill, LLC, Jackson County Landfill, LLC and Mississippi Waste Paper Company, each dated February 21, 2007, we confirm that the each of the Guarantors is validly existing and in good standing under the laws of the State of Mississippi.
     B. The Guarantees of each of the Guarantors have been duly authorized by all necessary corporate or limited liability company action and have been duly executed by an authorized officer of each respective Guarantor.
     To the extent that the obligations of the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee and the Company are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; that the Trustee and the Company are duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and the Company and constitutes the legally valid, binding and enforceable obligation of the Trustee and the Company enforceable against the Trustee and the Company in accordance with its terms; that the Trustee and the Company are in compliance, generally and with respect to the Trustee acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee and the Company have the requisite organizational and legal power and authority to perform their obligations under the Indenture. We also have assumed that adequate consideration exists for the undertakings of the Guarantors in the Guarantees.
     Our opinions are limited to the matters expressly stated herein, and no additional opinions should be implied. Without limiting the foregoing, we do not express any opinions about any other documents referenced in the Guarantees.
     Mississippi case law allows parties to a contract to modify the contract verbally even when the contract states that any modification must be in writing.
     This opinion is limited to Mississippi law in effect on the date hereof. We do not undertake to supplement this opinion.
     This opinion is for your benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. This opinion may not be relied upon by any other person or in any other transaction without the prior written consent of this firm.
     We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the reference of our firm under the heading “Legal Matters.”

March 12, 2007

Sincerely,

Brunini, Grantham, Grower & Hewes, pllc

By:	/s/ William C. Penick, IV
William C. Penick, IV

SCHEDULE A
CORPORATION GUARANTORS

Name of Company	State of Incorporation
Mississippi Waste Paper Company	Mississippi
LIMITED LIABILITY COMPANY GUARANTORS

Name of Company	State of Formation
Hancock County Development Company, LLC	Mississippi

Harrison County Landfill, LLC	Mississippi

Jackson County Landfill, LLC	Mississippi

Exhibit XX

Ted J. Doney (1942-1994)	Offices in Helena and Dillon, Montana	Marc G. Buyske, LL.M.
Frank C. Crowley, MS	sender’s email: fcrowley@doneylaw.com	Patti L. Rowland
John E. Bloomquist		Abigail J. St. Lawrence
R. Allan Payne, RGp, MS		James L. Shuler
Michael J. Uda, MS		David R. Stewart, LL.M.
Suzanne Taylor
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054
Re: Guarantee of Allied Waste North America, Inc.’s (“AWNA”) Senior Notes due 2017 issued pursuant to the Indenture, dated as of December 23, 1998 and the Eighteenth Supplemental Indenture dated March 12, 2007 (the “2017 Indenture”)
Dear Ladies and Gentlemen:
     We are acting as special counsel for Allied Waste Systems of Montana, LLC, a Montana limited liability company (referred to hereafter as the “LLC”) in connection with the proposed issuance by Allied Waste North America, Inc. (“Allied”) of $750,000,000 in aggregate principal amount of its 6 7/8% Senior Notes due 2017 issued under that certain Senior Indenture dated as of December 23, 1998 (the “Base Indenture”) among Allied, the guarantors named therein, and U.S. Bank National Association (the “Trustee”) as amended and supplemented by the Eighteenth Supplemental Indenture dated as of March 12, 2007 (the “Supplemental Indenture” and with the Base Indenture, the “2017 Indenture”), which are to be registered under the Securities Act of 1933 (the “Securities Act”) pursuant to a Registration Statement on Form S-3 (File No. 333-135092), filed with the Security and Exchange Commission (the “Notes”) and the guarantees of the Notes due 2017 by the Guarantors (the “Guarantees”). The LLC is sometimes referred to hereafter as the “Montana Guarantor.” Capitalized terms used in this opinion and not otherwise defined or limited herein shall have the meanings ascribed to such terms in the 2017 Indenture.
     In connection with this opinion, we have investigated such questions of law, examined such corporate documents and records of the Montana Guarantor and certificates of public officials and other documents, and received such information from officers and representatives of the Montana Guarantor as we have deemed necessary or appropriate for the purposes of this opinion. Specifically, we have examined, among other documents, fully executed copies of:
(i)	Articles of Organization and Operating Agreement of the LLC (“Organizational Documents”);

(ii)	Minutes of the Members of the LLC, as well as the Indenture (including the Form of Senior Guarantee set forth in Section 2.3 of the Indenture);

(iii)	The Supplemental Indenture; and

(iv)	The Senior Note Guarantee dated March 12, 2007 (with (i), (ii) and (iii) collectively, the “Operative Documents”).
     In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the genuineness of signatures on such original documents. We have also assumed that each party to a document has satisfied those legal requirements that are applicable to it to the extent necessary to make those documents enforceable against it and conformity to such original documents of all copies submitted to us as certified, conformed, or photographic copies, and as to certificates and telegraphic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate.
     Other than our review of the Operative Documents, we have undertaken no factual review or investigation in connection with this opinion. With respect to factual matters necessary to the rendition of the opinions which are hereinafter stated, we have relied on information stated or warranted in the Operative Documents or in separate certifications which we have requested in connection with this opinion. We have not participated in the negotiation of the Operative Documents, nor have we assisted in any activities regarding the indebtedness or guarantees contemplated by, or referred to in, the Operative Documents. Our examination of documents has been limited as set forth herein, and our opinion is confined to the facts set forth herein.
     We have assumed that each party to the Operative Documents, except the Montana Guarantor, has the power and authority to execute, deliver and perform its respective obligations under such documents, and all such documents are duly enforceable against such party. We have also relied, with respect to our opinions concerning the Montana Guarantor, upon the certification of the Montana Secretary of State.
     Based upon the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that, as of the date hereof:
     1. The Montana Guarantor is a limited liability company, duly organized under the Montana Limited Liability Company Act, Title 35, Chapter 8, Montana Code Annotated. Based on a certificate issued by the Montana Secretary of State, we confirm that the Montana Guarantor is in existence as a recognized entity under the laws of the State of Montana.
     2. The Guarantee of the Montana Guarantor has been duly authorized by all necessary limited liability company action of the Montana Guarantor, and has been duly executed by an authorized officer of the Montana Guarantor and the Guarantee is the legally valid and binding obligation of the Montana Guarantor, enforceable against such Montana Guarantor in accordance with its terms.
     The opinions set forth herein are predicated upon the assumptions and are limited by the qualifications, exceptions and limitations, if any, set forth in the Operative Documents, and set forth above and below:

     A. We are members of the bar of the State of Montana. The foregoing opinions are limited to matters involving the current laws of the State of Montana and current federal laws, and we do not express any opinion as to matters involving the laws of any other jurisdiction.
     B. Our opinions (in particular, those expressing an opinion regarding the enforceability of the Subsidiary Guarantee by the Montana Guarantor) are subject to, and we express no opinion as to, the effects of:
(i)	bankruptcy, insolvency, reorganization, arrangement, moratorium, receivership, liquidation, fraudulent conveyance and other laws or equitable principles of general application to or affecting the enforcement of creditors’ rights generally; and

(ii)	general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and implied covenants of good faith and fair dealing. Without limiting the generality of the foregoing, we express no opinion as to the availability of equitable relief, including, without limitation, specific performance and injunctive relief, in any situation arising out of the transactions to which the opinions set forth herein relate. More particularly, we note that any opinion herein expressed as to enforceability is necessarily subject to:
(a)	the effect of Montana and federal court decisions invoking statutes or principles of equity that have held that certain covenants and provisions of agreements are unenforceable where:
-	the breach of such covenants or provisions imposes restrictions or burdens upon a party, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or

-	a party’s enforcement of such covenants or provisions under the circumstances would violate the implied covenant of good faith and fair dealing; and
(b)	the power of federal and state courts in the exercise of judicial discretion to refuse to enforce (or to stay the enforcement of) any provision of the Subsidiary Guarantee that purports to waive the rights of a party to assert the claims or defenses available to it by statute, common law or equity.
     C. Although certain rights, remedies and waivers contained in the Operative Documents may be limited or rendered ineffective by applicable Montana laws or judicial decisions governing such provisions, such laws and judicial decisions do not render the Operative Documents invalid as a whole and there exist (in the Operative Documents or pursuant to current applicable law) legally adequate remedies for a realization of the principal benefits and/or security intended to be provided by the Operative Documents. Without limiting the generality of the foregoing, this opinion is subject to the following specific limitations:
(i)	In giving this opinion, we advise you that a Montana court may not strictly enforce certain covenants contained in the Operative Documents or allow acceleration of the maturity of the indebtedness evidenced by the Indenture if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances. We do believe, however, that subject to the limitations expressed elsewhere in this opinion, enforcement or acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the Operative Documents.
     This opinion is for your benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon only by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s current report on Form 8-K and to the reference of our firm under the heading “Legal Matters.”
     This opinion letter does not extend to and may not be delivered to, relied upon, or assigned to any other person or party.

Sincerely,

By:	/s/ Frank C. Crowley
Frank C. Crowley

Exhibit XXI

Law Offices
Crosby
Guenzel llp
Federal Trust Building
134 South 13th Street,
Suite 400
Lincoln, Nebraska 68508
Telephone: (402) 434-
7300
Facsimile: (402) 434-7303
Writer’s E-Mail:
daj@crosbylawfirm.com
William D. Kuester
Steven G. Seglin
Rocky C. Weber
David A. Jarecke
William R. Kutilek
Richard L. Rice
Thomas E. Jeffers
Mathew T. Watson

Robert C. Guenzel (Retired)
Theodore L. Kessner
(Retired)

Robert B. Crosby (1911-2000)
Thomas R. Pansing (1917-1973)
Donn E. Davis (1929-1998)

March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054
Re:      Oscar’s Collection System of Fremont, Inc.
By letter received on February 20, 2007, from Latham & Watkins LLP, on behalf of Allied Waste North America, Inc., (the “Issuer”) we have been asked to furnish information concerning the status of Oscar’s Collection Systems of Fremont, Inc. ( a “Subsidiary Guarantor”) and the legal sufficiency of the Guarantees delivered by the Subsidiary Guarantor of $750,000,000 in the aggregate principal amount of 6 7/8% Senior Notes (“Notes”) due 2017 to be issued by the Issuer under a supplemental indenture to the indenture dated as of December 23, 1998, (“Base Indenture”) among the Issuer, the guarantors named therein, and US Bank National Association as trustee, as amended and supplemented by the 18th supplemental indenture dated as of March 12, 2007, which are to be registered under the Securities Act of 1933, pursuant to a registration statement on Form S-3 (the “Registration Statement”) file number 333-135092 filed with the Securities and Exchange commission on June 16, 2006.
Capitalized terms used herein without definition have the meanings assigned to them in the Indenture:
     1.      The Subsidiary Guarantor is a corporation established pursuant to the Nebraska Business Corporations Act. Based on certificates from public officials, we confirm that the Subsidiary Guarantor is validly existing and in good standing under the laws of the State of Nebraska.
     2.      The Guarantees of the Subsidiary Guarantor have been duly authorized and duly executed by all necessary corporate persons on behalf of the Subsidiary Guarantor. This opinion is for your benefit in connection with the transactions contemplated by the

March 9, 2007

Operative Documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Issuer’s Current Report on Form 8-K and to the reference of our firm under the heading “Legal Matters.” Latham & Watkins LLP’s request for this response did not request our opinion regarding any unasserted possible claim or assessment involving Subsidiary Guarantor or Allied Waste North America, Inc. We have no knowledge and we are not providing an opinion as to any possible claims.
The information set forth herein is as of the date hereof, except as otherwise indicated, and we assume no obligation to advise you of changes, whether or not deemed material, which may hereafter be brought to our attention. Additionally, this letter is solely for the information of and report with respect to the legal status of the Subsidiary Guarantor and is not to be quoted or otherwise referred to in any other manner, except as set forth above without the written consent of our firm.

Sincerely,

CROSBY GUENZEL LLP

By	/s/ David A. Jarecke
David A. Jarecke

Exhibit XXII

LAS VEGAS OFFICE
3800 Howard Hughes Parkway
Seventh Floor
Las Vegas, NV 89169
Tel: 702.792.7000
Fax: 702.796.7181

RENO OFFICE
5585 Kietzke Lane
Reno, NV 89511
Tel: 775.852.3900
Fax: 775.852.3982
SUMMERLIN OFFICE
3425 Cliff Shadows Parkway
Suite 150
Las Vegas, NV 89129
Tel: 702.793.4260
Fax: 702.939.8457

CARSON CITY OFFICE
510 W. Fourth Street
Carson City, NV 89703
Tel: 775.882.1311
Fax: 775.882.0257

     LAS VEGAS OFFICE
          info@kkbrf.com
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85260
Re: Browning-Ferris Industries Chemical Services, Inc.
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Browning-Ferris Industries Chemical Services, Inc., a Nevada subsidiary (the “Nevada Guarantor”) of Allied Waste North America, Inc., a Delaware corporation (“Parent”). The Nevada Guarantor has issued a Guarantee (as defined below) in connection with the issuance by Parent of $750,000,000 in aggregate principal amount of the Parent’s 6 7/8% Senior Notes due 2017 (the “Notes”) all as described in the Registration Statement on Form S-3ASR filed on June 16, 2006 (File No. 333-135092) (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers under the Act the proposed issuance of the Notes and guarantees evidencing the Nevada Guarantor’s joint and several guarantees of the aggregate principal amount of the Notes (the “Guarantees”). The Notes and related Guarantees are issued under an Indenture dated as of December 23, 1998 and the 18th a Supplemental Indenture dated March 12, 2007 (collectively, the “Indenture”) among the Parent, each of the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).
     In rendering the opinions set forth below, we have reviewed (a) the Registration Statement, (b) the Prospectus Supplement (c) the Indenture, (d) the respective constituent documents of the Nevada Guarantor, as amended to date, (e) certain records of the corporate proceedings of the Nevada Guarantor, (f) certificates of public officials, and (g) such records, documents, statutes and decisions as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof and the truthfulness of all statements of fact set forth in the documents and records examined by us.
     We have assumed for purposes of this opinion that the Indenture was duly authorized, executed and delivered by the Trustee and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

Allied Waste North America, Inc.
March 12, 2007

1.	The Nevada Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of Nevada.

2.	The Indenture has been duly authorized, executed and delivered by the Nevada Guarantor.

3.	The Guarantee has been duly authorized, executed and delivered by the Nevada Guarantor.
     We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and laws of the State of Nevada.
     This opinion is for your benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the reference of our firm under the heading “Legal Matters.”

Sincerely,

Kummer Kaempfer Bonner Renshaw & Ferrario

Exhibit XXIII

Jay Samuels

732-448-2533

jsamuels@windelsmarx.com
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054

Re:	Allied Waste North America, Inc./Offer for Senior Notes Guarantees of New Jersey Subsidiaries
Ladies and Gentlemen:
     We have acted as special counsel to thirteen (13) entities organized in the State of New Jersey identified on Schedule A annexed to this letter (the “New Jersey Guarantors”) in connection with their guarantees (the “Guarantees”) of certain 6 and 7/8% Senior Notes due 2017 in the aggregate principal amount of $750,000,000.00 (the “Notes”) by Allied Waste of North America, Inc., a Delaware corporation (the “Company”).
     Capitalized terms used herein without definition have the meanings assigned to them in that certain Eighteenth Supplemental Indenture dated March 12, 2007 to an Indenture dated as of December 23, 1998 (the “Base Indenture” and together with the Eighteenth Supplemental Indenture, the “Indenture”).
     In connection with the opinions set forth in this letter, we have examined original or copies of such documents and certificates identified on Schedule B, and have made such other examination as to matters of law as we have deemed necessary in order to enable us to give this opinion.
     For the purposes of this opinion, we have assumed: (i) the genuineness of all signatures, that the persons signing the Guarantees are the persons named as signers of the Guarantees, and that all such persons have legal capacity; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to authentic original documents of all documents submitted to us as copies; (iv) the due organization, existence and good standing of each of the parties other than the New Jersey Guarantors; (v) the legal right, authority and power of each of the parties other than the New Jersey Guarantors under all applicable law to execute, deliver and perform the obligations to which it is a party; (vi) the due authorization, execution and delivery of documents by each of the parties thereto other than the New Jersey Guarantors; (vii) the performance by each of the parties thereto, other than the New Jersey Guarantors, of its obligations does not

Allied Waste North America, Inc.
March 12, 2007

breach its organizational documents and does not violate any law, regulation, decree or order applicable to it and; (viii) each of the undertakings by each of the parties thereto other than the New Jersey Guarantors constitutes the valid and binding obligation of each of such parties, enforceable against it in accordance with its terms.
     As to matters of fact relevant to this opinion, we have relied upon the accuracy of certificates furnished to us by the New Jersey Guarantors, and by the State of New Jersey.
     In basing the opinions set forth herein on “our knowledge”, the words “our knowledge” signify that, in the course of our representation of the New Jersey Guarantors, no facts have come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. Except as otherwise stated herein, we have undertaken no investigation or verification of such matters. Further, the words “our knowledge” and similar language as used herein are intended to be limited to the actual knowledge of the attorneys within our firm who have been directly involved in representing the New Jersey Guarantors in connection with their Guarantees.
     Based on the foregoing, and subject to the other exceptions, qualifications and limitations stated herein, we are of the opinion that:
     1.      Each of the New Jersey Guarantors identified as a corporation on Schedule A is a corporation organized under the New Jersey Business Corporations Act, and is validly existing and in good standing under the laws of the State of New Jersey.
     2.      Each of the New Jersey Guarantors identified as a limited liability company on Schedule A is a limited liability company organized under the New Jersey Limited Liability Act, and is validly existing and in good standing under the laws of the State of New Jersey.
     3.      The Guarantees of each of the New Jersey Guarantors have been duly authorized by all necessary corporate or limited liability company action of each respective New Jersey Guarantor, and have been duly executed by each New Jersey Guarantor.
     Our opinions are subject to the following further exceptions, qualifications and limitations:
     a.      We express no opinion regarding the continued effect of the Guarantees if the Guarantees (or any of them) are released upon the terms set forth in the Guarantees and in the Indenture.
     We are members of the Bar of the State of New Jersey, and in rendering this opinion our examination of matters of law has been limited to, and we express no opinion as to the laws of

Allied Waste North America, Inc.
March 12, 2007

any jurisdiction other than, the law of the State of New Jersey and the federal law of the United States of America.
     This opinion is for your benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s current report on Form 8K and to the reference of our firm under the heading “Legal Matters.” In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Windels Marx Lane & Mittendorf, LLP

Schedule A
Corporate Entities
Allied Waste of New Jersey, Inc.
American Materials Recycling Corp.
Automated Modular Systems, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Transfer Systems of New Jersey, Inc.
BFI Waste Systems of New Jersey, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Louis Pinto & Son, Inc., Sanitation Contractors
Newco Waste Systems of New Jersey, Inc.
Tom Luciano’s Disposal Service, Inc.
Total Solid Waste Recyclers, Inc.
Limited Liability Company Entities
Allied Transfer Systems of New Jersey, LLC
Allied Waste Systems of New Jersey, LLC
END

Schedule B
Corporate Entities
Allied Waste of New Jersey, Inc.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
American Materials Recycling Corp.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Automated Modular Systems, Inc.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Exercise of Delegated Authority by Authorized Officer of Tom Luciano’s Disposal Service, Inc. dated March 12, 2007
BFI Energy Systems of Essex County, Inc.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Exercise of Delegated Authority by Authorized Officer of Browning-Ferris Industries, LLC dated March 12, 2007
BFI Transfer Systems of New Jersey, Inc.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Exercise of Delegated Authority by Authorized Officer of Browning-Ferris Industries of New Jersey, Inc. dated March 12, 2007

BFI Waste Systems of New Jersey, Inc.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Exercise of Delegated Authority by Authorized Officer of Browning-Ferris Industries of New Jersey, Inc. dated March 12, 2007
Browning-Ferris Industries of New Jersey, Inc.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Exercise of Delegated Authority by Authorized Officer of Browning-Ferris Industries, LLC dated March 12, 2007
Louis Pinto & Son, Inc., Sanitation Contractors
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Newco Waste Systems of New Jersey, Inc.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Exercise of Delegated Authority by Authorized Officer of Browning-Ferris Industries, LLC dated March 12, 2007
Tom Luciano’s Disposal Service, Inc.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Total Solid Waste Recyclers, Inc.
Certificate of Incorporation
By-Laws
Certificate of Good Standing
Minutes of the Board of Directors of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007

Limited Liability Company Entities
Allied Transfer Systems of New Jersey, LLC
Certificate of Formation
Operating Agreement
Certificate of Good Standing
Minutes of the LLC Governing Bodies of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
Allied Waste Systems of New Jersey, LLC
Certificate of Formation
Operating Agreement
Certificate of Good Standing
Minutes of the LLC Governing Bodies of February 21, 2007
Guarantor’s Incumbency Certificate dated March 12, 2007
END

Exhibit XXIV
RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.
ROBERT M. ST. JOHN
MARK K. ADAMS
BRUCE HALL
JOHN P. SALAZAR
JOHN P. BURTON
REX D. THROCKMORTON
JONATHAN W. HEWES
RICHARD C. MINZNER
W. ROBERT LASATER, JR.
MARK C. MEIERING
CATHERINE T. GOLDBERG
EDWARD RICCO
W. MARK MOWERY
PATRICK M. SHAY
ELLEN T. SKRAK
TRACY M. JENKS
HENRY M. BOHNHOFF
CHARLES K. PURCELL
ANDREW G. SCHULTZ
JOHN M. BRANT
SCOTT D. GORDON
DEWITT M. MORGAN
MARK A. SMITH
NELSON FRANSE
THERESA W. PARRISH
PAUL R. KOLLER
JAMES P. BIEG
CHARLES J. VIGIL
THOMAS L STAHL
DAVID W. BUNTING
LESLIE McCarthy APODACA
SUSAN BARGER FOX
WILLIAM J. ARLAND
JAMES A. ASKEW
JEFFREY M. CROASDELL
SUNNY J. NIXON
JEFFREY L. LOWRY
DEBORAH E. MANN
R. TRACY SPROULS
DONALD B. MONNHEIMER
ALAN HALL
JULIE P. NEERKEN
THOMAS A. OUTLER
SETH L. SPARKS
NELSE T. SCHRECK
KARLA K. POE
LISA CHAVEZ ORTEGA
JOCELYN C. DRENNAN
MICHAEL J. BRESCIA
AARON C. VIETS
KURT B. GILBERT
DAVID H. JOHNSON
MEGHAN D. STANFORD
JESSICA M. HERNANDEZ
WILLIAM G. GILCHRIST
CHRISTOPHER M. WOLPERT
KIMBERLY N. BELL
BRYAN J. DAVIS
CHRISTOPHER D. LEE
JUSTIN A. HORWITZ
TODD E. RINNER
SANDRA L. BEERLE
WADE L. JACKSON
CARMELA D. STARACE
MARIA S. MC CULLEY
MARCOS D. MARTINEZ
MARGARET Y. ROMERO
AMBER L. CREEL
NASHA Y. MARTINEZ
AMANDA C. SANCHEZ
SOHA F. TURFLER
VALERIE S. REIGHARD
ATTORNEYS AT LAW
201 THIRD STREET NW, SUITE 2200
ALBUQUERQUE, NEW MEXICO 87102
P.O. BOX 1888
ALBUQUERQUE, NEW MEXICO 87103
WWW.RODEY.COM
TELEPHONE (505) 765-5900
FACSIMILE (505) 768-7395
March 12, 2007
OF COUNSEL
JACKSON G. AKIN
JOHN D. ROBB
JAMES C. RITCHIE
JO SAXTON BRAYER
ROBERT G. McCORKLE
CHARLES A. SEIBERT lll

BERNARD S. RODEY (1856-1927)
PEARCE C. RODEY (1889-1958)
DON L. DICKASON (1906-1999)
WILLIAM A. SLOAN (1910-1993)

SANTA FE OFFICE
315 PASEO DE PERALTA
SANTA FE, NEW MEXICO 87501-2034
P.O. BOX 1357
SANTA FE, NEW MEXICO 87504-1357
TELEPHONE (505) 954-3900
FACSIMILE (505) 954-3942

WRITER’S DIRECT NUMBER
(505) 954-3906
JBURTON@RODEY.COM

TO:	Allied Waste North America, Inc. 18500 North Allied Way Phoenix, Arizona 85054

Re:	Guarantee by Allied Waste Industries (New Mexico), Inc., a New Mexico corporation (Guarantor), of the $750,000,000 6-7/8% Notes Due 2017 of Allied Waste North America, Inc., a Delaware corporation
Ladies and Gentlemen:
We have acted as special New Mexico counsel to Guarantor for the sole purpose of providing this Opinion Letter with respect to the Guarantee of Guarantor of the Senior Notes due 2017 of Allied Waste North America, Inc., a Delaware corporation (the Issuer). The Notes are issued pursuant to an Indenture, dated as of December 23, 1998, among the Issuer, the guarantors party thereto, and U.S. Bank National Association, as trustee (the Trustee) (the Base Indenture), as supplemented by an Eighteenth Supplemental Indenture, dated as of March 12, 2007. The Issuer, the guarantors party thereto and the Trustee, the Supplemental Indenture and together with the Base Indenture, the Indenture. The law (Law) covered by the opinions expressed in this Opinion Letter is limited to the law of the State of New Mexico (the State), excluding the laws of the State that relate to securities and matters of taxation. For purposes of this Opinion Letter, the Law is the statutes and the judicial decisions of the State, but not including its local law (Local Law). Local Law is the ordinances, administrative decisions and the rules and regulations of counties, towns and municipalities and special political subdivisions.
Documents Reviewed: For purposes of this Opinion Letter, we have examined the following documents and no other documents:
     1. $750,000,000 6-7/8% Notes due 2017 of Allied Waste North America, Inc., payable to Cede & Co. (Notes).
     2. Senior Guarantee, undated, by Each of the Subsidiary Guarantors Listed on Schedule I to the Indenture, As Guarantor of the Notes (each, a Guarantee).

RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.
Allied Waste North America, Inc.
March 12, 2007

     3. Minutes of the Board of Directors of the Corporate Guarantors Listed on Exhibit A to the Minutes, dated February 21, 2007, signed by Jo Lynn White, Secretary, and Exhibit A, Guarantors, Corporations.
     4. Bylaws of Allied Waste industries (New Mexico), Inc., executed the 26th day of June 1995, and signed by Directors: Thomas F. VanWheelSden, Daniel J. Ivan and Larry D. Henk.
     5. Certificate of Incorporation for Allied Waste Industries (New Mexico), Inc., issued by the New Mexico State Corporation Commission, predecessor to the New Mexico Public Regulation Commission.
     6. Certificate of Good Standing for Allied Waste Industries (New Mexico), Inc., issued by the New Mexico Public Regulation Commission.
     7. Secretary’s Certificate of the Secretary of each of the Guarantors listed on Schedule A to the Certificate, dated March 12, 2007, signed by Jo Lynn White, Secretary (Secretary’s Certificate), and Exhibit A thereto, a copy of which is attached hereto as Exhibit 1.
Except for the Certificate of Good Standing, copies of the Documents listed above (Documents) have been provided to us electronically.
As to certain matters of fact material to the opinions expressed herein, we have relied on the representations made in the Guaranty and certificates of public officials and officers of the Guarantor. With your permission, we have not independently established the facts so relied upon.
Opinions. Based upon and subject to the foregoing and the Assumptions and the Qualifications set forth below, we are of the opinion that:
     1. Based on a certificate from the appropriate public officials in New Mexico, Guarantor is a corporation organized under the Law of the State of New Mexico. Based on a certificate from the appropriate public officials in New Mexico, we confirm that the Guarantor is validly existing and in good standing under the laws of the State of New Mexico.
     2. The Guarantee of Guarantor has been duly authorized and duly executed by all necessary corporate action.
Assumptions. In rendering the foregoing opinions, we have relied, with your permission and without investigation, upon the assumptions set forth below:

RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.
Allied Waste North America, Inc.
March 12, 2007

     1. The Documents, copies of which we have reviewed, conform in all material respects with the originals which have been fully completed with all necessary and contemplated information, acknowledgments and attachments. All signatures on the Documents have been obtained and are genuine. Each such signature is that of the natural person whose name appears printed beneath it. All natural persons who signed the Documents had legal capacity at the time they executed and delivered them. The natural persons who signed the incumbency certificate in paragraph 4 of the Secretary’s Certificate are the same persons who signed the Guarantee of the Guarantor.
     2. The transactions contemplated by the Documents are in all respects valid, binding and enforceable against the parties thereto in accordance with their respective terms and all appllicable law. To the extent that any of the transactions are governed by the law of any jurisdiction other than New Mexico, the transactions are in all respects valid under the laws of such other jurisdictions. All transactions which involve the Notes will be bona fide and for full value.
     3. No party to the Documents or to any of the transactions contemplated by the Documents is in violation of any statute, rule or regulation of any governmental authority; and each party to the Documents and to the transactions contemplated by the Documents is current with all reports and documents required to be filed with any municipal, county, state or federal regulatory agency or similar governmental authority and is in full compliance with all applicable rules and regulations of such agencies and is not in default with respect to any order of any court, arbitrator or governmental authority appllcabie to such party and to the properties of such party.
     4. There have been and are no actions, suits, proceedings or investigations pending or threatened against any party to the Documents or to any of the transactions contemplated by the Documents before any court or arbitrator or before or by any governmental authority which, if determined adversely to the interest of any party, could have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of such party or the ability of a party to perform its obligations.
     5. The representations, warranties and factual statements of each of the parties to the Documents and to the transactions contemplated by the Documents are and will remain true and accurate in all material respects.
     6. The conduct of each of the parties to the Documents and to the transactions contemplated by the Documents has complied with all requirements of good faith, fair dealing and conscionability. All parties to the Documents and to the transactions contemplated by the Documents have acted in good faith and without notice of any defense against the enforcement of any rights created by the Documents or with respect to any of the transactions contemplated by the Documents. There has been no mutual mistake of fact, misunderstanding, fraud, duress or undue influence. There are no agreements or understandings between the parties to the Documents or to the transactions contemplated by the Documents, written or oral, and there is no usage

RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.
Allied Waste North America, Inc.
March 12, 2007

of trade or course of prior dealing that would in any case define, supplement or qualify the terms of the Documents. The Documents remain in full force and effect.
     7. Guarantor is a wholly-owned subsidiary of Allied Waste North America, Inc.
Exclusions. This letter and the opinions expressed herein are subject to all of the exceptions and limitations set forth below:
     1. The law covered by the opinions expressed herein is limited to the law of the State, without taking into consideration or giving effect to the State’s choice of law principles. We have not made any inquiry into the laws of any jurisdiction other then the State. We express no opinion with regard to any applicable securities or tax laws of any jurisdiction or as to any law of the United States.
     2. We have been engaged on behalf of Guarantor to review the Documents and to render the opinions herein set forth. We do not represent to Guarantor generally, did not participate in the formation of Guarantor, and have not had access to and have not reviewed the corporate, management, business and financial records of Guarantor. We have relied entirely upon the Documents with respect to matters pertaining to corporate organization and due corporate action.
     3. Our opinions above are subject to generally applicable rules of Law that may, in the absence of an effective waiver or consent, discharge a guarantor or other secondary obligor to the extent that, (i) the underlying obligation is materially modified, or (ii) any act or omission by a creditor impairs (A) the value of collateral securing the underlying obligation to the detriment of the Guarantor or other secondary obligator, (B) the Guarantor’s or other secondary obligor’s recourse against the primary obligor, or (C) the suretyship status of the Guarantor or other secondary obligor in any other way that is described in Sections 37 et seq. of the Restatement Third, Suretyship and Guaranty (1996).
This opinion is for the benefit of the addressee in connection with the transactions contemplated by the Documents and may be relied upon by addressee and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the reference of our Firm under the heading “Legal matters.” In giving our consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.
Allied Waste North America, Inc.
March 12, 2007

Sincerely yours,

RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.

By	/s/ John P. Burton
John P. Burton

Exhibit XXV
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Ladies and Gentlemen:
     We have acted as special counsel in the State of Ohio to (a) each of the Ohio corporations set forth on Schedule 1 hereto (the “Corporate Guarantors”) and (b) each of the Ohio limited liability companies set forth on Schedule 2 hereto (the “LLC Guarantors” and, together with the Corporate Guarantors, the “Ohio Guarantors”), in connection with the Senior Guarantees executed by each of the Ohio Guarantors as of March 12, 2007 (the “Senior Note Guarantees”) with respect to the $750,000,000 in aggregate principal amount of 6 7/8% Senior Notes due 2017 (the “Notes”) to be issued by Allied Waste North America, Inc., a Delaware corporation (“AWNA”), which Notes are governed by the Senior Indenture dated as of December 23, 1998, as amended by the Eighteenth Supplemental Indenture dated as of March 12, 2007, among AWNA, certain of the subsidiaries of AWNA, including the Ohio Guarantors, as guarantors, and U.S. Bank National Association, as trustee (as amended, the “Indenture”), and which Notes, together with the related guarantees, have been registered with the United States Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-3 (Reg. No. 333-135092) filed with the SEC on June 16, 2006 (the “Registration Statement”).
     In connection with rendering the opinions expressed herein, we have examined originals or certified, conformed or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, the following:
     (i) the Senior Note Guarantees;
     (ii) a Certificate of Good Standing with respect to each Corporate Guarantor issued by the Secretary of State of Ohio and dated as of March 9, 2007 (the “Good Standing Certificates”);
     (iii) the articles of incorporation, as amended to date, of each Corporate Guarantor certified by the Secretary of State of Ohio, and certified to us in the Corporate Officers’ Certificate (as hereinafter defined) as being complete and in full force and effect as of the date thereof (the “Corporate Articles”);

March 12, 2007

     (iv) a copy of the bylaws, as amended to date, of each Corporate Guarantor, which govern the corporation and are customarily referred to in Ohio as the Code of Regulations, certified to us in the Corporate Officers’ Certificate as being complete and in full force and effect as of the date thereof (the “Corporate Regulations”);
     (v) a copy of the resolutions of the board of directors of each Corporate Guarantor with respect to the transactions referred to herein, certified to us in the Corporate Officers’ Certificate as being complete and in full force and effect as of the date thereof (the “Corporate Resolutions”);
     (vi) an Officers’ Certificate, dated as of the date hereof, executed by officers of each Corporate Guarantor as to incumbency of officers and certain factual matters (the “Corporate Officers’ Certificate”);
     (vii) a Certificate of Full Force and Effect with respect to each LLC Guarantor issued by the Secretary of State of Ohio and dated as of March 9, 2007 (the “Full Force and Effect Certificates”);
     (viii) the articles of organization, as amended to date, of each LLC Guarantor certified by the Secretary of State of Ohio, and certified to us in the LLC Officers’ Certificate (as hereinafter defined) as being complete and in full force and effect as of the date thereof (the “LLC Articles”);
     (ix) a copy of the operating agreement, as amended to date, of each LLC Guarantor, certified to us in the LLC Officers’ Certificate as being complete and in full force and effect as of the date hereof (the “LLC Operating Agreements”);
     (x) a copy of the resolutions of the managing members or members or other governing body of each LLC Guarantor with respect to the transactions referred to herein, certified to us in the Corporate Officers’ Certificate as being complete and in full force and effect as of the date thereof (the “LLC Resolutions”);
     (xi) an Officers’ Certificate, dated as of the date hereof, executed by officers of each LLC Guarantor as to incumbency of officers and certain factual matters (the “LLC Officers’ Certificate”); and
     (xii) such other certificates, documents, instruments, laws, statutes, regulations and other matters as we have deemed necessary or advisable in order to render the following opinions.
     In rendering the opinions expressed below, we have, with your permission, assumed, without independent investigation or verification (i) that the signatures of persons signing all documents in connection with which this opinion is rendered are authentic and genuine, (ii) that all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic

March 12, 2007

original documents, (iii) that the laws of any jurisdiction other than the State of Ohio which may govern the Senior Note Guarantees are not inconsistent with the laws of the State of Ohio in any matter material to this opinion; and (iv) that all of the terms, provisions and conditions of, or relating to, the transactions contemplated by the Senior Note Guarantees are correctly and completely embodied in the Senior Note Guarantees.
     As to all matters of fact which are material to our opinion, we have relied, without any independent due diligence or other investigation, upon the truth and accuracy of the representations, warranties and recitals of fact (as opposed to conclusions of law) made or set forth in the Senior Note Guarantees and in the Corporate Officers’ Certificate and the LLC Officers’ Certificate.
     We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn. Without limiting the generality of the foregoing, we have made no examination of the character, organization, activities or authority of any party, other than the Ohio Guarantors, to the Senior Note Guarantees which might have any effect upon our opinions expressed herein.
     As used in the opinions expressed herein with respect to the Corporate Guarantors, the phrase “duly authorized by all necessary corporate action” refers and is limited to the Ohio General Corporation Law (Ohio Revised Code (“R.C.”) Chapter 1701) and to the Corporate Articles and the Corporate Regulations.
     As used in the opinions expressed herein with respect to the LLC Guarantors, the phrase “duly authorized by all necessary limited liability company action” refers and is limited to the Ohio Limited Liability Company Act (R.C. Chapter 1705) and to the LLC Articles and the LLC Operating Agreements.
     In issuing this opinion letter, we have acted only as lawyers admitted to the practice of law in the State of Ohio. We have undertaken no investigation of the laws of any state or other jurisdiction other than the State of Ohio. Accordingly, please be advised that we express no opinion as to the laws of any state or jurisdiction other than the State of Ohio.
     Based upon and subject to the foregoing and the further qualifications set forth below, as of the date of this opinion (or as of the date of any assumption made herein or the date of any certificate or other document stated to have been examined, made or otherwise relied upon by us), we are of the opinion that:
     1. Each of the Corporate Guarantors is a corporation under the Ohio General Corporation Law (R.C. Chapter 1701). Based solely upon the Corporate Good Standing Certificates, each of the Corporate Guarantors is validly existing and in good standing under the laws of the State of Ohio.

March 12, 2007

     2. The execution and performance of the Senior Note Guarantees by each of the Corporate Guarantors have been duly authorized by all necessary corporate action of each respective Corporate Guarantor, and the Senior Note Guarantees has been duly executed by each of the Corporate Guarantors.
     3. Each of the LLC Guarantors is a limited liability company under the Ohio Limited Liability Company Act (R.C. Chapter 1705). Based solely upon the Full Force and Effect Certificates, each of the LLC Guarantors is validly existing and in full force and effect under the laws of the State of Ohio.
     4. The execution and performance of the Senior Note Guarantees by each of the LLC Guarantors have been duly authorized by all necessary limited liability company action of each respective LLC Guarantor, and the Senior Note Guarantees has been duly executed by each of the LLC Guarantors.
     All of the opinions expressed above are subject to the following additional qualifications:
     We have not conducted requisite factual or legal examinations, and accordingly we express no opinion, with respect to the application, if any, of laws concerning or promulgated by (a) environmental effects or agencies; (b) securities laws or securities commissions or agencies; (c) industries the operations, financial affairs or profits of which are regulated by the United States or the State of Ohio, to wit, banks and thrift institutions, insurance and utilities under R.C. Title 49; (d) any order of any court or other authority directed specifically to any party to the Senior Note Guarantees; or (e) any taxes or tax effects.
     In connection with rendering the opinions expressed herein, we have not reviewed any documents other than those documents identified above as having been examined by us. Without limiting the generality of the foregoing, we have not examined, and we express no opinion with respect to: (a) the Registration Statement; (b) the Indenture; (c) the Notes; (d) the Prospectus Supplement; or (e) the underwriting agreement relating to the Notes.
     We have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.
     The opinions expressed herein are limited to the laws of the State of Ohio having effect on the date hereof, and we express no opinion as to the laws of any other jurisdiction. The opinions expressed herein are furnished for your benefit in connection with the Senior Note Guarantees and may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of federal securities laws. Except as expressly provided in the previous sentence, the opinions expressed herein may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity, without our specific prior written consent. We consent to your filing this opinion as an exhibit to AWNA’s Current Report on Form 8-K to be filed with the SEC.

March 12, 2007

Very truly yours,
Vorys, Sater, Seymour and Pease LLP

Schedule 1
Ohio Corporate Guarantors
Celina Landfill, Inc.
Cherokee Run Landfill, Inc.
Dempsey Waste Systems II, Inc.
Noble Road Landfill, Inc.
Port Clinton Landfill, Inc.
Preble County Landfill, Inc.
RC Miller Enterprises, Inc.
RC Miller Refuse Service, Inc.
Ross Bros. Waste & Recycling Co.
The Ecology Group, Inc.
Warner Hill Development Company
Williams County Landfill Inc.

Schedule 2
Ohio LLC Guarantors
Allied Waste Transfer Services of Lima, LLC
AWIN Leasing II, LLC
Carbon Limestone Landfill, LLC
County Environmental Landfill, LLC
County Land Development Landfill, LLC
General Refuse Service of Ohio, LLC
Lorain County Landfill, LLC
Lucas County Landfill, LLC

Exhibit XXVI
10TH FLOOR • TWO LEADERSHIP SQUARE
211 NORTH ROBINSON • OKLAHOMA CITY, OK 73102-7103
(405) 235-9621 • FAX (405) 235-0439
www.mcafeetaft.com
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way Phoenix,
Arizona 85054

Re:	Allied Waste Industries, Inc. on Form
Registration Statement on Form S-3
(Reg. No. 333-135092)
Ladies and Gentlemen:
          In connection with the registration of $750,000,000 in aggregate principal amount of 6 7/8% Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Notes (the “Guarantees”) by each of the entities listed on Schedule A hereto (each a “Guarantor” and collectively the “Guarantors”), under the Securities Act of 1933, as amended (the “Act”), on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2006 (the “Registration Statement”), as amended or supplemented, you have requested our opinion as special local counsel in the State of Oklahoma with respect to certain matters concerning the Guarantors as set forth below.
          The Notes and the related Guarantees will be issued pursuant to a supplemental indenture (the “Eighteenth Supplemental Indenture”), dated March 12, 2007, to an indenture dated December 23, 1998, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”, together with the Supplemental Indenture, the “Indenture”). The Notes and the Guarantees will be issued on the terms set forth in the prospectus supplement filed with the SEC on and dated February 26, 2007 and the accompanying prospectus contained in the Registration Statement (the “Offer”). The Indenture, the Notes and the Guarantees are sometimes referred to herein collectively as the “Operative Documents”. Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.
          In our capacity as your special local counsel in the State of Oklahoma in connection with such registration, we are familiar with the proceedings taken by the Guarantors in connection with the authorization and issuance of the Guarantees. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate and limited liability company records and instruments, as we have deemed necessary
          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
          We are members of the bar of the State of Oklahoma. The opinions expressed herein are limited exclusively to the laws of the State of Oklahoma, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
          Subject to the foregoing and the other matters set forth herein, it is our opinion as of the date hereof:
          1. Each of the Guarantors is a corporation or a limited liability company, as applicable, under the Oklahoma General Corporation Act or the Oklahoma Limited Liability Act, as applicable, and is validly existing and in good standing under the laws of the State of Oklahoma.
          2. The Guarantees of each of the Guarantors have been duly authorized by all necessary corporate or limited liability company action, as applicable, and have been duly executed by an authorized officer of each of the Guarantors.
          We authorize Latham & Watkins LLP to rely on this opinion in delivering its opinion to you as filed as an exhibit to the Form 8-K filed with the SEC.
          This opinion is for your benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the prospectus. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
McAfee & Taft, A Professional Corporation

SCHEDULE A
Guarantors
CORPORATIONS

Name of Company	State of Incorporation

ADS, Inc.	Oklahoma

Allied Waste Services of Stillwater, Inc.	Oklahoma

American Disposal Services of Missouri, Inc.	Oklahoma

Pittsburgh County Landfill, Inc.	Oklahoma
LIMITED LIABILITY COMPANIES

Name of Company	State of Formation

BFI Waste System of Oklahoma, LLC	Oklahoma

Oklahoma City Landfill, L.L.C.	Oklahoma

Exhibit XXVII
Ramis Crew Corrigan llp
Attorneys at law

1727 NW HOYT STREET
PORTLAND, OREGON 97209
William A. Monahan	TELEPHONE (503) 222-4402
billm@rcclawyers.com	FAX (503) 243-2944
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054

Re:	Opinion of Local Counsel – Guaranty of Oregon Corporations and Entities Relating to Allied Waste North America, Inc. Indenture
Ladies and Gentlemen:
We provide this opinion letter regarding the following entities, which will be collectively referred to as “Oregon Corporate Guarantors.”
Agri-Tech, Inc. of Oregon
Albany-Lebanon Sanitation, Inc.
Bio-Med of Oregon, Inc.
Capitol Recycling and Disposal, Inc.
Corvallis Disposal Co.
Dallas Disposal Co.
Grants Pass Sanitation, Inc.
Keller Drop Box, Inc.
McInnis Waste Systems, Inc.
Peltier Real Estate Company
Portable Storage Co.
Rossman Sanitary Service, Inc.
Source Recycling, Inc.
United Disposal Service, Inc.
Valley Landfills, Inc.
Waste Control Systems, Inc.
WDTR, Inc.
Willamette Resources, Inc.
And regarding the following entity, which will be referred to as “Oregon LLC Guarantor.”
Allied Waste Transfer Services of Oregon, LLC

Opinion of Local Counsel – Oregon

The Oregon Corporate Guarantors and the Oregon LLC Guarantor are referred to collectively as the “Oregon Guarantors.”
     Although we represent certain of the Oregon Guarantors from time to time in connection with specific transactions, we are not general counsel to any Oregon Guarantor, and we did not participate in the formation or organization of any Oregon Guarantor. We have been requested to provide to you, as counsel on this matter only, our opinion as to the legal status of the Oregon Guarantors and their authorization to take action relating to the Guarantees.
DOCUMENTS REVIEWED
     In rendering our opinion, we have examined copies identified to our satisfaction as true copies of the originals of the following documents:
1.	The Senior Indenture dated December 23, 1998, Allied Waste North America, Inc. as issuer, various guarantors, and U.S. Bank National Association, as Trustee.
2.	The Eighteenth Supplemental Indenture dated March 12, 2007, among Allied Waste North America, Inc., Allied Waste Industries, Inc., various guarantors, and U.S. Bank National Association as trustee.
The documents listed as 1 and 2 above are collectively referred to herein as the “Indenture Documents.”
     In addition to the Indenture Documents, we also have been furnished with and have examined the following:
1.	Certificates issued by the State of Oregon, Office of the Secretary of State, Corporation Division, with respect to each Oregon Guarantor, dated February 23, 2007.
2.	Copies of the Document Files maintained by the State of Oregon, Office of the Secretary of State, Corporations Division, with respect to each Oregon Guarantor, as of February 21, 2007.
3.	Copies of “Minutes of the Board of Directors of the Corporate Guarantors Listed on Exhibit A” dated February 21, 2007 (the “Corporate Minutes”).
4.	Copies of “Minutes of the Partnership Governing Bodies of the Partnership and Limited Partnership Guarantors Listed on Exhibit A” dated February 21, 2007 (the “Partnership Minutes”).
Ramis Crew Corrigan llp
Attorneys at Law

Opinion of Local Counsel – Oregon

5.	Copies of “Minutes of the LLC Governing Bodies of the Limited Liability Company Guarantors Listed on Exhibit A” dated February 21, 2007 (the “LLC Minutes”).

6.	Copies of the by-laws of each Oregon Guarantor.

7.	Other documents and instruments described in the above-listed documents.
RELIANCE WITHOUT INVESTIGATION
     We disclaim any responsibility for any changes that may have occurred with respect to the status of Guarantor from and after the respective dates of the Certificates mentioned above. We also assume that the Certificates and the public records upon which they are based are accurate and complete.
     Except to the extent the information constitutes a statement, directly or in practical effect, of any legal conclusion at issue, we have relied without investigation or analysis upon the information contained in representations by the Oregon Guarantors in the Indenture Documents and in the Corporate Minutes and by the certifications of public officials. We have made no independent investigation with regard to such matters or with regard to any warranties and representations made by any party in the Indenture Documents or of any related matters. Except as specifically identified herein, we have not been retained or engaged to perform, and we have not performed, any independent review or investigation of (1) any agreement or instrument to which the Oregon Guarantors may be a party or by which the Oregon Guarantors may be bound other than the Guarantees, or (2) any order of any governmental or public body or authority to which the Oregon Guarantors may be subject.
ASSUMPTIONS
This opinion letter assumes:
(i) All parties other than the Oregon Guarantors have satisfied all necessary legal requirements applicable to them and that they have all necessary corporate authority to enter into the documents that are part of the indenture transaction.
(ii) the legal capacity of all natural persons to enter into and perform their respective obligations under the Indenture Documents;
(iii) the authenticity and completeness of all documents submitted to us for review, that each such document that is a copy conforms to an authentic original, and that all signatures on each such document are genuine;
OPINIONS
Subject to the qualifications stated herein, we are of the opinion that:
Ramis Crew Corrigan llp
Attorneys at Law

Opinion of Local Counsel – Oregon

1. Each of the Oregon Corporate Guarantors is a corporation organized under the Oregon Business Corporation Act. Based on certificates from public officials and by online verification through the Corporate Division website, we confirm that each of the Oregon Guarantors is validly existing and in good standing under the laws of the State of Oregon.
2. The Guarantees of the Oregon Corporate Guarantors have been duly authorized and duly executed by all necessary corporate action of each Oregon Corporate Guarantor.
3. The Oregon LLC Guarantor is a limited liability company organized under Oregon Revised Statutes Chapter 63. Based on the certificate from public officials and online verification through the Corporate Division website, we confirm that the Oregon LLC Guarantor is validly existing in good standing under the laws of the State of Oregon.
4. The Guarantee of the Oregon LLC Guarantor has been duly authorized and duly executed by all necessary limited liability company action of the Oregon LLC Guarantor.
LIMITATIONS
None of the opinions herein expressed include any implied opinion and the opinions are specifically subject to and qualified by the following:
1. Regardless of the states in which members of this firm are licensed to practice, our opinion is limited to the laws of Oregon and to applicable federal laws.
2. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.
3. Without limiting any other disclaimers or limitations contained in this opinion, we express no opinion as to any matter whatsoever relating to:
(a) the accuracy or completeness of any financial, accounting, or statistical information;
(b) the accuracy or completeness of any representations made by any Oregon Guarantor;
(c) the financial status of any Oregon Guarantor;
(d) the ability of any Oregon Guarantor to meet its obligations under the Guarantees;
4. This opinion is rendered at the request of the Oregon Guarantors as a requirement for completing the indenture transaction. This opinion does not establish any attorney-client relationship between this firm and any party other than the Oregon Guarantors. Nothing contained in this opinion shall be deemed to constitute a waiver of the attorney-client privilege between this firm and the Oregon Guarantors.
Ramis Crew Corrigan llp
Attorneys at Law

Opinion of Local Counsel – Oregon

This opinion is for your benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s current report on Form 8-K and to the reference of our firm under the heading “Legal Matters.”

Very truly yours,

/s/ William A. Monahan
Ramis Crew Corrigan LLP
Ramis Crew Corrigan llp
Attorneys at Law

Exhibit XXVIII
Reed Smith llp
2500 One Liberty Place
1650 Market Street
Philadelphia, PA 19103-7301
215.851.8100
Fax 215.851.1420
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85054
Ladies and Gentlemen:
     Pursuant to your request, we are acting as special Pennsylvania counsel for Allied Acquisition Pennsylvania, Inc., Allied Waste Systems of Pennsylvania, LLC, BFI Transfer Systems of Pennsylvania, LLC, BFI Waste Services of Pennsylvania, LLC, Greenridge Reclamation, LLC, Greenridge Waste Services, LLC and New Morgan Landfill Company, Inc. (collectively, the “Guarantors”) in connection with the Guarantees described below.
     Each of the Guarantors is executing a Senior Guarantee (a “Guarantee”) which will be attached to and will guarantee payment of $750,000,000 in aggregate principal amount of your 6 7/8% Senior Notes due 2017 (the “Notes”). The Notes and the Guarantees are issued under your Senior Indenture dated December 23, 1998 (the “Indenture”) and the Eighteenth Supplemental Indenture dated as of March 12, 2007 (the “Supplemental Indenture”) each from you, as issuer, to U.S. Bank National Association, as trustee.
     We have reviewed the organizational documents, including by-laws or operating agreement, as applicable, of each of the Guarantors, as well as the authorizing resolutions set forth in the minutes of (a) the board of directors of the corporate Guarantors and (b) the governing bodies of the limited liability company Guarantors, each dated February 21, 2007 (collectively the “Resolutions”). We have assumed that the Resolutions remain in full force and effect and have not been amended, modified, rescinded, repealed or superseded. We have also reviewed the Indenture, the Supplemental Indenture, the Notes and the Secretary’s Certificate attached hereto (the “Secretary’s Certificate”). We have not been asked to opine, and we offer no opinion, with respect to the Indenture, the Supplemental Indenture or the Notes. We note that the Guarantees are governed by the laws of the State of New York. We understand that you are receiving an opinion from Latham & Watkins LLP with respect to the enforceability of the Guarantees under New York law.
     We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Guarantors, certificates of public officials and representatives of the Guarantors and such other documents, and we have made such investigations of laws as we have deemed necessary or advisable as a basis for the opinions expressed below.
     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the Secretary’s Certificate, and each other

Allied Waste North America, Inc. March 12, 2007 Page 2
certificate, record, agreement, instrument and document that we have examined, are accurate and complete.
     Based upon the foregoing, and subject to the other qualifications and conditions set forth herein, we are of the opinion that:
     1. Each of the Guarantors is a corporation or limited liability company, as applicable, under the Pennsylvania Business Corporation Law of 1988, as amended or the Pennsylvania Limited Liability Company Law, as applicable. Based solely on certificates of subsistence issued by the Pennsylvania Secretary of the Commonwealth, we confirm that each of the Guarantors is validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania.
     2. The Guarantees have been (a) duly authorized by all necessary corporate or limited liability company action of each respective Guarantor and (b) duly executed by each respective Guarantor.
     This opinion is limited to the laws of the Commonwealth of Pennsylvania and the Federal laws of the United States of America. We express no opinion with respect to the applicability of, or compliance with, any securities laws (federal or state) with respect to the Indenture, the Supplemental Indenture, the Notes or the Guarantees. Our opinion is given as of the date hereof and we undertake no obligation to update this opinion.
     This opinion is for your benefit in connection with the transactions contemplated by the Indenture, the Supplemental Indenture, the Notes or the Guarantees and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. Specifically, we consent to your filing this opinion as an exhibit to the Company’s current report on Form 8-K and to the reference, if any, of our firm under the heading “Legal Matters.”

Very truly yours,

Reed Smith LLP

Exhibit XXIX
Nelson Mullins Riley & Scarborough LLP
Attorneys and Counselors at Law
1320 Main Street / 17th Floor / Columbia, South Carolina 29201
Tel: 803.799.2000 Fax: 803.256.7500
www.nelsonmullins.com
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85084
Ladies and Gentlemen:
We have acted as limited local counsel for Nationswaste Catawba Regional Landfill, Inc., a South Carolina corporation (“Nationswaste”) and Flint Hill Road, LLC, a South Carolina limited liability company (“Flint Hill”) (Nationswaste and Flint Hill are collectively referred to herein as the “Companies”), in connection with certain limited matters regarding the execution of a Guarantee by each of the Companies in connection with the offer (the “Offer”) by Allied Waste North America, Inc. (“Allied Waste”) of its 6 7/8% Senior Notes due 2017 (the “Notes”).
In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
i.	the original indenture relating to the notes dated December 23,1998, and the 18th Supplement to the indenture (the indenture and the 18th Supplement are collectively referred to herein as the “Indenture”);

ii.	the governance documents relating to the Guarantors;

iii.	the Prospectus dated June 16, 2006, and the Prospectus Supplement dated February 26, 2007 (the Prospectus and Prospectus Supplement are collectively referred to herein as the “Offering Documents”); and

iv.	such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
In examining the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, and the authenticity of all documents purporting to be originals and the conformity to the originals of all documents purporting to be copies. We have relied upon the representations, warranties and statements in the Indenture and on certificates of officers of the Guarantors, and on other written or oral statements (whether in person or by telephone) of officers and other representatives of those entities, and of public officials.
Atlanta • Charleston • Charlotte • Columbia • Greenville • Myrtle Beach • Raleigh • Winston-Salem • Washington, DC

Allied Waste North America, Inc.
March 12, 2007

We have assumed that Allied Waste has the power and authority to, and has taken the corporate action necessary to, execute, deliver and perform the issuance of the Notes, and that such issuance of the Notes will be properly consummated in accordance with the terms of the Offering Documents. We have assumed that the Notes will be issued for the contemplated consideration. We have also assumed that the Guarantee will be in compliance with the Indenture and that the Guarantee will be supported by valid consideration.
Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:
     1. Nationswaste is a corporation incorporated under the laws of South Carolina. Flint Hill is a limited liability company organized under the laws of the State of South Carolina. Based on the Certificates of Existence attached hereto as Exhibits A and B, respectively, each of the Guarantors is validly existing under the laws of the State of South Carolina.
     2. The Guarantee executed by each of the Companies has been duly authorized and duly executed by all necessary corporate or limited liability company actions, as applicable, of each respective Guarantor.
This opinion is for your benefit in connection with the Offer and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to Allied Waste’s Current Report on Form 8-K relating to the Notes dated the date hereof.
The foregoing opinions are subject to the following qualifications:
     A. Our opinions herein are limited solely to the laws of South Carolina, without reference to choice of law provisions, and we express no opinion herein concerning the laws of any other jurisdiction. In this regard, we note that the Indenture, the Notes, and the Guarantee are stated to be governed by New York law. We express no opinion as to the enforceability of this choice of law provision.
     B. We are not expressing any opinion herein as to the enforceability of the Guarantee or any provisions thereof.
     C. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.
     D. This letter is limited to the law and facts as in existence on the date hereof, and we undertake no responsibility to revise or supplement this letter to reflect any change in the law or facts.
     E. The legal opinions expressed herein are an expression of professional judgment and are not a guaranty of result.

Allied Waste North America, Inc.
March 12, 2007

This opinion is rendered solely to you in connection with the above matter. Except as expressly set forth herein, this opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.
Very truly yours,
NELSON MULLINS RILEY & SCARBOROUGH, LLP

Exhibit XXX
Bass, Berry & Sims plc
Attorneys at Law

A PROFESSIONAL LIMITED LIABILITY COMPANY
AmSouth Center
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-3001
(615) 742-6200
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Ladies and Gentlemen:
     We have acted as special Tennessee counsel to Allied Waste Industries of Tennessee, Inc. (“Allied Tennessee”), Browning-Ferris Industries of Tennessee, Inc. (“Browning Tennessee”) and Madison County Development, LLC (“Madison LLC” and, with Allied Tennessee and Browning Tennessee, the “Tennessee Guarantors”) in connection with the issuance by Allied Waste North America, Inc. (the “Issuer”) of $750,000,000 aggregate principal amount of its 6 7/8% Senior Notes due 2017 (the “Notes”) to be issued under that certain Senior Indenture dated as of December 23, 1998 (the “Base Indenture”) among the Issuer, the guarantors named therein and U.S. Bank National Association (formerly known as “U.S. Bank Trust National Association”) (the “Trustee”), as amended and supplemented by the Eighteenth Supplemental Indenture dated as of March 12, 2007 (the “Supplemental Indenture” and, with the Base Indenture, the “Indenture”), which are to be registered under the Securities Act of 1933 (the “Securities Act”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on June 16, 2006 (File no. 333-135092). The Notes will be guaranteed by the Tennessee Guarantors.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as amended.
     In connection with this opinion, we have examined the following documents (the “Transaction Documents”):
     (a) the Indenture;
     (b) the Notes; and
     (c) the senior guaranty of the Tennessee Guarantors and the other entities affiliated with the Issuer attached to the Notes (the “Notes Guarantee”).
     We have also reviewed such corporate records of the Tennessee Guarantors, such certificates of public officials and such other matters regarding the Tennessee Guarantors as we
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Allied Waste North America,Inc.
March 12, 2007

have deemed necessary or appropriate for purposes of this opinion letter. As to factual matters, we have assumed the correctness of and relied upon statements and other representations of the Tennessee Guarantors and the officers thereof set forth in the Transaction Documents and in certificates provided pursuant to or in connection with the Transaction Documents or otherwise provided to us, and upon certificates of public officials, and we have made no independent inquiries or investigations. For purposes of the opinions on the existence and good standing of the Tennessee Guarantors, we have relied solely upon certificates of existence of recent date issued by the Tennessee Secretary of State.
     In making such examination and in expressing our opinions, we have assumed, without investigation or inquiry:
     (a) the due organization and existence of all parties to the Transaction Documents, except to the extent that we express opinions in Paragraphs 1 and 2 below regarding the existence of the Tennessee Guarantors,
     (b) the due authorization, execution and delivery of the Transaction Documents by all parties thereto, except to the extent that we express opinions in Paragraphs 1 and 2 below regarding authorization and execution of the Transaction Documents by the Tennessee Guarantors,
     (c) that all signatures on any executed documents furnished to us are genuine, all original documents submitted to us are authentic originals and all certified or other reproductions of documents submitted to us conform to the original documents, and
     (d) that the indebtedness incurred and obligations undertaken pursuant to the Transaction Documents have been incurred and undertaken for adequate consideration.
     Based upon the foregoing and subject to the assumptions, limitations and qualifications herein set forth, we are of the opinion that:
     1. Each of Allied Tennessee and Browning Tennessee is an existing Tennessee corporation, in good standing under the laws of Tennessee. The execution and delivery of the Guarantee and the performance and observance of the provisions thereof have been properly authorized by all necessary corporate actions on the part of Allied Tennessee and Browning Tennessee.
     2. Madison LLC is an existing Tennessee limited liability company, in good standing under the laws of the State of Tennessee. The execution and delivery of the Guarantee and the performance and observance of the provisions thereof have been properly authorized by all necessary limited liability company actions on the part of Madison LLC.
     The opinions expressed herein are limited to the laws of Tennessee.
     We express no opinion as to compliance with Section 48-16-401 of the Tennessee Business Corporation Act insofar as the incurrence of the obligations of Allied Tennessee or

Allied Waste North America,Inc.
March 12, 2007

Browning Tennessee governed by the Guarantee may be deemed to be a distribution by Allied Tennessee or Browning Tennessee.
     We consent to your filing of this opinion as an exhibit to the Company’s current report on Form 8-K and to reference our firm under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
Bass, Berry & Sims PLC

Exhibit XXXI
Fulbright & Jaworski l.l.p.
A Registered Limited Liability Partnership
Fulbright Tower
1301 McKinney. Suite 5100
Houston, Texas 770I0-3095
www.fulbright.com

telephone:	(713) 651-5151	facsimile:	(713) 65I-5246
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way Phoenix,
Arizona 85054
Ladies and Gentlemen:
     We have acted as special Texas counsel to the Texas Entities in connection with the Note Guarantees executed and delivered by them in connection with the issuance by Allied Waste North America, Inc., a Delaware corporation (the “Company”), of $750.0 million of its 6 7/8% Senior Notes due 2017 (the “Senior Notes”), which Senior Notes are governed by that certain Senior Indenture dated as of December 23, 1998, among the Company, the guarantor parties thereto (the “Guarantors”) and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”), as such Senior Indenture is supplemented by that certain Eighteenth Supplemental Indenture dated as of March 12, 2007, among the Company, Allied Waste Industries Inc., a Delaware corporation (“Allied”), each of the other Guarantors and the Trustee (such Senior Indenture as so supplemented, the “Indenture”). Capitalized terms defined herein (including in the Annex hereto) have the meanings so assigned. Capitalized terms not defined herein have the meanings assigned in the Indenture. The opinions expressed herein are furnished to you pursuant to your request in connection with the Note Guarantees.
     Our engagement in connection with rendering the opinions expressed herein has been limited in scope to our review of the Indenture, the Senior Notes, the Subsidiary Guarantees of the Senior Notes by the Texas Entities (the “Notes Guarantees”, and together with the Indenture and the Senior Notes, collectively, the “Indenture Documents”) and the Diligence Documents, in each case solely for the purposes of the opinions expressed herein. We have not participated as counsel to the Company, any Texas Entity or any other Guarantor in regard to the formation of any of the Texas Entities, the offering, issuance or sale of the Senior Notes, including, without limitation, the development or preparation of any offering memorandum or circular, registration statement, prospectus, prospectus supplement or other disclosure document, or any agreement, instrument or document related to any of the foregoing, or the consummation of the transactions contemplated by any of the foregoing, or the internal governance considerations related to any of the foregoing.
     In rendering the opinions expressed herein, we have (i) examined (a) corporate and equivalent records of the Texas Entities, certificates of representatives of the Company and the Texas Entities and certificates and other communications of public officials, in each case as described in Annex A hereto (collectively, the “Diligence Documents”), and (b) the Indenture

Texas Local Counsel Opinion
Houston • New York • Washington DC • Austin • Dallas • Denver • Los Angeles • Minneapolis • San Antonio • Sr. Louis Beijing • Dabai • Hong Kong • London • Munich • Riyadh

Allied Waste North America,Inc.
March 12, 2007

Documents, and (ii) as to questions of fact material to the opinions expressed herein, and as to factual matters arising in connection with our examination of the aforesaid materials, relied, to the extent we deemed appropriate, upon the factual representations and warranties contained in the Indenture Documents and in the Diligence Documents and certain facts stated elsewhere herein.
     In making such examination and in such reliance, we have assumed (i) the authenticity and completeness of all records, certificates, instruments, agreements and other documents submitted to us as originals, (ii) the conformity to authentic originals, records, certificates, instruments, agreements and other documents of all copies submitted to us as copies, (iii) the legal capacity of each natural person identified in, or indicated as having executed, any of those records, certificates, instruments, agreements and other documents and (iv) the genuineness of all signatures on all such records, certificates, instruments, agreements and other documents.
     Based upon the foregoing and in the reliance thereon, and subject to and qualified by the assumptions, qualifications, limitations and exceptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     1. Action Disposal, Inc., a Texas corporation (the “Texas Corporation”), is a corporation under the Texas Business Corporation Act. Based on certificates from public officials of the State of Texas, we confirm that the Texas Corporation is validly existing and in good standing under the laws of the State of Texas.
     2. Each of Desarrollo del Rancho La Gloria TX, LP, a Texas limited partnership “Desarrollo”), El Centro Landfill, L.P., a Texas limited partnership (“El Centro”), Frontier Waste Services, L.P., a Texas limited partnership (“Frontier”), and South Central Texas Land Co. TX, LP, a Texas limited partnership (“South Central”, and together with Desarrollo, El Centro and Frontier, collectively, the “Texas Limited Partnerships”), is a limited partnership under the Texas Revised Limited Partnership Act. Based on certificates from public officials of the State of Texas, we confirm that each of the Texas Limited Partnerships is validly existing under the laws of the State of Texas.
     3. Total Roll-Offs, L.L.C., a Texas limited liability company (the “Texas LLC”, and together with the Texas Corporation and the Texas Limited Partnerships, collectively, the “Texas Entities”), is a limited liability company under the Texas Limited Liability Company Act. Based on certificates from public officials of the State of Texas, we confirm that the Texas LLC is validly existing and in good standing under the laws of the State of Texas.
     4. The Note Guarantee of the Texas Corporation has been duly authorized by all necessary corporate action on the part of the Texas Corporation and has been duly executed by the Texas Corporation.
     5. The Note Guarantee of each Texas Limited Partnership has been duly authorized by all necessary limited partnership action on the part of each respective Texas Limited Partnership and has been duly executed by each Texas Limited Partnership.

Texas Local Counsel Opinion

Allied Waste North America, Inc.
March 12, 2007

     6. The Note Guarantee of the Texas LLC has been duly authorized by all necessary limited liability company action on the part of the Texas LLC and has been duly executed by the Texas LLC.
     The foregoing opinions expressed herein are further subject to, and qualified by, the following assumptions, exceptions, qualifications and limitations:
     A. The opinions expressed herein are limited exclusively to the internal laws of the State of Texas, and in no event do we express any opinion as to the application of Texas securities laws in relation to any Indenture Document, or any transaction related thereto or contemplated thereby. Reference to such laws, in addition to other limitations set forth herein, is limited to laws that are normally applicable to the opinions expressed herein.
     B. In rendering the opinions expressed in paragraphs 1, 2 and 3 above relating to existence, good standing or both, we have relied solely upon a review of certificates of public officials of the State of Texas, without further investigation as to matters set forth therein, as those certificates are described in Annex A hereto, and such opinions are limited to the dates of such certificates.
     You have informed us that you are relying on the opinions expressed herein in connection with the registration of the Senior Notes under the federal Securities Act of 1933, as amended (the “Act”). The opinions expressed herein are solely for the benefit of, and may only be relied upon by, you for that purpose and may be relied upon by your counsel, Latham & Watkins LLP, in connection with its opinion filed as an exhibit to Allied’s Current Report on Form 8-K, to be filed on or about March 12, 2007 and relating to the issuance of the Senior Notes. We consent to the filing of this opinion letter as an exhibit to such opinion filed by Latham & Watkins LLP.

Very truly yours,

Fulbright & Jaworski L.L.P.

Texas Local Counsel Opinion

ANNEX A
Allied Waste North America, Inc.
Texas Entities — List of Documents Reviewed
1.	Action Disposal, Inc.
a. Articles of Incorporation, as amended, certified by the Secretary of State of the State of Texas (“SOST”) and dated March 7, 2007 and an Officers’ Certificate of an authorized officer of the Texas Corporation, as of the date hereof, that such Articles of Incorporation is a correct and complete copy of the Articles of Incorporation of the Texas Corporation as of the date hereof, and has neither been amended nor terminated and is full force and effect.
b. Bylaws of the Texas Corporation, as certified by an authorized officer of the Texas Corporation, as of the date hereof, to be a correct and complete copy of the Bylaws of the Texas Corporation, to have been neither amended nor revoked and to be in full force and effect.
c. Certificate of Existence issued by SOST and dated March 8, 2007.
d. Good Standing Certificate issued by the Texas Comptroller of Public Accounts (“TCOPA”) and dated March 8, 2007.
e. Resolutions of the governing body of the Texas Corporation, as certified by an authorized officer of the Texas Corporation as of the date hereof, to be a correct and complete copy of the Resolutions duly adopted by the governing body of the Texas Corporation, to have been neither amended nor revoked and to be in full force and effect.
f. Officer’s Certificate of the Texas Corporation dated as of the date hereof, as to certain factual matters.
2.	Total Roll-Offs, L.L.C.
a. Articles of Organization, as amended, certified by SOST and dated March 7, 2007 and an Officers’ Certificate of an authorized officer of the Texas LLC, as of the date hereof, that such Articles of Organization is a correct and complete copy of the Articles of Organization of the Texas LLC as of the date hereof, and has neither been amended nor terminated and is full force and effect.
b. Operating Agreement of the Texas LLC, as amended, as certified by an authorized officer of the Texas LLC as of the date hereof, to be a correct and complete copy of the Operating Agreement of the Texas LLC, to have been neither amended nor revoked and to be in full force and effect.
c. Certificate of Existence issued by SOST and dated March 8, 2007.
d. Good Standing Certificate issued by TCOPA and dated March 8, 2007.
e. Resolutions of the governing body of the Texas LLC, as certified by an authorized officer of the Texas LLC as of the date hereof, to be a correct and complete

A-l	Texas Local Counsel Opinion

copy of the Resolutions duly adopted by the governing body of the Texas LLC, to have been neither amended nor revoked and to be in full force and effect.
f. Officer’s Certificate of the Texas LLC dated as of the date hereof, as to certain factual matters.
3.	Desarrollo del Rancho La Gloria TX, LP
a. Certificate of Limited Partnership, as amended, issued by SOST and dated March 7, 2007 and an Officers’ Certificate of a person designated as an authorized officer of Allied Waste Landfill Holdings, Inc., a Delaware corporation (“Landfill), the entity designated as the general partner of Desarrollo, as of the date hereof, that such Certificate of Limited Partnership is a correct and complete copy of the Certificate of Limited Partnership of Desarrollo as of the date hereof, and has neither been amended nor terminated and is full force and effect.
b. Agreement of Limited Partnership of Desarrollo, as amended, as certified by a person designated as an authorized officer of Landfill, the entity therein designated as the general partner of Desarrollo, as of the date hereof, to be a correct and complete copy of the Agreement of Limited Partnership of Desarrollo, to have been neither amended nor revoked and to be in full force and effect.
c. Certificate of Existence issued by SOST and dated March 8, 2007.
d. Resolutions of the governing body of Desarrollo, as certified by a person therein designated as an authorized officer of Landfill, the entity therein designated as the general partner of Desarollo, as of the date hereof, to be a correct and complete copy of the Resolutions duly adopted by the governing body of Desarrollo, to have been neither amended nor revoked and to be in full force and effect
e. Officer’s Certificate of Landfill, the entity therein designated as the general partner of Desarrollo, dated as of the date hereof, as to certain factual matters.
4.	El Centro Landfill, L.P.
a. Certificate of Limited Partnership, as amended, issued by SOST and dated March 7, 2007 and an Officers’ Certificate of a person designated as an authorized officer of Landfill, the entity designated as the general partner of El Centro, as of the date hereof, that such Certificate of Limited Partnership is a correct and complete copy of the Certificate of Limited Partnership of El Centro as of the date hereof, and has neither been amended nor terminated and is full force and effect.
b. Agreement of Limited Partnership of El Centro, as amended, as certified by a person therein designated as an authorized officer of Landfill, the entity therein designated as the general partner of El Centro, as of the date hereof, to be a correct and complete copy of the Agreement of Limited Partnership of El Centro, to have been neither amended nor revoked and to be in full force and effect.
c. Certificate of Existence issued by SOST and dated March 8, 2007.
d. Resolutions of the governing body of El Centro, as certified by a person therein designated as an authorized officer of Landfill, the entity therein designated as the general partner of El Centro, as of the date hereof, to be a correct and complete copy of

A-2	Texas Local Counsel Opinion

the Resolutions duly adopted by the governing body of El Centro, to have been neither amended nor revoked and to be in full force and effect.
e. Officer’s Certificate of Landfill, the entity therein designated as the general partner of El Centro, dated as of the date hereof, as to certain factual matters.
5.	Frontier Waste Services, L.P.
a. Certificate of Limited Partnership, as amended, issued by SOST and dated March 7, 2007 and an Officers’ Certificate of a person designated as an authorized officer of Landfill, the entity designated as the general partner of Frontier, as of the date hereof, that such Certificate of Limited Partnership is a correct and complete copy of the Certificate of Limited Partnership of Frontier as of the date hereof, and has neither been amended nor terminated and is full force and effect.
b. Agreement of Limited Partnership of Frontier, as amended, as certified by a person therein designated as an authorized officer of Landfill, the entity therein designated as the general partner of Frontier, as of the date hereof, to be a correct and complete copy of the Agreement of Limited Partnership of Frontier, to have been neither amended nor revoked and to be in full force and effect.
c. Certificate of Existence issued by SOST and dated March 8, 2007.
d. Resolutions of the governing body of Frontier, as certified by a person therein designated as an authorized officer of Landfill, the entity therein designated as the general partner of Frontier, as of the date hereof, to be a correct and complete copy of the Resolutions duly adopted by the governing body of Frontier, to have been neither amended nor revoked and to be in full force and effect.
e. Officer’s Certificate of Landfill, the entity therein designated as the general partner of Frontier, dated as of the date hereof, as to certain factual matters.
6.	South Central Texas Land Co. TX, LP
a. Certificate of Limited Partnership, as amended, issued by SOST and dated March 7, 2007 and an Officers’ Certificate of a person designated as an authorized officer of Landfill, the entity designated as the general partner of South Central, as of the date hereof, that such Certificate of Limited Partnership is a correct and complete copy of the Certificate of Limited Partnership of South Central as of the date hereof, and has neither been amended nor terminated and is full force and effect.
b. Agreement of Limited Partnership of South Central, as amended, as certified by a person therein designated as an authorized officer of Landfill, the entity therein designated as the general partner of South Central, as of the date hereof, to be a correct and complete copy of the Agreement of Limited Partnership of South Central, to have been neither amended nor revoked and to be in full force and effect.
c. Certificate of Existence issued by SOST and dated March 8, 2007.
d. Resolutions of the governing body of South Central, as certified by a person therein designated as an authorized officer of Landfill, the entity therein designated as the general partner of South Central, as of the date hereof, to be a correct and complete copy

A-3	Texas Local Counsel Opinion

of the Resolutions duly adopted by the governing body of South Central, to have been neither amended nor revoked and to be in full force and effect.
e. Officer’s Certificate of Landfill, the entity therein designated as the general partner of South Central, dated as of the date hereof, as to certain factual matters.

A-4	Texas Local Counsel Opinion

Exhibit XXXII

SALT LAKE CITY OFFICE
PO Box 45385
Salt Lake City, Utah
84145-0385

36 South State Street
Suite 1400
Salt Lake City, Utah
84111

801 532-1500 tel
801 532-7543 fax
www.rqn.com

PROVO OFFICE
86 North University Ave.
Suite 430
Provo, Utah
84601-4420

801 342-2400 tel
801 375-8379 fax
March 12, 2007
Allied Waste North America, Inc.
15880 North Greenway-Hayden Loop
Suite 100
Scottsdale,Arizona 85260
Re:    Guarantee of Allied Waste North America, Inc.’s Senior Notes due 2017 issued pursuant to the Indenture, dated as of December 23, 1998 and the Eighteenth 2017 Indenture dated March 12, 2007 (the “2017 Indenture”)
Dear Ladies and Gentlemen:
     We have acted as special counsel for Allied Waste Transfer Services of Utah, Inc. and Wasatch Regional Landfill, Inc., both Utah corporations (collectively referred to hereafter as the “Corporations”) and ECDC Environmental, L.C., and Frontier Waste Services (Utah), LLC, both Utah limited liability companies (collectively referred to hereafter as the “LLCs”) in connection with the proposed exchange by Allied Waste North America, Inc. (“Allied”) of $750,000,000 in aggregate principal amount of its 67/8% Senior Notes due 2017 issued under that certain Senior Indenture dated as of December 23, 1998 (the “Base Indenture”) among Allied, the guarantors named therein and the U.S. Bank National Association (the “Trustee”) as amended and supplemented by the Eighteenth Supplemental Indenture dated as of March 12, 2007 (the “Supplemental Indenture” and with the Base Indenture, the “2017 Indenture”), which are to be registered under the Securities Act of 1933 (the “Securities Act”) to be filed with the Securities and Exchange Commission (the “Exchange Notes”) and the guarantees of the Notes due 2017 by the Guarantors (the “Guarantees”), for a like principal amount of Allied’s outstanding 6 7/8% Senior Notes due 2017 that were also issued under the 2017 Indenture and which have not been registered under the Securities Act. The Corporations and LLCs are sometimes collectively referred to hereafter as the “Utah Guarantors”. Capitalized terms used in this opinion and not otherwise defined or limited herein shall have the meanings ascribed to such terms in the 2017 Indenture.
     In connection with this opinion, we have investigated such questions of law, examined such corporate documents and records of the Utah Guarantors and certificates of public officials and other documents, and received such information from officers and representatives of the Utah Guarantors as we have deemed necessary or appropriate for the purposes of this opinion. Specifically, we have examined, among other documents, fully executed copies of (i) Articles of
A    P R O F E S S I O N A L    C O R P O R A T I O N

ATTORNEYS AT LAW
Clark P. Giles
Herschel J. Saperstein
Narrvel E. Hall
Douglas W. Morrison
Herbert C. Livsey
D. Jay Curtis
Gerald T. Snow
Jonathan A. Dibble
Scott Hancock Clark
Steven H. Gunn
James S. Jardine
Allan T. Brinkerhoff
Janet Hugie Smith
Douglas Matsumori
Robert P. Hill
A. Robert Thorup
Annette W. Jarvis
Larry G. Moore
Bruce L. Olson
John A. Adams
Douglas M. Monson
Craig Carlile
Jeffrey W. Appel
Ellen J. D. Toscano
Kevin G. Glade
Lester K. Essig
Ira B. Rubinfeld
Steven T. Waterman
Lon A. Jenkins
Stephen C. Tingey
John R. Madsen
Keith A. Kelly
Michael W. Spence
Scott A. Hagen
Mark M. Bettilyon
Rick L. Rose
Rick B. Hoggard
Lisa A. Yerkovich
Brent D. Wride
Michael E. Blue
Steven W. Call
Cameron M. Hancock
Peggy Hunt
Elaine A. Monson
Mark A. Cotter
R. Gary Winger
Kelly J. Applegate
Justin T. Toth
Steven C. Strong
Robert 0. Rice
Arthur B. Berger
Frederick R. Thaler, Jr.
John W. Mackay
McKay M. Pearson
Mark W. Pugsley
Gary L. Longmore
Michael D. Creer
Samuel C. Straight
Paul C. Burke
Elaina M. Maragakis
D. Zachary Wiseman
Michael D. Mayfield
Scott B. Finlinson
Bryan K. Bassett
Janelle P. Eurick
Gregg D. Stephenson
Mark L. Smith [California Only)
Kristine M. Larsen
Gregory S. Roberts
Christopher N. Nelson
Jacquelyn D. Rogers
Benjamin J. Kotter
Angelina Tsu
Richard Madsen, II
Caroiynn Clark
Jonathan G. Pappasideris
Daren G. Mortenson
Daniel W. Bower
Charles H. Livsey
Blake R. Bauman

OF COUNSEL
Stephen B. Nebeker
Robert M. Graham
M. John Ashton
Katie A. Eccles
Liesel B. Stevens

Allied Waste North America, Inc.
March 12, 2007

Organization and Operating Agreements of the LLCs, (ii) Articles of Incorporation and Bylaws of the Corporations, (iii) Minutes of the Members of the LLCs, and (iv) Minutes of meetings of the Board of Directors of the Corporations, (collectively the “Organizational Documents”) as well as (v) the 2017 Indenture (including the Form of Senior Guarantee set forth in Section 2.3 of the 2017 Indenture) and (vi) the Supplemental Indenture (collectively, the “Operative Documents”).
     In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the genuineness of signatures on such original documents. We have also assumed that each party to a document has satisfied those legal requirements that are applicable to it to the extent necessary to make those documents enforceable against it and conformity to such original documents of all copies submitted to us as certified, conformed, or photographic copies, and as to certificates and telegraphic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate.
     Other than our review of the Operative Documents, we have undertaken no factual review or investigation in connection with this opinion. With respect to factual matters necessary to the rendition of the opinions which are hereinafter stated, we have relied on information stated or warranted in the Operative Documents or in separate certifications which we have requested in connection with this opinion. We have not participated in the negotiation of the Operative Documents, nor have we assisted in any activities regarding the indebtedness or guarantees contemplated by, or referred to in, the Operative Documents. Our examination of documents has been limited as set forth herein, and our opinion is confined to the facts set forth herein. We have assumed that each party to the Operative Documents has the power and authority to execute, deliver and perform its respective obligations under such documents, and all such documents are duly enforceable against such party. We have also relied, with respect to our opinions concerning the Utah Guarantors upon certifications of the Division of Corporations and Commercial Code for the State of Utah.
     Based upon the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that, as of the date hereof:
     1. Each of the Utah Guarantors is a corporation or limited liability company, as applicable, organized under the Utah Revised Business Corporations Act or the Utah Revised Limited Liability Company, as applicable. Based on certificates from public officials, we confirm that each of the Utah Guarantors are in existence as recognized entities under the laws of the State of Utah.

Allied Waste North America, Inc.
March 12, 2007

     2. The Guarantee of each of the Utah Guarantors has been duly authorized by all necessary corporate or limited liability company action of each respective Utah Guarantor, and when executed in accordance with the terms of the 2017 Indenture and upon due execution, authentication and delivery of the Exchange Notes against the due tender and delivery to the Trustee of the Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, each of the Guarantees will be the legally valid and binding obligation of the respective Utah Guarantors, enforceable against such Utah Guarantor in accordance with its terms.
     The opinions set forth herein are predicated upon the assumptions and are limited by the qualifications, exceptions and limitations, if any, set forth in the Operative Documents, and set forth above and below:
     A. We are members of the bar of the State of Utah. The foregoing opinions are limited to matters involving the current laws of the State of Utah and current federal laws, and we do not express any opinion as to matters involving the laws of any other jurisdiction.
     B. Our opinions (in particular, those expressing an opinion regarding the enforceability of the Subsidiary Guarantees by the Utah Guarantors) are subject to, and we express no opinion as to, the effects of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, receivership, liquidation, fraudulent conveyance and other laws or equitable principles of general application to or affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and implied covenants of good faith and fair dealing. Without limiting the generality of the foregoing, we express no opinion as to the availability of equitable relief, including, without limitation, specific performance and injunctive relief, in any situation arising out of the transactions to which the opinions set forth herein relate. More particularly, we note that any opinion herein expressed as to enforceability is necessarily subject to:
     (1) the effect of Utah and federal court decisions invoicing statutes or principles of equity that have held that certain covenants and provisions of agreements are unenforceable where: (a) the breach of such covenants or provisions imposes restrictions or burdens upon a party, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or (b) a party’s enforcement of such covenants or provisions under the circumstances would violate the implied covenant of good faith and fair dealing; and
     (2) the power of federal and state courts in the exercise of judicial discretion to refuse to enforce (or to stay the enforcement of) any

Allied Waste North America, Inc.
March 12, 2007

provision of the Subsidiary Guarantees that purports to waive the rights of a party to assert the claims or defenses available to it by statute, common law or equity.
     C. We express no opinion with respect to the validity, binding effect or enforceability of (i) self-help provisions, (ii) waivers of constitutional or statutory rights, (iii) provisions waiving the right to waiving rights to automatic stay, waiving statutes of limitations, provisions relating to forum selection or venue or choice of governing law, purporting to establish evidentiary standards or specifying that the rights of the parties may be waived only in writing, (iv) provisions related to waiver of remedies or defenses (or the delay or omission of enforcement thereof), disclaimers, liability limitations with respect to third parties, powers of attorney, liquidated damages or the creation of remedies not available under applicable law, (v) provisions pursuant to which any party attempts to exempt itself from liability for its own negligence, fault or actions, or providing for indemnification against criminal liability, civil penalties or punitive damages or against actions to the extent that the indemnitee has been negligent or engaged in willful misconduct, (vi) provisions requiring the payment of attorneys’ fees or litigation expenses, or (vii) provisions which purport to compensate any party for loss or expense in excess of actual loss or reasonable expenses or which constitute a penalty. In particular, we express no opinion as to the enforceability of provisions whereby the Utah Guarantors purport to waive, in advance of any relevant operative date or default, any substantive rights of the Utah Guarantors (including, but not limited to the aforementioned rights of redemption, notice rights, or rights to direct the order of sale of collateral).
     D. Although certain rights, remedies and waivers contained in the Operative Documents may be limited or rendered ineffective by applicable Utah laws or judicial decisions governing such provisions, such laws and judicial decisions do not render the Operative Documents invalid as a whole and there exist (in the Operative Documents or pursuant to current applicable law) legally adequate remedies for a realization of the principal benefits and/or security intended to be provided by the Operative Documents. Without limiting the generality of the foregoing, this opinion is subject to the following specific limitations:
     (1) In giving this opinion, we advise you that a Utah court may not strictly enforce certain covenants contained in the Operative Documents or allow acceleration of the maturity of the indebtedness evidenced by the Indenture if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances. We do believe, however, that subject to the limitations expressed elsewhere in this opinion, enforcement or acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the Operative Documents.

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March 12, 2007

     (2) We express no opinion as to the enforceability of any provisions in the Agreement that relieve Lender from obligations to conduct sales under the Utah Uniform Commercial Code in a commercially reasonable manner.
     This opinion is for your benefit in connection with the transactions contemplated by the Operative Documents and may be relied upon only by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Company’s registration statement on Form S-4 and to the reference of our firm under the heading “Legal Matters”. This opinion letter does not extend to and may not be delivered to, relied upon, or assigned to any other person or party.
Sincerely,
RAY QUINNEY & NEBEKER P.C.

Exhibit XXXIII
March 12, 2007
Allied Waste North America, Inc.
18500 North Allied Way
Phoenix, AZ 85260
     Re:    Registration Statement on Form S-3ASR (Reg. No. 333-135092)
Ladies and Gentlemen:
     We have acted as special Washington counsel to Rabanco, Ltd. (“Rabanco”), Rabanco Recycling, Inc. (“Rabanco Recycling”), WJR Environmental, Inc. (“WJR”), Rabanco Companies (“Rabanco Companies”) and Regional Disposal Company (“RDC”) in connection with the issuance of $750,000,000 in aggregate principal amount 6-7/8% Senior Notes due 2017 (the “Notes”) by Allied Waste North America, Inc. (“Allied”), pursuant to a Senior Indenture dated as of December 23, 1998 (the “Indenture”) among Allied, certain affiliates of Allied including the Washington Guarantors, and U.S. Bank National Association. Rabanco, Rabanco Recycling and WJR are referred to herein collectively as the “Corporate Guarantors”. Rabanco Companies and RDC are referred to herein collectively as the “Partnership Guarantors”. The Corporate Guarantors and the Partnership Guarantors are referred to herein collectively as the “Washington Guarantors”.
     In that capacity, we have examined the following documents:
A.	The Indenture;

B.	A Eighteenth Supplemental Indenture dated March 12, 2007 among Allied, certain affiliates of Allied including the Washington Guarantors and U.S. Bank National Association (the “Trustee”);

C.	The Notes;

D.	A Senior Guaranty executed as of March 12, 2007.

E.	The Company’s Registration Statement under the Securities Act of 1933 on Form S-3ASR (the “Registration Statement”);

F.	Articles of Incorporation of Highline Disposal Company, Inc. filed with the Secretary of State of the State of Washington (the “Secretary of State”) on

Allied Waste North America, Inc.
March 12, 2007

December 16, 1959, certified as true and correct on February 21, 2007 by the Secretary of State;

G.	Articles of Amendment of Highline Disposal Company, Inc. changing name to Sea-Tac Disposal Company filed with the Secretary of State October 29, 1979, certified as true and correct on February 21, 2007 by the Secretary of State;

H.	Articles of Merger of Sea-Tac Disposal Company merging Southcenter Disposal, Inc. and Center Disposal, Inc. into Sea-Tac Disposal Company filed with the Secretary of State November 13, 1979, certified as true and correct on February 21, 2007 by the Secretary of State;

I.	Articles of Merger of Sea-Tac Disposal Company merging Rabanco, Ltd. and Compactors Incorporated into Sea-Tac Disposal Company and changing the name of Sea-Tac Disposal Company to Rabanco, Ltd., filed with the Secretary of State May 26, 1982, certified as true and correct on February 21, 2007 by the Secretary of State;

J.	Articles of Merger of Rabanco, Ltd. merging City Sanitary Service Company into Rabanco, Ltd. filed with the Secretary of State June 12, 1985, certified as true and correct on February 21, 2007 by the Secretary of State;

K.	Articles of Merger of Rabanco, Ltd. merging Rabanco Acquisition Company into Rabanco, Ltd. filed with the Secretary of State on June 25, 1998, certified as true and correct on February 21, 2007 by the Secretary of State;

L.	Articles of Merger of Rabanco, Ltd. merging Waste Associates, Inc., MJS Associates, Inc., and Rabanco Regional Landfill Company into Rabanco, Ltd. filed with the Secretary of State January 9, 2003, certified as true and correct on February 21, 2007 by the Secretary of State;

M.	Articles of Merger of Rabanco, Ltd. merging Paper Fibers, Inc., Alaska Street Associates, Inc., Rabanco Intermodal/B.C., Inc., S&L, Inc., CCAI, Inc., SSWI, Inc., United Waste Control Corp., Seattle Disposal Company, Inc., Northwest Waste Industries, Inc. and Rabanco Connections International, Inc. into Rabanco, Ltd. filed January 17, 2003, certified as true and correct on February 21, 2007 by the Secretary of State;

N.	Bylaws of Rabanco, Ltd.;

O.	A Certificate of Existence/Authorization of Rabanco, Ltd. issued by the Washington Secretary of State and dated February 21, 2007;

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March 12, 2007

P.	Articles of Incorporation of WJR Environmental, Inc. filed with the Secretary of State on May 17, 1991, certified as true and correct on February 21, 2007 by the Secretary of State;

Q.	Articles of Merger of WJR Environmental, Inc. merging Rabanco Acquisition Company Five into WJR Environmental, Inc., filed with the Secretary of State on June 25, 1998, certified as true and correct on February 21, 2007 by the Secretary of State;

R.	Bylaws of WJR Environmental, Inc.;

S.	A Certificate of Existence/Authorization of WJR Environmental, Inc. issued by the Washington Secretary of State and dated February 21, 2007;

T.	Articles of Incorporation of Rabanco Recycling, Inc. filed with the Secretary of State on April 18, 1988, certified as true and correct on February 21, 2007 by the Secretary of State;

U.	Articles of Merger of Rabanco Recycling, Inc. merging Rabanco Acquisition Company Two into Rabanco Recycling, Inc., filed with the Secretary of State on June 25, 1998, certified as true and correct on February 21, 2007 by the Secretary of State;

V.	Bylaws of Rabanco Recycling, Inc.;

W.	A Certificate of Existence/Authorization of Rabanco Recycling, Inc. issued by the Washington Secretary of State and dated February 21, 2007;

X.	Restated Joint Venture Agreement of Regional Disposal Company dated June 2, 1993, as amended by that certain Amendment No. 1 to Restated Joint Venture Agreement of Regional Disposal Company effective as of December 1, 1993, by that certain Consent of Partners of Regional Disposal Company entered into December 30, 2002, and by that certain Consent of Partners and Amendment No. 2 to Restated Joint Venture Agreement of Regional Disposal Company;

Y.	Partnership Agreement for Rabanco Companies dated November 25, 1985, as amended by that certain First Amendment to Partnership Agreement dated November 25, 1985 and signed November 19, 1986, as amended by that certain Second Amendment to Partnership Agreement dated November 25, 1985 and signed July 15, 1988, as amended by that certain Third Amendment to Partnership Agreement dated November 25, 1985 and signed April 30, 1990, as amended by that certain Withdrawal Agreement and Fourth Amendment to Partnership Agreement of Rabanco Companies dated November 25, 1985 and made effective as of December 31, 1997.

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March 12, 2007

Z.	Minutes of the Board of Directors of the Corporate Guarantors dated February 21, 2007;

AA.	Minutes of the Partnership Governing Bodies of the Partnership and Limited Partnership Guarantors dated February 21, 2007;

BB.	The Certificate of Managing Partner of Regional Disposal Company, the Certificate of Managing Partner of Rabanco Companies, and the Secretary’s Certificate of Rabanco, Rabanco Recycling and WJR (collectively, the “Certificates”).

CC.	Such other documents, matters, statutes, ordinances, published rules and regulations, published judicial and governmental decisions interpreting or applying the same, and other official interpretations as we deem applicable in connection with this opinion.
     The documents described in clauses A through D above are referred to herein collectively as the “Documents”.
     Members of our firm are admitted to the bar in the State of Washington and we express no opinion as to the laws of any other jurisdiction.
     In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:
(a)	Each of the parties, other than the Washington Guarantors, to the Documents has duly and validly executed and delivered each such instrument, document and agreement to which such party is a signatory, and such party’s obligations are enforceable in accordance with their respective terms.

(b)	Each person, other than the Washington Guarantors, executing any of the Documents, whether individually or on behalf of an entity, is duly authorized to do so.

(c)	All signatures on all Documents are genuine.

(d)	All Documents submitted to us as originals are authentic; all Documents submitted to us as certified or photostatic copies conform to the original document, and all Documents and other public records reviewed are accurate and complete.

(e)	That Jo Lynn White is the corporate secretary of Rabanco, Rabanco Recycling and WJR.

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March 12, 2007

(f)	That Jo Lynn White is the partnership secretary of RDC and Rabanco Companies.

(g)	That the Minutes of the Partnership Governing Bodies of the Partnership and Limited Partnership Guarantors dated February 21, 2007 accurately reflect the resolutions duly adopted by the respective partners of RDC and Rabanco Companies, at a meeting duly called with notice delivered or waived as required by the partnership Guarantors’ respective partnership agreements.

(h)	That the Minutes of the Board of Directors of the Corporate Guarantors dated February 21, 2007 accurately reflect the resolutions duly adopted by the directors of each of Rabanco, Rabanco Recycling and WJR at a meeting duly called with notice delivered or waived in conformity with the Washington Business Corporations Act, and the Articles of Incorporation and the Bylaws of each of Rabanco, Rabanco Recycling and WJR.

(i)	That all articles, bylaws, partnership agreements and other relevant constituent documents, as amended, have been duly adopted and are fully effective.
Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:
(a)	Each of Rabanco, Rabanco Recycling and WJR is a corporation under the Washington Business Corporations Act. Based on certificates from public officials, we confirm that each of Rabanco, Rabanco Recycling and WJR is duly incorporated and validly existing under the laws of the State of Washington.

(b)	RDC is a general partnership governed under the Restated Joint Venture Agreement. Rabanco Companies is a general partnership governed under the Partnership Agreement for Rabanco Companies.

(c)	The execution, delivery and performance of the Guarantee of each of Rabanco, Rabanco Recycling and WJR has been duly authorized by all necessary corporate action of each respective Corporate Guarantor.

(d)	The execution, delivery and performance of the Guarantee of each of RDC and Rabanco Companies has been duly authorized by all necessary partnership action on behalf of each Partnership Guarantor.

(e)	Based solely on the Certificates, each Guarantee has been duly executed by an authorized officer of each of the Corporate Guarantors and each of the Partnership Guarantors, as the case may be.

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March 12, 2007

     The opinions expressed above are subject to the following qualifications:
     A. Although we express no opinion as to the effect of any fraudulent conveyance or transfer laws, we call to your attention that such laws may be implicated by certain aspects of the transaction contemplated by the Documents, including, without limitation, the guaranty by the Washington Guarantors of the obligations of Allied. Such guaranty could be rendered unenforceable by the application of fraudulent conveyance or transfer laws. The effect of any fraudulent conveyance or transfer laws depends upon the solvency and adequacy of capital of, and other factual matters relating to, the Washington Guarantors after giving effect to the transactions contemplated by the Documents. We have not undertaken any investigations or verification of, and we express no opinion as to, any such factual matters.
     The opinions expressed above are rendered as of the date hereof.
     This opinion is for your benefit in connection with the transactions contemplated by the Documents and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to Allied’s current report on Form 8-K and to the reference of our firm under the heading Legal Matters.
Very truly yours,
Williams, Kastner & Gibbs, PLLC